UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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7477

Notice and Proxy Statement

2023 Annual Meeting of Stockholders

NUVASIVE

NuVasive at a Glance

NuVasive, Inc. is a global medical technology company focused on developing, manufacturing, selling and providing procedural solutions for spine surgery, with a guiding purpose to transform surgery, advance care and change lives. We offer a comprehensive portfolio of procedurally integrated spine surgery solutions, including surgical access instruments, spinal implants, fixation systems, biologics, and enabling technologies, as well as systems and services for intraoperative neuromonitoring. In addition, we develop and sell magnetically adjustable implant systems for spine and specialized orthopedic procedures. Since our incorporation in 1997, we have grown from a small developer of specialty spinal implants into a leading medical technology company delivering procedurally integrated solutions for spine surgery. A key driver of our growth has been our focus on innovative products and technologies that drive reproducible outcomes for patients, surgeons and providers.

2022 Accomplishments and Achievements

Financial Results and Growth of our Core Business	We reported global net sales of $1.202 billion in 2022, an increase of 5.5% on a reported basis, compared to the prior year. Although we continued to experience challenges associated with the COVID-19 pandemic and global macroeconomic conditions, we remained focused on executing our growth strategy, both in the near and long term. Full-year 2022 net sales growth was driven by further adoption of the Pulse platform and new products within the C360 portfolio, as well as continued strong growth in our international business.

New Product Launches and Technology Development	We have continued to focus on bringing to market innovative and enabling technologies to drive increased adoption of less-invasive surgery and improve clinical, operational and financial outcomes. In 2022, we launched the P360 portfolio, a comprehensive solution for surgery from the prone position, including the NuVasive Tube System. Additionally, our goal is to use technology and data to make spine surgery more intelligent, and we made investments to expand the Pulse platform to include applications and technologies designed to improve pre-operative treatment selection and planning and post-operative workflow and analytics, as well as intra-operative surgical automation.

Advancing our ESG Initiatives	We recognize the growing interest of our investors, employees, patients, surgeons and hospital customers in corporate responsibility and sustainability, including environmental, social and governance (“ESG”) matters. In February 2022, we published our inaugural ESG Report, which shares our progress on key ESG topics and provides a platform to further strengthen and integrate sustainability into our core business practices. We also established an ESG Steering Committee to ensure guidance and support of NuVasive’s corporate responsibility and sustainability initiatives.

Enhanced Clinical Education and Training	We believe that our surgeon education and training program is a strategic differentiator for us, and our Clinical Professional Development team has developed comprehensive, in-person training labs and virtual content to demonstrate the benefits of our innovative products and procedures. In 2022, we announced the opening of our Singapore Experience Center for the Asia-Pacific region, supporting our growth strategy to globalize our business and providing surgeons with a dedicated demonstration site of our Pulse platform. Education and training of surgeons will continue to be a focus as we advance our less-invasive solutions integrated with enabling technology.

Proposed Transaction with Globus Medical

On February 8, 2023, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Globus Medical, Inc. (“Globus Medical”) and Zebra Merger Sub, Inc., a wholly-owned subsidiary of Globus Medical (“Merger Sub”). The Merger Agreement provides, among other things, that subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into NuVasive (the “Merger”), with NuVasive surviving the Merger as a wholly-owned subsidiary of Globus Medical. If the Merger is completed, the business of NuVasive will continue as the business of the combined company. On April 27, 2023, NuVasive and Globus Medical announced that the stockholders of each company had approved all proposals related to the Merger at each company’s respective special meeting of stockholders held on April 27, 2023. Completion of the Merger is subject to the satisfaction of the remaining customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended . As NuVasive and Globus Medical will continue to operate as separate companies until the closing of the Merger, we intend to hold our annual meeting of stockholders on June 9, 2023, unless the closing of the Merger occurs prior to such date. For additional information related to the Merger, please refer to the Definitive Merger Proxy Statement on Schedule 14A filed by NuVasive with the U.S. Securities and Exchange Commission (the “SEC”) on March 28, 2023, and other relevant materials in connection with the proposed transaction that we may file with the SEC.

Notice of 2023

Annual Meeting of Stockholders

2023 Annual Meeting of Stockholders

Date: June 9, 2023	Time: 9:00 a.m. MT	Place: Virtual	Record Date: April 25, 2023

Items of Business

Proposal 1	Election of Directors: To elect three “Class I” Directors to hold office until the 2026 Annual Meeting of Stockholders and until their successors are elected and qualified;

Proposal 2	Ratification of Independent Auditor: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

Proposal 3	Annual “Say-on-Pay” Vote: To hold a non-binding advisory vote on the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2022;

Proposal 4	“Say-on-Pay” Frequency: To hold a non-binding advisory vote on the frequency of the stockholders’ advisory vote on the compensation of the Company’s named executive officers; and

To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in-person. The accompanying proxy materials include instructions on how to participate in the meeting and how you may vote your shares.

Our Board of Directors recommends a vote “FOR” each of the Director nominees, “FOR” Proposals 2 and 3, and “One Year” for Proposal 4. Only stockholders of record at the close of business on April 25, 2023, the Record Date, will be entitled to notice of, and to vote at, the 2023 Annual Meeting. For ten days prior to the Annual Meeting, a complete list of the stockholders of record on April 25, 2023, will be available at our principal executive offices, located at 12101 Airport Way, Broomfield, CO 80021, for examination during ordinary business hours by any stockholder for any purpose relating to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting virtually via the internet, we encourage you to vote your shares. You can vote your shares via the internet, telephone or mail, and instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from such firm, bank or other nominee to vote your shares.

By order of the Board of Directors,

J. Christopher Barry, Chief Executive Officer

May 8, 2023

Solicitation of Proxies for Annual

Meeting of Stockholders

This proxy statement (this “Proxy Statement”) and the accompanying proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NuVasive, Inc. (the “Company” or “NuVasive”) for use at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”), and any adjournments or postponements thereof, for the purposes described in the Notice of 2023 Annual Meeting of Stockholders.

The Annual Meeting will be held virtually on June 9, 2023 at 9:00 a.m. Mountain time. You will be able to attend the Annual Meeting virtually via the internet and vote and submit questions by visiting www.proxydocs.com/NUVA. The Board of Directors has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board for use at the Annual Meeting, and has also made proxy materials available on the internet at www.proxydocs.com/NUVA. The Proxy Statement for the Annual Meeting was filed with the U.S. Securities and Exchange Commission on May 8, 2023, which is also the approximate date on which the Proxy Statement and the accompanying proxy were first sent to stockholders.

This Proxy Statement only relates to the Annual Meeting. As previously disclosed, on February 8, 2023, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Globus Medical, Inc. (“Globus Medical”) and Zebra Merger Sub, Inc., a wholly-owned subsidiary of Globus Medical (“Merger Sub”). The Merger Agreement provides, among other things, that subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into NuVasive (the “Merger”), with NuVasive surviving the Merger as a wholly-owned subsidiary of Globus Medical. If the Merger is completed, the business of NuVasive will continue as the business of the combined company. On April 27, 2023, NuVasive and Globus Medical announced that the stockholders of each company had approved all proposals related to the Merger at each company’s respective special meeting of stockholders held on April 27, 2023. Completion of the Merger is subject to the satisfaction of the remaining customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. As NuVasive and Globus Medical will continue to operate as separate companies until the closing of the Merger, we intend to hold our annual meeting of stockholders on June 9, 2023, unless the closing of the Merger occurs prior to such date. For additional information related to the Merger, please refer to the Definitive Merger Proxy Statement on Schedule 14A filed by NuVasive with the U.S. Securities and Exchange Commission (the “SEC”) on March 28, 2023, and other relevant materials in connection with the proposed transaction that we may file with the SEC.

Your Vote is Important

All stockholders of record at the close of business on April 25, 2023 are invited to attend and vote their shares at the NuVasive, Inc. 2023 Annual Meeting of Stockholders to be held virtually on June 9, 2023.

Whether or not you plan to attend the Annual Meeting virtually via the internet, we encourage you to read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible to vote your shares.

Vote by internet, telephone, mail, or at the annual meeting.

For specific instructions on how to vote your shares, please refer “How do I Vote my Shares?” in this Proxy Statement and your enclosed proxy card. This will ensure the presence of a quorum at the Annual Meeting. If you attend the Annual Meeting virtually, you may vote via the internet during the meeting if you wish to do so, even if you have previously submitted your proxy or voting instructions.

2023 Annual Meeting of Stockholders	NuVasive, Inc. Proxy Statement

Proxy Statement Summary

The following summary information is provided to assist you in reviewing the Proxy Statement for the Annual Meeting. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

2023 Annual Meeting Highlights

Date: June 9, 2023	Time: 9:00 a.m. MT	Place: Virtual	Record Date: April 25, 2023

Proposals and Voting Recommendations

Proposal 1

Election of Directors: To elect three “Class I” Directors to hold office until the 2026 Annual Meeting of Stockholders and until their successors are elected and qualified (see page 1)

The Board recommends a vote “FOR” each Director Nominee

Proposal 2

Ratification of Independent Auditor: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (see page 32)

The Board recommends a vote “FOR” Proposal 2

Proposal 3

Annual “Say-on-Pay” Vote: To hold a non-binding advisory vote on the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2022 (see page 35)

The Board recommends a vote “FOR” Proposal 3

Proposal 4

“Say-on-Pay” Frequency: To hold a non-binding advisory vote on the frequency of the stockholders’ advisory vote on the compensation of the Company’s named executive officers (see page 73)

The Board recommends a vote for “One Year”

Director Nominee Background/Skills

Director Name	Member Since	Director Background/Skills						Current Committee Service
		Healthcare	Public Co. Leadership	Finance	Global	Law	Government

J. Christopher Barry	Nov 2018	✓	✓		✓			—

Leslie V. Norwalk, Esq. (Independent)	May 2014	✓				✓	✓	Audit: Member Nominating: Chair

Amy Belt Raimundo (Independent)	Aug 2021	✓	✓	✓	✓			Compensation: Member

At the Annual Meeting, we are asking our stockholders to elect three individuals nominated for re-election to our Board as “Class I” Directors. Our Board currently consists of nine Directors and is divided into three classes. Our current Class I Directors are J. Christopher Barry, Leslie V. Norwalk, Esq., and Amy Belt Raimundo, and each of their terms as a Director will expire at the Annual Meeting. Our Board nominated Mr. Barry and Mses. Norwalk and Raimundo for re-election as Class I Directors at the Annual Meeting.

2023 Annual Meeting of Stockholders	i	NuVasive, Inc. Proxy Statement

PROXY STATEMENT SUMMARY (CONT.)

Compensation and Governance Highlights

Our executive compensation program emphasizes pay-for-performance and is designed to motivate our executives to achieve overall Company goals, specific business goals and individual performance goals. During 2022, net sales growth was driven by further adoption of the Pulse platform and new products within the C360 portfolio, as well as continued strong growth in our international business. Overall, we reported global net sales of $1.202 billion in 2022, an increase of 5.5% on a reported basis. However, we continued to experience challenges associated with the COVID-19 pandemic and global macroeconomic conditions, including inflationary pressures, disruptions to the global supply chain, higher freight and labor costs, and weakness in economic conditions generally. Additionally, our operating results for 2022 were negatively impacted due to significant and unanticipated fluctuations in foreign currency exchange rates compared to the prior year. As a result, we did not achieve certain financial targets established for our 2022 annual bonus plan, and the 2022 annual bonus plan was funded below target.

96% of NuVasive stockholders voted in favor of our “say-on-pay” proposal at the 2022 Annual Meeting

Compensation Practices and Policies (see page 51)

✓ Clawback policy for incentive compensation,
if material restatement

✓ Stock Ownership Guidelines for Directors
and senior management

✓ Independent compensation consultant
engaged by Compensation Committee

✓ Compensation risk assessment conducted annually ✓ Hedging transactions prohibited under the Company’s Insider Trading Policy

Corporate Governance Practices and Policies (see page 18)

Our Directors exhibit an effective mix of skills, experience, diversity and perspectives which include:

Healthcare	Public Co. Leadership	Finance	Innovation	Global	Law	Government	Hospital

Composition of our Board:

89%	5.6 years	59 years	33%	11%

of Board members are independent	average Director tenure	average Director age	of Board members are female	of Board members are underrepresented minorities

✓ Our Board structure provides for a Lead Independent Director ✓ Our independent Directors meet frequently in executive session ✓ Our Board and Committees engage in annual self-evaluations

✓ Our Chief Executive Officer does not serve as
our Board Chair

✓ Our Board service is limited by our retirement age
policy (Directors may not stand for election after age 72)

✓ We have majority voting for uncontested
Director elections

2023 Annual Meeting of Stockholders	ii	NuVasive, Inc. Proxy Statement

Proposal 1

Election of Directors

At the Annual Meeting, we are asking our stockholders to elect three individuals nominated for re-election to our Board. Our Board is divided into three classes, and our “Class I” Directors are subject to election at the Annual Meeting for a three-year term. Our current Class I Directors are J. Christopher Barry, Leslie V. Norwalk, Esq., and Amy Belt Raimundo, and each has been nominated for re-election to the Board, as discussed further below.

Our Board recommends you vote “FOR” each of J. Christopher Barry, Leslie V. Norwalk, Esq., and Amy Belt Raimundo to serve as a Class I Director.

Our Board, upon the recommendation of our Nominating, Corporate Governance and Compliance Committee (the “Nominating Committee”), nominated each of Mr. Barry and Mses. Norwalk and Raimundo for re-election as Class I Directors at the Annual Meeting. Information regarding Mr. Barry and Mses. Norwalk and Raimundo, including the qualifications, attributes and skills that led our Board to nominate each as a Director, can be found below under “Board Members and Nominees for Election.”

Mr. Barry and Mses. Norwalk and Raimundo have each indicated that they are willing and able to serve as Directors. If any of the Board’s nominees for Director declines to serve or becomes unavailable for any reason, or in the event of a Board vacancy, the Nominating Committee may seek out other potential Director candidates, and one or more of such candidates may be elected as a Director in accordance with the Company’s organizational documents. If Mr. Barry and Mses. Norwalk and Raimundo are elected at the Annual Meeting, each will serve as a Class I Director for a three-year term until the 2026 Annual Meeting of Stockholders, or his or her earlier resignation, death, or removal, and in each case until their respective successors are duly elected and qualified.

As each of the nominees for Director is an incumbent Director, if a nominee fails to receive “FOR” votes representing a majority of votes cast, the Director shall promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating Committee of the Board would then be charged with making a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Nominating Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision. If the Board determines not to accept the resignation of the incumbent Director, the incumbent Director will continue to serve until his or her successor is duly elected, or his or her earlier resignation, death, or removal.

As previously disclosed, on February 8, 2023, we entered into the Merger Agreement with Globus Medical. If the Merger with Globus Medical is consummated, NuVasive will become a wholly-owned subsidiary of Globus Medical and will no longer operate as a standalone publicly-traded company. Accordingly, the term of service of our Board members will cease upon the closing of the Merger. Pursuant to the Merger Agreement, Globus Medical has agreed to increase the size of the Globus Medical Board of Directors from eight to eleven directors and to appoint three additional directors proposed by the NuVasive Board. As a result, if the Merger is consummated, the composition of the Board of Directors of the combined company will be determined pursuant to the terms of the Merger Agreement rather than the composition presented in this Proxy Statement. As of the date of this Proxy Statement, the members of the NuVasive Board who will serve on the Globus Medical Board following the closing of the Merger have not yet been identified.

Vote Required and Board Recommendation

Directors are elected by a majority of the votes cast at the Annual Meeting. A majority of votes cast means that the number of shares voted “FOR” a nominee exceeds the number of votes cast “AGAINST” that nominee. Votes to “ABSTAIN” and broker non-votes are not counted as votes cast with respect to that Director and will have no direct effect on the outcome of the election of Directors.

The Board of Directors recommends that stockholders vote “FOR” the election of each of J. Christopher Barry, Leslie V. Norwalk, Esq., and Amy Belt Raimundo as a “Class I” Director.

2023 Annual Meeting of Stockholders	1	NuVasive, Inc. Proxy Statement

Board Members and

Nominees for Election

In this section of the Proxy Statement, we discuss the composition of our Board of Directors, the Directors standing for election at the Annual Meeting, and Directors not standing for election at the Annual Meeting and continuing in office.

Board of Directors Overview

As we continue to focus on developing innovative and enabling technologies to drive increased adoption of less-invasive surgery and help improve clinical, operational and financial outcomes, we rely on our talented and experienced Board to provide leadership, guidance and oversight. Our Board is comprised of individuals with a strong background in executive leadership and management, accounting and finance, and Company and industry knowledge. We believe that the diversity of our Directors’ backgrounds and experiences results in different perspectives, ideas, and viewpoints, which make our Board more effective in carrying out its duties. We believe that our Directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

Our Directors exhibit an effective mix of skills, experience, diversity and perspectives.

89%	5.6 years	59 years	33%	11%

of Board members are independent	average Director tenure	average Director age	of Board members are female	of Board members are underrepresented minorities

Healthcare Nine have significant healthcare industry experience	Public Company Leadership Seven have leadership experience as public company executives

Finance Three have accounting and finance experience as prior chief financial officers	Innovation Four have significant product development and innovation experience

Global Seven have significant international business experience	Law One is a lawyer with compliance and risk management experience

Government One has prior government leadership experience (Centers for Medicare & Medicaid Services)	Hospital One has prior hospital system leadership experience (Memorial Hermann)

2023 Annual Meeting of Stockholders	2	NuVasive, Inc. Proxy Statement

BOARD MEMBERS AND NOMINEES FOR ELECTION (CONT.)

Our Board of Directors

The table below lists the name, age and certain other information of each member of the Board, as of April 25, 2023, the Record Date for our Annual Meeting. We have also included below a summary of the business experience of each of our Directors and their educational background, including a discussion of the qualifications, attributes and skills that led our Board to the conclusion that each of our Directors should serve as a Director of NuVasive. There are no family relationships among any of the Company’s Directors or executive officers.

Board Member	Age	Director Class	Term Expires(1)	Committee Membership(2)
				Audit	Compensation	Nominating

J. Christopher Barry	51	I	2023	—	—	—

Vickie L. Capps+	61	II	2024	Chair	—

John A. DeFord, Ph.D.+	61	II	2024	—	—

Robert F. Friel+	67	III	2025	—		—

R. Scott Huennekens+	59	II	2024		—	—

Siddhartha C. Kadia, Ph.D.+	53	II	2024	—	—

Leslie V. Norwalk, Esq.+	57	I	2023		—	Chair

Amy Belt Raimundo+	49	I	2023	—		—

Daniel J. Wolterman+ †	66	III	2025	—	Chair	—

+	Denotes an independent Director.

†	Mr. Wolterman currently serves as Board Chair.

(1)	Term expires at Annual Meeting of Stockholders in year indicated.

(2)	Reflects membership as of the Record Date on each of the Board’s three standing committees: Audit Committee, Compensation Committee and Nominating, Corporate Governance and Compliance Committee.

As previously disclosed, on February 8, 2023, we entered into the Merger Agreement with Globus Medical. If the Merger with Globus Medical is consummated, NuVasive will become a wholly-owned subsidiary of Globus Medical and will no longer operate as a standalone publicly-traded company. Accordingly, the term of service of our Board members will cease upon the closing of the Merger. Pursuant to the Merger Agreement, Globus Medical has agreed to increase the size of the Globus Medical Board of Directors from eight to eleven directors and to appoint three additional directors proposed by the NuVasive Board. As a result, if the Merger is consummated, the composition of the Board of Directors of the combined company will be determined pursuant to the terms of the Merger Agreement rather than the composition presented in this Proxy Statement. As of the date of this Proxy Statement, the members of the NuVasive Board who will serve on the Globus Medical Board following the closing of the Merger have not yet been identified.

2023 Annual Meeting of Stockholders	3	NuVasive, Inc. Proxy Statement

BOARD MEMBERS AND NOMINEES FOR ELECTION (CONT.)

Directors Standing for Election at the Annual Meeting

Set forth below is information as of April 25, 2023, regarding the three Director nominees for election as Class I Directors at the Annual Meeting: J. Christopher Barry, Leslie V. Norwalk, Esq., and Amy Belt Raimundo.

Board member since February 2018 Chief Executive Officer

J. Christopher Barry

Mr. Barry has served as our Chief Executive Officer and a Director since November 2018.

Prior to joining NuVasive, Mr. Barry served as Senior Vice President and President of Surgical Innovations for Medtronic plc, a global medical technology company, from January 2015 to October 2018. Mr. Barry joined Medtronic following its January 2015 acquisition of Covidien plc, a global healthcare technology and medical supplies provider. Mr. Barry previously spent 15 years with Covidien in various sales and leadership roles, most recently as President, Advanced Surgical Technologies, from October 2013 to January 2015.

Mr. Barry’s executive experience in the medical technology industry, including his experience as a strategic operator who has led teams globally, managed complex research and development programs and driven commercial initiatives, provides operational and strategic knowledge in the medical technology industry and valuable leadership experience to our Board.

	Healthcare	Public Co. Leadership	Global

Business Experience

•  NuVasive, Inc., CEO

•  Medtronic plc, Senior Vice President and President of Surgical Innovations

•  Covidien plc, President, Advanced Surgical Technologies

Current Public Company Boards

•  N/A

Educational/Professional Background

•  Bachelor’s Degree in environmental science from Texas Tech University

2023 Annual Meeting of Stockholders	4	NuVasive, Inc. Proxy Statement

BOARD MEMBERS AND NOMINEES FOR ELECTION (CONT.)

Board member since May 2014 Chair of Nominating Committee Member of Audit Committee

Leslie V. Norwalk, Esq.

Ms. Norwalk is currently Strategic Counsel to Epstein Becker & Green, P.C., EBG Advisors and National Health Advisors. She also serves as a healthcare, regulatory and policy advisor to several private equity firms.

Ms. Norwalk previously served the Bush Administration as the Acting Administrator for the Centers for Medicare & Medicaid Services (CMS). She managed the day-to-day operations of Medicare, Medicaid, State Child Health Insurance Programs, Survey and Certification of health care facilities and other federal health care initiatives. For four years prior to that, she was the agency’s Deputy Administrator, responsible for the implementation of the hundreds of changes made under the Medicare Modernization Act, including the Medicare Prescription Drug Benefit. Prior to serving the Bush Administration, she practiced law in the Washington, D.C. office of Epstein Becker & Green, P.C. where she advised clients on a variety of health policy matters. She also served in the first Bush administration in the White House Office of Presidential Personnel, and the Office of the U.S. Trade Representative. Ms. Norwalk currently sits on the boards of directors of several private companies, and she is a member of APCO Worldwide’s International Advisory Council.

Ms. Norwalk’s deep knowledge of, and experience with, the healthcare industry and government regulations provides valuable guidance and insight to our Board. Additionally, with her legal background, she brings important compliance and risk management experience to the Board.

	Healthcare	Law	Government

Business Experience

•   Epstein Becker & Green, P.C., EBG Advisors and National Health Advisors, Special Counsel

•   Centers for Medicare and Medicaid Services, Acting Administrator

Current Public Company Boards

•   Arvinas, Inc. (Member of Audit Committee)

•   ModivCare Inc. (Chair of Nominating and Governance Committee, Member of Audit Committee)

•   Neurocrine Biosciences, Inc. (Chair of Nominating / Corporate Governance Committee)

Educational/Professional Background

•   Bachelor’s Degree, cum laude, in economics and international relations from Wellesley College

•   Juris Doctor Degree from the George Mason University School of Law

Additional Information

•   Previously served on Board of Directors of Centene Corporation (2022), Press Ganey Associates, Inc. (2012-2016), Volcano Corporation (2011-2015), Endologix, Inc. (2015-2020), and Magellan Health, Inc. (2019-2022)

2023 Annual Meeting of Stockholders	5	NuVasive, Inc. Proxy Statement

BOARD MEMBERS AND NOMINEES FOR ELECTION (CONT.)

Board member since August 2021 Member of Compensation Committee

Amy Belt Raimundo

Ms. Raimundo is currently a Managing Director of Kaiser Permanente Ventures, a venture capital arm of Kaiser Permanente that focuses on investments in health information technology, digital health, healthcare services, medical devices and diagnostics and precision medicine.

Prior to joining Kaiser Permanente Ventures, Ms. Raimundo was the Chief Business Officer of Evidation Health, a health analytics data company, from March 2015 through October 2016. Prior to joining Evidation Health, Ms. Raimundo served as Vice President of Covidien Ventures from September 2010 through February 2015, and as Vice President of Advanced Technology Ventures from November 2006 through September 2010. She also previously held operating roles at Guidant Corporation and served as a management consultant for APM/CSC Healthcare where she optimized clinical workflow and guidelines for major hospital systems. Ms. Raimundo is a Kauffman Venture Fellow as well as founder and President of Medtech Women, a nonprofit organization dedicated to highlighting women leaders in the medical technology industry.

Ms. Raimundo brings to our Board extensive knowledge of health information technology, digital health, and diagnostics and precision medicine, having experience investing into and commercializing novel healthcare technology for more than 20 years.

	Healthcare	Public Co. Leadership	Finance	Global

Business Experience

•  Kaiser Permanente Ventures, Managing Director

•  Evidation Health, Chief Business Officer

•  Covidien Ventures, Vice President

•  Advanced Technology Ventures, Vice President

Current Public Company Boards

•  N/A

Educational/Professional Background

•  Bachelor’s Degree in economics from Yale University

•  Master of Business Administration Degree from University of California at Berkeley

2023 Annual Meeting of Stockholders	6	NuVasive, Inc. Proxy Statement

BOARD MEMBERS AND NOMINEES FOR ELECTION (CONT.)

Directors Continuing in Office

Set forth below is information as of April 25, 2023, regarding the six Directors continuing in office and who are not up for election at the Annual Meeting: Vickie L. Capps, John A. DeFord, Ph.D., Robert F. Friel, R. Scott Huennekens, Siddhartha C. Kadia, Ph.D., and Daniel J. Wolterman.

Board member since June 2015 Chair of Audit Committee Member of Nominating Committee

Vickie L. Capps

Ms. Capps previously served as chief financial officer of several public and private companies. From 2002 to 2013, Ms. Capps served as the Executive Vice President, Chief Financial Officer and Treasurer at DJO Global, Inc. a leading global provider of medical device solutions for musculoskeletal health, vascular health and pain management, where she was recognized as CFO of the Year by the San Diego Business Journal in 2009 and 2010. Earlier in her career, she served as a senior audit and accounting professional at Ernst & Young LLP.

Ms. Capps’ executive leadership at global companies in the healthcare industry, including her financial expertise as a chief financial officer, provide valuable financial and accounting experience to our Board.

	Healthcare	Public Co. Leadership	Finance	Global

Business Experience

•  Consonance Capital Partners, Senior Advisory Board Member

•  DJO Global, Inc., Chief Financial Officer

•  Ernst & Young LLP

Current Public Company Boards

•   Amedisys, Inc. (Chair of Audit Committee, Member of Compensation Committee)

•   Janux Therapeutics, Inc. (Chair of Audit Committee)

Educational/Professional Background

•   Bachelor’s Degree in business administration/accounting from San Diego State University

•   California Certified Public Accountant

Additional Information

•   Board of Directors, San Diego State University Research Foundation

•   Previously served on Board of Directors of Otonomy, Inc. (2014-2023), Silverback Therapeutics, Inc. (2020-2022), Synthorx, Inc. (2018-2020) and Connecture, Inc. (2014-2018)

2023 Annual Meeting of Stockholders	7	NuVasive, Inc. Proxy Statement

BOARD MEMBERS AND NOMINEES FOR ELECTION (CONT.)

Board member since February 2018 Member of Nominating Committee

John A. DeFord, Ph.D.

Dr. DeFord is currently Chairman, CEO and President of Samothrace Medical Innovations, Inc.

Dr. DeFord previously served as the Executive Vice President and Chief Technology Officer for Becton, Dickinson and Company (BD), a global medical technology company, from June 2018 until his retirement in May 2021. Dr. DeFord served as Senior Vice President, Research and Development, Interventional Segment for BD from December 2017 to June 2018 following its acquisition of C.R. Bard, Inc., where he had served as Senior Vice President, Science, Technology and Clinical Affairs since June 2007. Dr. DeFord joined Bard in 2004, and served in science and technology roles of increasing responsibility since that time. Prior to joining Bard, Dr. DeFord was Managing Director of Early Stage Partners LP, a venture capital fund. Prior to joining Early Stage Partners, Dr. DeFord was President and CEO of Cook Incorporated, a privately held medical device manufacturer.

Dr. DeFord brings to our Board valuable strategy, technology development and clinical affairs leadership experience within the medical device industry, having served as an executive at large global healthcare companies.

	Healthcare	Public Co. Leadership	Innovation	Global

Business Experience

•   Samothrace Medical Innovations, Inc., Chairman, CEO and President

•   Becton, Dickinson and Company, Executive Vice President and Chief Technology Officer (prior roles include Senior Vice President, Research and Development)

•   C.R. Bard, Inc., Senior Vice President, Science, Technology and Clinical Affairs

Current Public Company Boards

•   Nordson Corporation (Member of Audit Committee)

Educational/Professional Background

•   Bachelor’s Degree and Master’s Degree in electrical engineering from Purdue University

•   Ph.D. in electrical/biomedical engineering from Purdue University

Additional Information

•   Co-chair of the Becton, Dickinson and Company (BD) Scientific Advisory Board

•   Published in numerous scientific journals and holds numerous patents and multiple industry honors

2023 Annual Meeting of Stockholders	8	NuVasive, Inc. Proxy Statement

BOARD MEMBERS AND NOMINEES FOR ELECTION (CONT.)

Board member since February 2016 Member of Compensation Committee

Robert F. Friel

Mr. Friel most recently served as the Chairman and Chief Executive Officer of PerkinElmer, Inc., a global leader focused on improving the health and safety of people and the environment, until his retirement in December 2019.

Mr. Friel served as PerkinElmer’s Chief Executive Officer from February 2008 until December 2019 and Chairman from April 2009 until December 2019. From August 2007 to January 2019, Mr. Friel also served as PerkinElmer’s President. Since joining PerkinElmer in February 1999 as Chief Financial Officer, Mr. Friel also held the roles of Chief Operating Officer and Vice Chairman and President of PerkinElmer’s Life and Analytical Sciences unit. Prior to joining PerkinElmer, he held several senior management positions with AlliedSignal, Inc., now Honeywell International.

Mr. Friel’s executive experience with a global human and environmental health company, including experience as a chief financial officer, provide valuable leadership and financial experience to our Board.

	Healthcare	Public Co. Leadership	Finance	Global

Business Experience

•   PerkinElmer, Inc., Chairman and CEO (prior roles include President and CFO)

•   AlliedSignal, Inc., Vice President, Treasurer

Current Public Company Boards

•   West Pharmaceutical Services, Inc. (Member of Nominating and Corporate Governance Committee, Member of Innovation and Technology Committee, Member of Finance Committee)

•  Xylem, Inc. (Chairman of the Board, Member of Nominating and Governance Committee)

Educational/Professional Background

•   Bachelor’s Degree in economics from Lafayette College

•   Master’s Degree in taxation from Fairleigh Dickinson University

Additional Information

•   Previously served on Board of Directors of PerkinElmer, Inc. (2006-2019) and CareFusion Corporation (2009-2015)

2023 Annual Meeting of Stockholders	9	NuVasive, Inc. Proxy Statement

BOARD MEMBERS AND NOMINEES FOR ELECTION (CONT.)

Board member since October 2018 Member of Audit Committee

R. Scott Huennekens

Mr. Huennekens most recently served as the interim President and CEO of Hyperfine, Inc., a medical technology company focused on creating access to life-saving diagnostics and actionable data at the point of care, from June 2022 to October 2022.

From August 2015 to December 2018, Mr. Huennekens served as the President, Chief Executive Officer and Chairman of the Board of Verb Surgical, a start-up company formed by Google and Johnson & Johnson to develop an advanced digital surgery platform. Prior to joining Verb Surgical, Mr. Huennekens was the President, Chief Executive Officer and a member of the Board of Directors of Volcano Corporation, a medical technology company focused on diagnostic and therapeutic solutions for coronary and peripheral artery disease, from 2002 until Volcano was acquired by Royal Philips in February 2015. Prior to joining Volcano, Mr. Huennekens served as the President and Chief Executive Officer of Digirad Corporation, a diagnostic imaging solutions provider, and previously served as its Chief Financial Officer.

Mr. Huennekens brings to our Board medical device leadership experience and strategic insight, as well as significant knowledge and experience in robotics, data analytics and advanced surgical technologies. Additionally, his experience as a former chief financial officer brings valuable financial expertise to our Board.

	Healthcare	Public Co. Leadership	Innovation	Finance

Business Experience

•   Hyperfine, Inc., Interim President and CEO

•   Verb Surgical, President, CEO and Chairman

•   Volcano Corporation, President and CEO

Current Public Company Boards

•   Acutus Medical, Inc. (Chairman of the Board)

•   Envista Holdings Corporation (Chairman of the Board, Member of Audit Committee)

•   Hyperfine, Inc. (Executive Chairperson of the Board)

Educational/Professional Background

•   Bachelor’s Degree in business administration from the University of Southern California

•   Master of Business Administration Degree from Harvard Graduate School of Business

Additional Information

•   Previously served on Board of Directors of ViewRay, Inc. (2018-2021), Reva Medical Corp. (2015-2018), Endochoice Holdings, Inc. (2013-2016) and Volcano Corporation (2006-2015)

•   Member of the Board of Directors and past Chairman of the Medical Device Manufacturers Association

2023 Annual Meeting of Stockholders	10	NuVasive, Inc. Proxy Statement

BOARD MEMBERS AND NOMINEES FOR ELECTION (CONT.)

Board member since February 2021 Member of Compensation Committee

Siddhartha C. Kadia, Ph.D.

Dr. Kadia is currently the Chief Executive Officer of PhenomeX Inc., a medical technology company empowering scientists to leverage the full potential of each cell and driving the next era of functional cell biology that will advance human health.

Prior to joining PhenomeX, Dr. Kadia served as President and CEO of EAG Laboratories, a global scientific services company providing analytical testing and consulting solutions, from 2014 through 2018. Prior to joining EAG Laboratories, Dr. Kadia spent nine years with Life Technologies Corporation and its predecessor Invitrogen Corporation. Dr. Kadia held a number of management positions, including President of the Life Sciences Division, Chief Marketing Officer, President of Life Technologies Greater China and President of Life Technologies Japan Ltd. Prior to joining Life Technologies, Dr. Kadia was a management consultant at McKinsey & Company in the Healthcare Practice, assisting global medical device companies, local and state governments and healthcare providers.

Dr. Kadia brings to our Board medical technology leadership experience, including international leadership experience, as well as significant knowledge and experience commercializing disruptive medical technology.

	Healthcare	Public Co. Leadership	Innovation	Global

Business Experience

•   PhenomeX Inc., CEO

•   EAG Laboratories, President and CEO

•   Life Technologies, President, Life Sciences Division

•   McKinsey & Company, Management Consultant

Current Public Company Boards

•   ALS Limited (Member of Sustainability and Innovation Committee, Member of the People Committee, Member of the Nomination Committee)

•   PhenomeX Inc.

Educational/Professional Background

•   Bachelor’s Degree in electronics and telecommunications from Gujarat University (India)

•   Master’s Degree in biomedical engineering from Rutgers University

•   Ph.D. in biomedical engineering from Johns Hopkins University

Additional Information

•   Previously served on Board of Directors of IsoPlexis Corporation (2021-2022), Horizon Discovery Group plc (2020), Newport Corporation (2014-2016), and Volcano Corporation (2013-2015)

2023 Annual Meeting of Stockholders	11	NuVasive, Inc. Proxy Statement

BOARD MEMBERS AND NOMINEES FOR ELECTION (CONT.)

Board member since July 2015 Chairman of the Board Chair of Compensation Committee

Daniel J. Wolterman

Mr. Wolterman is currently Chief Executive Officer of Wolterman Consulting LLC, a provider of strategic and operational consulting services to healthcare providers and other entities.

From January 2018 to May 2019, Mr. Wolterman served as Chief Executive Officer of ColubrisMX, Inc. and X-Cath, Inc., both privately held medical device companies. Mr. Wolterman previously served as President and Chief Executive Officer of Memorial Hermann Health System, the largest not-for-profit health system in Southeast Texas, from 2002 until his retirement from Memorial Hermann in May 2016. He has more than 40 years of experience in the healthcare industry and a long history of community involvement.

Mr. Wolterman’s extensive knowledge of the healthcare industry and his leadership of a large health system provide valuable perspective and guidance to our Board. Additionally, as a leader of and consultant for medical device companies, he brings product and technology experience to the Board.

	Healthcare	Innovation	Hospital

Business Experience

•   Wolterman Consulting, LLC, CEO

•   ColubrisMX, Inc., CEO

•   X-Cath, Inc., CEO

•   Memorial Hermann Health System, President and CEO

Current Public Company Boards

•   Hyperfine, Inc. (Member of Audit Committee, Chair of Nominating and Corporate Governance Committee)

Educational/Professional Background

•   Bachelor’s Degree in business administration and a Master of Business Administration Degree in finance from the University of Cincinnati

•   Master’s Degree in healthcare administration from Xavier University

Additional Information

•   Previously served on Board of Directors of Invuity, Inc. (2017-2018) and Volcano Corporation (2013-2015)

2023 Annual Meeting of Stockholders	12	NuVasive, Inc. Proxy Statement

Director Identification,

Selection and Evaluation

In this section of the Proxy Statement, we discuss how Director nominees are identified and considered for election to our Board, as well as our process for evaluating Board effectiveness.

Identification and Evaluation of Director Nominees

One of the Nominating Committee’s key responsibilities is the identification and evaluation of Director nominees. The Nominating Committee believes that the Company is well served by its current Directors, but also believes that Board refreshment is important as our business grows and evolves over time, and that fresh viewpoints and perspectives are regularly considered. Since 2018, the Nominating Committee has helped identify and recruit five new Directors to join our Board.

Our Board has demonstrated a commitment to Board refreshment, and since 2018, five new Directors have joined our Board. The average Board tenure is 5.6 years.

In the ordinary course, absent special circumstances, the Nominating Committee will generally re-nominate incumbent Directors who continue to be qualified for Board service and are willing to continue as Directors. From time to time, the Nominating Committee may also consider and evaluate potential new Director candidates who meet the criteria for selection as a Board nominee and have specific qualities or skills identified by the Board, and one or more of such candidates may be appointed as Directors as appropriate and in accordance with the Company’s organizational documents.

Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references. In addition, candidates will be interviewed by members of the Nominating Committee. Candidates meriting serious consideration will also meet other members of the Board. Based on this input, the Nominating Committee will evaluate whether a prospective candidate is qualified to serve as a Director and whether the Nominating Committee should recommend to the Board whether such candidate should be appointed to fill a vacancy on the Board, or presented for approval of the stockholders, as appropriate.

2023 Annual Meeting of Stockholders	13	NuVasive, Inc. Proxy Statement

DIRECTOR IDENTIFICATION, SELECTION AND EVALUATION (CONT.)

Board Membership Criteria

In identifying and evaluating Director candidates for appointment or re-election to the Board, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board, seeks to ensure that at least a majority of the Directors are independent under the rules of the Nasdaq Stock Market (“Nasdaq”), and that members of the Audit Committee meet the financial literacy and sophistication requirements under Nasdaq and SEC rules (including that at least one member qualifies as an “audit committee financial expert” under the rules of the SEC). Nominees for Director are selected based on their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. Additionally, the Nominating Committee will consider diversity in personal and professional backgrounds and seeks diverse individuals, such as women and individuals from underrepresented minority groups, to include in the pool of candidates for Board nomination; however, there is no formal policy with respect to diversity considerations in identifying Director nominees. In assessing Director candidates, the Nominating Committee will also consider the retirement age policy under our Corporate Governance Guidelines. The Company’s retirement age policy provides that a Director may not stand for re-election after age 72, but need not resign until the end of his or her term.

Our Board, upon the recommendation of the Nominating Committee, nominated each of Mr. Barry, Ms. Norwalk and Ms. Raimundo for re-election as Class I Directors at the Annual Meeting. The Nominating Committee and the Board believe that each of Mr. Barry, Ms. Norwalk, and Ms. Raimundo brings a strong and unique set of qualifications, attributes and skills and provides the Board as a whole with a balance of experience, leadership and competencies in areas of importance to our Company. In the section of this Proxy Statement captioned “Board Members and Nominees for Election”, we provide an overview of each Director nominee’s principal occupation, business experience and other directorships, together with other key attributes that we believe provide value to the Board, the Company and its stockholders.

Director Diversity

NuVasive is committed to director diversity and we believe it is important to have a balanced and diverse Board with members who bring a range of expertise, perspectives, experiences, and personal characteristics, including with regard to age, race, gender and ethnicity. In recent years, our Nominating Committee has made diversity a focus in its nominations process and, as a result, the diversity of our Board has increased.

Under Nasdaq Rule 5605(f) (Diverse Board Representation), Nasdaq-listed companies are required, subject to certain exceptions and transition periods, to: (1) have at least one director who self-identifies as a female, and (2) to have at least one director who self-identifies as Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, two or more races or ethnicities, or as LGBTQ+, or (3) to explain why the reporting company does not have at least two directors on its board who self-identify in the categories listed above. In addition, Rule 5606 (Board Diversity Disclosure) requires each Nasdaq-listed company, subject to certain exceptions, to provide statistical information about such company’s Board of Directors, in a uniform format, related to each director’s self-identified gender, race, and self-identification as LGBTQ+. As of the Record Date, the Company is in compliance with the diversity requirements under Nasdaq Rule 5605(f).

2023 Annual Meeting of Stockholders	14	NuVasive, Inc. Proxy Statement

DIRECTOR IDENTIFICATION, SELECTION AND EVALUATION (CONT.)

Pursuant to Nasdaq Rule 5605(f), the matrix below reports the diversity statistics of our Board based on the self-identified characteristics of our Directors:

Board Diversity Matrix (as of May 8, 2023)

Total number of Directors: 9

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	3	5	-	1

Part II: Demographic Background

– African American or Black	-	-	-	-

– Alaskan Native or Native American	-	-	-	-

– Asian	-	1	-	-

– Hispanic or Latinx	-	-	-	-

– Native Hawaiian or Pacific Islander	-	-	-	-

– White	3	4	-	-

– Two or More Races or Ethnicities	-	-	-	-

– LGBTQ+	-	-	-	-

– Did Not Disclose Demographic Background	-	-	-	1

Director Independence

Under our Corporate Governance Guidelines and Nasdaq rules, our Board is required to be comprised of a majority of independent Directors. The Nominating Committee evaluates our Directors’ compliance with Nasdaq rules regarding independence, as well as other factors, in making a recommendation to the Board as to whether Directors can be considered independent. Under applicable SEC and Nasdaq rules, the existence of certain “related party” transactions between a Director and the Company with dollar amounts above certain thresholds are required to be disclosed and preclude a finding by the Board that the Director is independent. In addition to transactions required to be disclosed under SEC and Nasdaq rules, the Board considered certain other relationships in making its independence determinations, and determined, in each case, that such other relationships did not impair the Director’s ability to exercise independent judgment on behalf of the Company. Based on the recommendation of the Nominating Committee, the Board determined that except for J. Christopher Barry, our Chief Executive Officer, all of our current Directors are independent under the Nasdaq rules and our Corporate Governance Guidelines.

2023 Annual Meeting of Stockholders	15	NuVasive, Inc. Proxy Statement

DIRECTOR IDENTIFICATION, SELECTION AND EVALUATION (CONT.)

Stockholder Recommendations for Director Nominees

In nominating candidates for election as a Director, the Nominating Committee will consider written proposals from stockholders for Director nominees. Any such nominations should be submitted to the Nominating Committee, care of the Secretary of the Company, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected), and (b) all information required by the Company’s Restated Bylaws, as amended (the “Bylaws”) (including the names and addresses of the stockholders making the nomination and the appropriate biographical information and a statement as to the qualification of the nominee). For more information, see the discussion under the caption “Other Information.”

The Company has never received a proposal from a stockholder to nominate a Director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the Nominating Committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Consideration of Director Board Service and “Over-Boarding”

As discussed above, in identifying and evaluating Director candidates for appointment or re-election to the Board, the Nominating Committee takes into consideration a candidate’s willingness to devote adequate time to Board duties. As part of the Board’s evaluation and assessment process, the Board considers individual Director performance, including attendance, participation and engagement at Board meetings. This is particularly important when considering Director candidates that serve on multiple boards of directors. As of the Record Date for the Annual Meeting, none of the Company’s Directors serve on more than five public company boards (including the NuVasive Board).

Certain proxy advisory firms have adopted over-boarding policies, where they will recommend a vote against directors who serve on what the proxy advisory firm believes to be too many boards. Further, certain institutional investors will vote against directors if they believe they are over-boarded. These policies are generally intended to address concerns that directors on multiple boards may lack sufficient time to perform their board duties effectively. The Board acknowledges these concerns, but believes additional factors should be considered in determining whether a director on multiple boards should continue to serve on the Company’s Board. Among other things, the Board believes that consideration should be given to the skills and abilities that a Director brings to the Board, how a Director contributes to Board diversity and the overall mix of perspectives and backgrounds on the Board, and whether the Director dedicates the appropriate time, attention and energy to his or her Director duties. The Board discusses these considerations generally in connection with its evaluation and assessment process and specifically with both current Board members and Director candidates who serve on multiple boards of directors.

Evaluation of Board Effectiveness

On an annual basis, the Nominating Committee oversees a comprehensive Board evaluation and assessment process. The Board believes that an annual evaluation process is an important component of strong corporate governance practices and promoting ongoing Board effectiveness. Each year, the Board conducts a comprehensive evaluation and assessment process to review Board, Committee and Director effectiveness. The Board and each of its Committees performs a self-assessment to evaluate their effectiveness in fulfilling their obligations. As part of the process for the 2022 annual evaluation, each Director completed individual questionnaires to evaluate Board and Committee effectiveness, as well as individual Director effectiveness. The results were compiled and summarized by outside corporate governance counsel and presented and discussed with the Board. The Board, Committee and individual Director evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee.

2023 Annual Meeting of Stockholders	16	NuVasive, Inc. Proxy Statement

DIRECTOR IDENTIFICATION, SELECTION AND EVALUATION (CONT.)

Our Board has implemented a comprehensive annual process to

review Board, Committee and Director effectiveness.

1 Evaluation Framework Established

The Nominating Committee reviews and recommends to the Board the annual evaluation framework and process, including the engagement of outside corporate governance counsel.

2 Comprehensive Questionnaires Completed

Directors complete comprehensive questionnaires regarding the Board and each Committee, providing feedback on topics including organization, responsibilities and effectiveness.

3 Questionnaire Responses Analyzed

Outside corporate governance counsel analyzes completed questionnaires and prepares summaries for the Board and each Committee, including topics and trends identified for follow-up.

4 Director Interviews Conducted

Outside corporate governance counsel meets with each Director individually to discuss topics and trends identified for follow-up, to discuss the Director's self-assessment and obtain feedback on effectiveness of other Directors.

5 Results and Findings Presented

Summaries are provided to the Board and each Committee. Outside corporate governance counsel presents results and findings and facilitates a discussion of potential areas for improvement.

6 Action Plans Developed

The Board and each Committee develop action plans for items requiring follow-up, discussion and/or consideration at the subsequent Board and Committee meetings, as appropriate.

The Board believes that the overall annual evaluation process works well and that using outside corporate governance counsel to assist with the evaluations and to present the results and findings to the Board and the Committees leads to candid feedback and discussion. When feedback warrants follow-up with individual Directors, the Chair of the Nominating Committee will work directly with each Director, as appropriate. As a result of the Board evaluation process, the Company will often update its Board topical calendar and meeting planner for the ensuing year to incorporate feedback from the Board. For example, the Company recently modified the frequency and time allocation for certain meeting topics and dedicated more time for hands-on demonstrations and discussions of Company products and technology. Further, the process can help elevate discussion topics to action items, including matters related to Board composition, Board diversity, and Board succession planning.

2023 Annual Meeting of Stockholders	17	NuVasive, Inc. Proxy Statement

Board Governance and

Corporate Responsibility

In this section of the Proxy Statement, we discuss our approach to Board governance and corporate responsibility and sustainability. We also discuss how our Board and Company have taken steps to respond to COVID-19 and global macroeconomic conditions.

Our Board has adopted a number of governance best practices:

Our Board structure provides for a Lead Independent Director	Our Independent Directors meet frequently in executive session	Our Board and Committees engage in annual self- evaluations

Our Chief Executive Officer does not serve as our Board Chair	Our Board service is limited by our retirement age policy (Directors may not stand for election after age 72)	We have majority voting for uncontested Director elections

We are committed to maintaining the highest standards of corporate governance. As discussed below under “Board Leadership and Organization Structure,” our Board has established three standing committees to assist in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee and the Nominating Committee. In addition to its responsibilities related to Director nominations, Board structure and composition, and corporate governance matters, the Nominating Committee also has oversight responsibilities for quality and regulatory matters, ethics and compliance matters, and other related matters. Additionally, the Nominating Committee has responsibility for periodically reviewing and revising our Code of Conduct and addressing any violations thereof.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to address effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, Director independence and qualification criteria, Director responsibilities, Director compensation, Board evaluation, Committee matters, and succession planning. Our Corporate Governance Guidelines are reviewed regularly by the Nominating Committee and revised when appropriate.

2023 Annual Meeting of Stockholders	18	NuVasive, Inc. Proxy Statement

BOARD GOVERNANCE AND CORPORATE RESPONSIBILITY (CONT.)

In recent years, we have revised our Corporate Governance Guidelines to clarify the role of the Lead Independent Director, and to update language regarding Director independence and executive sessions of independent Directors. We also made other changes to clarify the process for the Chief Executive Officer performance review and compensation determinations, including the role of the Compensation Committee and the independent compensation consultant. Overall, we believe these changes help further advance corporate governance and improve the overall organization and readability of the Corporate Guidelines.

Code of Conduct

We have adopted a Code of Conduct, which includes our code of ethics for our senior financial officers. The Code of Conduct applies to all of our officers, employees and Directors and establishes policies pertaining to, among other things, employee conduct in the workplace, workplace safety, confidentiality, conflicts of interest, accuracy of books, records and financial statements, securities trading, anti-corruption, competition laws, interactions with health care professionals and political and charitable activities. In February 2021, we revised the Code of Conduct to, among other things, reflect our commitment to diversity and inclusion and discuss our belief in responsible economic, social and environmental practices.

The Nominating Committee and the Audit Committee share oversight responsibilities related to the Code of Conduct. The Nominating Committee is responsible for oversight of compliance programs related to ethics and compliance and related matters, including the Company’s policies, procedures and practices designed to ensure compliance with applicable laws and regulations related to federal healthcare program requirements; the Fraud and Abuse Laws and other medical device laws; the Foreign Corrupt Practices Act; the Anti-Kickback Statute and other anti-bribery and anti-corruption laws. The Audit Committee is responsible for oversight of compliance matters relating to financial reporting, accounting, internal accounting controls, auditing and related matters.

The Audit Committee reviews and approves all waivers of the Code of Conduct for executive officers or Directors and provides for prompt disclosure of all waivers required to be disclosed under applicable law. We will disclose future amendments to the Code of Conduct, or waivers required to be disclosed under applicable law from the Code of Conduct for our principal executive officer, principal financial officer, principal accounting officer or controller, and our other executive officers and our Directors, on our website, www.nuvasive.com, within four business days following the date of the amendment or waiver.

In addition, we maintain an Integrity Hotline by which employees and third parties may report violations of the Code of Conduct or seek guidance on business conduct matters. The Integrity Hotline is a third-party hosted service and has multi-lingual representatives available to take calls 24 hours a day, seven days a week.

Information about corporate governance at NuVasive, including our key governance documents, can be found in the “Governance” area of the “Investor Relations” section of our website (www.nuvasive.com):

Corporate Governance Guidelines	Charters of the Board Committees

Code of Conduct	Charter of the Lead Independent Director

Printed copies may be obtained upon request to our Investor Relations Department. Any stockholder may request copies of these materials in print, without charge, by contacting our Investor Relations Department at investorrelations@nuvasive.com.

2023 Annual Meeting of Stockholders	19	NuVasive, Inc. Proxy Statement

BOARD GOVERNANCE AND CORPORATE RESPONSIBILITY (CONT.)

Corporate Responsibility and Sustainability

We recognize the growing interest of our investors, employees, patients, surgeons and hospital customers in corporate responsibility and sustainability, including environmental, social and governance (“ESG”) matters. Our focus as a Company is developing innovative and enabling technologies to drive increased adoption of less-invasive surgery and help improve clinical, operational and financial outcomes. Our guiding purpose is to transform surgery, advance care and change lives, and enabling safer, more reproducible surgical procedures is at the heart of what we do. When our less-invasive surgical solutions are utilized, it helps improve procedural workflow in the operating room, while reducing intra-operative risks and cost of care. This is good for the patient, but also good for the hospital and the overall healthcare system. Through our enabling technologies, we help surgeons work more efficiently, reduce operating room time, achieve more reproducible patient outcomes, and reduce costs. With the Pulse platform, we have integrated key technologies for spine surgery in one condensed footprint in the operating room. Pulse is designed to increase safety, efficiency, and procedural reproducibility, while addressing some of the most common clinical challenges in spine surgery such as radiation exposure, nerve and spinal cord injury, and time spent in the operating room. We believe that this focus, which benefits patients, surgeons and hospitals, will also benefit our investors as we continue to grow our business and create long-term stockholder value.

We also recognize the value associated with building our human capital and believe that success comes from investing in our people. We have expanded our efforts to advance diversity, inclusion and engagement, while providing professional development opportunities for our employees. We are committed to supporting and driving diversity and inclusion initiatives that continue to evolve our workplace culture, policies and processes, while creating an environment that leverages differences. Our long-term diversity and inclusion roadmap includes: (i) attracting and retaining talent from different backgrounds, worldviews, and ways of thinking, (ii) driving holistic change by making diversity and inclusion a core part of our organization, (iii) creating a workplace where employees feel valued, heard and respected, and (iv) becoming a recognized leader in healthcare innovation, supported by our diversity efforts. With dedicated resources focused on our diversity and inclusion vision, strategy and priorities, and through the establishment of employee resource groups and committees, we are working to reinforce and build upon our culture of inclusion. Additionally, we have committed resources and personnel to ensure a healthy and safe environment for our employees and our communities. Our key objectives in this area include corporate compliance with responsible hazardous waste management, recycling, emergency preparedness, as well as various initiatives to improve our environmental health and safety programs. This became a significant area of focus, as we worked to ensure the safety and wellbeing of employees during the COVID-19 pandemic.

We are advancing environmental stewardship through a range of initiatives that build on our environmental compliance and lean manufacturing programs. Our facilities implement environmental compliance, hazardous waste management, recycling, emergency preparedness, and environmental health and safety (EHS) programs, and our corporate EHS team monitors and assesses compliance to local and global requirements. We have embraced lean manufacturing to reduce our environmental impact. By implementing practices like 3D printing of our titanium spinal implants, we are creating innovative designs to help improve clinical outcomes for patients, while conserving resources.

We are also giving back to our community. Our employees and sales representatives have a long history of supporting the communities where we have facilities, donating time, resources and funds to local causes. Since 2009, we have leveraged our expertise in spine care to give back to local and global communities through the NuVasive Spine Foundation™ (“NSF”). NSF supports life-changing spine surgery for individuals around the world with limited access to high quality medical treatment by working with surgeons to advance the quality of spine care in disadvantaged communities. In addition, through our grants program, we support medical research and education, charitable and philanthropic endeavors. We believe in giving back, and we also believe it is important to operate our Company in a socially responsible manner.

To ensure guidance and support of NuVasive’s corporate responsibility and sustainability initiatives, we created an ESG Steering Committee. The ESG Steering Committee is a management committee comprised of a cross-functional team of senior leaders and is intended to support NuVasive’s on-going commitment to corporate responsibility and sustainability, including ESG matters. The ESG Steering Committee, with oversight from the Nominating Committee, is responsible for formalizing the Company’s policies and disclosures and making recommendations for evolving the Company’s ESG practices, while working with existing programs and activities to support and advance overall corporate responsibility and sustainability at NuVasive. In February 2022, we published our inaugural ESG Report, which shares our progress on key ESG topics and provides a platform to further strengthen and integrate sustainability into our core business practices. Although not incorporated by reference into this Proxy Statement, the report can be accessed on our website at www.nuvasive.com, by clicking the “About” link and then “Corporate social responsibility”.

2023 Annual Meeting of Stockholders	20	NuVasive, Inc. Proxy Statement

BOARD GOVERNANCE AND CORPORATE RESPONSIBILITY (CONT.)

COVID-19 and Global Macroeconomic Challenges

The COVID-19 pandemic significantly impacted our business and results of operations during fiscal year 2022. Additionally, the COVID-19 pandemic and global macroeconomic conditions have led to disruptions in the global supply chain. While we have largely been able to mitigate the impact, we have experienced challenges associated with material and component availability for certain product lines, longer shipping and delivery times for raw materials and components, constrained logistics capacity related to the movement of our products, availability of skilled labor and increased costs of raw materials, components, labor, and freight and courier services. Our net sales and profitability from our foreign operations have also been negatively affected by the unfavorable foreign currency exchange impact of the strengthened U.S. dollar against a number of currencies.

Despite the impact COVID-19 and global macroeconomic factors has had on our business, we continue to invest in research and development, invest in our people, improve operating processes, and take steps to position ourselves for long-term success. During 2022, we remained focused on developing innovative solutions and enabling technologies to drive increased adoption of less-invasive surgery and continued to train and educate surgeons on our products and surgical techniques through live and virtual settings. Further, we continued to make investments in the Pulse platform to support our global commercialization plan for the technology and build-out the platform to enable further improvement of the spine care pathway. Our goal is to use technology and data to make spine surgery more intelligent, and we are investing to develop and expand the Pulse platform to include applications and technologies designed to improve pre-operative treatment selection and planning and post-operative workflow and analytics, as well as intra-operative surgical automation and robotics. Although the COVID-19 pandemic and global macroeconomic conditions continue to evolve and the impact on our business will depend on several factors that are highly uncertain and unpredictable, we believe these actions will better position the Company for long-term success.

2023 Annual Meeting of Stockholders	21	NuVasive, Inc. Proxy Statement

Board Leadership and

Organization Structure

In this section of the Proxy Statement, we discuss our Board leadership structure, including how our Board and Board Committees are organized to carry out their duties, including oversight responsibilities. We also discuss how stockholders can communicate with the Board.

Board Structure

We are committed to independent leadership on our Board. Our CEO does not serve as our Board Chair, and our Board structure provides for a Lead Independent Director if the Board Chair is not an independent Director.
Each of our three Board standing committees are comprised of independent Directors.

Audit Committee	Nominating, Corporate Governance and Compliance Committee	Compensation Committee

Board Leadership Structure

Under our current Board leadership structure, our CEO does not serve as Board Chair. The Board believes that there is no single, generally accepted leadership structure and maintains flexibility to determine which leadership structure best serves the interest of the Company based on circumstances and the evolving needs of the Company. Accordingly, although the Company believes that the separation of the Board Chair and CEO roles is appropriate at this time based upon the current circumstances, the Company’s Corporate Governance Guidelines do not establish this approach as a policy. As such, our Board periodically reviews its leadership structure to confirm that it is an appropriate structure for the Company at such time.

If the offices of the Board Chair and CEO of the Company are held by the same person, or if the Board Chair is not an independent Director, our Board leadership structure provides for a Lead Independent Director to preside at meetings of the independent Directors, preside at all meetings of the Board at which the Board Chair is not present and perform such other functions as the Board may direct, including advising the Board Chair with respect to Board meeting agendas. The Lead Independent Director is to be elected by a majority of the independent Directors for a renewable term of two years. We currently do not have a Lead Independent Director as Mr. Wolterman serves as Board Chair and is an independent Director.

The authority and responsibilities of the Lead Independent Director are described in the charter of the Lead Independent Director. The full text of the charter for the Lead Independent Director can be accessed in the “Investor Relations” section of our website at www.nuvasive.com, by clicking the “Governance” link and then “Governance Documents”.

2023 Annual Meeting of Stockholders	22	NuVasive, Inc. Proxy Statement

BOARD LEADERSHIP AND ORGANIZATION STRUCTURE (CONT.)

Executive Sessions of Independent Directors

Each of the Directors other than Mr. Barry is independent, and the Board believes that the independent Directors provide effective oversight of management. Executive sessions of independent Directors are held in connection with each regularly scheduled Board meeting and at other times as necessary. The Board’s policy is to hold executive sessions without the presence of management, including the CEO and other non-independent Directors, if any. The Committees of our Board also generally meet in executive session at the end of each Committee meeting.

Role of Board in Risk Oversight Process

The responsibility for the day-to-day management of risk lies with the Company’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy. Each year, the Company’s management identifies what it believes are the top individual risks facing the Company. These risks are then discussed and analyzed with the Board. This enables the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships. Information technology and cybersecurity is a key area of focus for the Company and our Board is actively involved in overseeing cybersecurity risk management activities. Specifically, the Nominating Committee meets frequently with members of management to review our information technology and data security policies and practices, and to assess current and projected threats, cybersecurity incidents, and related risks. Additionally, the Committees of the Board consider the risks within their areas of responsibility. The Audit Committee oversees the risks associated with financial reporting, accounting, internal accounting controls, auditing and related matters. The Compensation Committee oversees the risks associated with the succession planning for key management positions. In addition, the Compensation Committee determines whether any compensation practices create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company. The Nominating Committee oversees the Company’s global risk assessment process, as well as the risks associated with regulatory affairs, quality assurance, information technology and cybersecurity, corporate governance and ethics, environmental, social and governance, and compliance matters.

The Board’s risk oversight function complements the Company’s leadership structure. The Company’s CEO, who also serves as a Director, is able to promote open communication between management and Directors relating to risk as well as combine the operational focus of management with the risk oversight capabilities of the Board.

Role of Board in Succession Planning

A key responsibility of the Board is succession planning for the CEO and other members of the senior leadership team. The Compensation Committee regularly discusses senior management talent, including the readiness of individuals to take on additional leadership roles and developmental opportunities needed to prepare senior leaders for greater levels of responsibility. Additionally, the full Board holds a formal succession planning and talent review session annually, which includes succession planning for the CEO and other senior leaders.

In support of the Company’s commitment to investing in its employees, high-potential leaders are provided with the opportunity to meet with Board members through formal presentations, technology showcases and at informal events. This engagement gives the Board insight into the Company’s talent and helps to facilitate a regular review and discussion of leadership development and succession planning at Board meetings.

2023 Annual Meeting of Stockholders	23	NuVasive, Inc. Proxy Statement

BOARD LEADERSHIP AND ORGANIZATION STRUCTURE (CONT.)

Board and Committee Membership and Structure

Each of the Board’s three standing Committees acts pursuant to a written charter, which can be accessed in the “Investor Relations” section of our website at www.nuvasive.com, by clicking the “Governance” link and then “Governance Documents”. Each Committee reviews its charter on an annual basis. In addition to the three standing Committees, the Board may approve from time to time the creation of special or ad hoc committees to assist the Board in carrying out its duties.

Each of our current Directors attended at least 75% of the aggregate number of meetings of the Board and the Committees on which they served during 2022. The Company does not have a formal policy regarding Director attendance at annual meetings of stockholders, however, we encourage all of our Directors to attend each annual meeting. All of the Directors serving on our Board at the 2022 Annual Meeting of Stockholders held on May 11, 2022 attended the meeting with the exception of Mr. Rosenberg, who retired from the Board effective as of May 11, 2022.

Audit Committee. As of the date of this Proxy Statement, the Audit Committee consists of Vickie L. Capps (Chair), Leslie V. Norwalk and R. Scott Huennekens. The Board has determined that all members of the Audit Committee satisfy the independence and qualification standards for audit committee membership under Nasdaq rules and SEC rules and each of them is able to read and fundamentally understand financial statements. The Board has determined that Vickie L. Capps qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The purpose of the Audit Committee is to oversee both the accounting and financial reporting processes of the Company, as well as audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the compensation of the independent registered public accounting firm selected to conduct the annual audit of our accounts, reviewing the scope and results of the independent audit, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee report is included in this Proxy Statement under the caption “Audit Committee Report.”

Board and Committee Meetings

The Board of Directors met 13x
The Audit Committee met 4x
The Compensation Committee met 5x
The Nominating, Corporate Governance and Compliance Committee met 4x

Compensation Committee. As of the date of this Proxy Statement, the Compensation Committee consists of Daniel J. Wolterman (Chair), Robert F. Friel, and Amy Belt Raimundo. The Board has determined that all members of the Compensation Committee satisfy the independence and qualification standards for compensation committee membership under Nasdaq rules and SEC rules. The Compensation Committee administers the Company’s benefit and stock plans, reviews and administers all compensation arrangements for senior executive officers, and establishes and reviews general policies relating to the compensation and benefits of our executive officers and employees. The Compensation Committee meets several times a year and consults with independent compensation consultants, as it deems appropriate, to review, analyze and approve compensation packages for our executive officers, and in the case of the CEO, make compensation recommendations to the Board for approval. In addition, the Compensation Committee determines whether any compensation policies create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has determined that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. For more information, please see below under “Compensation Discussion and Analysis.” The Compensation Committee is governed by a written charter approved by the Board. The Compensation Committee report is included in this Proxy Statement under the caption “Compensation Committee Report.”

Nominating, Corporate Governance and Compliance Committee. As of the date of this Proxy Statement, the Nominating Committee consists of Leslie V. Norwalk (Chair), Vickie L. Capps, John A. DeFord, Ph.D., and Siddhartha Kadia, Ph.D. The Board has determined that all members of the Nominating Committee are independent Directors under Nasdaq rules. The Nominating Committee’s responsibilities include recommending to the Board nominees for possible election to the Board and providing oversight with respect to corporate governance matters. The Nominating Committee is responsible for oversight of quality and regulatory matters, ethics and compliance matters, and other related matters, including the Company’s policies, procedures and practices designed to ensure

2023 Annual Meeting of Stockholders	24	NuVasive, Inc. Proxy Statement

BOARD LEADERSHIP AND ORGANIZATION STRUCTURE (CONT.)

compliance with applicable laws and regulations related to federal healthcare program requirements; the fraud and abuse laws and other medical device laws; the Foreign Corrupt Practices Act; the Anti-Kickback Statute and other anti-bribery and anti-corruption laws. The Nominating Committee is governed by a written charter approved by the Board.

Communications with the Board of Directors

Any stockholder who desires to contact any member of the Board or management can send an e-mail to investorrelations@nuvasive.com or write to:

NuVasive, Inc.

Attn: Investor Relations

7475 Lusk Boulevard

San Diego, CA 92121

Your correspondence should indicate that you are a stockholder of the Company. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of Directors and other corporate governance matters will be referred to members of the Nominating Committee. For all other matters, our investor relations personnel will, depending on the subject matter:

•	forward the communication to the Director or Directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

2023 Annual Meeting of Stockholders	25	NuVasive, Inc. Proxy Statement

Executive Officers

In this section of the Proxy Statement, we discuss our executive officers. The table below sets forth information about our executive officers, including their ages as of April 25, 2023, the Record Date for our Annual Meeting. We have also included below a brief summary of the business experience of each of our executive officers, as well as their educational background. If the Merger with Globus Medical is consummated, NuVasive will become a wholly-owned subsidiary of Globus Medical and will no longer operate as a standalone publicly-traded company. The Merger Agreement does not provide for the continuation of employment of any NuVasive executive officers, and it is expected that Globus Medical’s executive officers will serve as the executive officers of the combined company following the closing of the Merger.

Executive Officer	Age	Position

J. Christopher Barry	51	Chief Executive Officer

Matthew K. Harbaugh	52	Executive Vice President, Chief Financial Officer

Michael Farrington	39	Senior Vice President, People and Culture

Nathaniel B. Sisitsky, Esq.	49	Senior Vice President, General Counsel and Corporate Secretary

Dale Wolf	43	Senior Vice President, Global Operations

J. Christopher Barry

J. Christopher Barry has served as our Chief Executive Officer and as a member of our Board of Directors since November 2018.

Information regarding Mr. Barry can be found above under the caption “Board Members and Nominees for Election - Directors Standing for Election at the Annual Meeting.”

Matthew K. Harbaugh

Matthew K. Harbaugh has served as our Executive
Vice President and Chief Financial Officer since
January 2020.

Prior to joining NuVasive, Mr. Harbaugh served as an executive at Mallinckrodt plc, a global specialty pharmaceutical products company. From May 2018 to September 2019, he served as the President of Mallinckrodt’s Specialty Generics business, and from July 2013 to December 2018, he served as Mallinckrodt’s Executive Vice President and Chief Financial Officer. Mr. Harbaugh previously held a variety of financial management positions at Covidien Pharmaceuticals, which was spun-off from Covidien plc as Mallinckrodt plc in July 2013. Mr. Harbaugh joined Covidien in 2007 and served in several finance and leadership roles, including as Chief Financial Officer and Interim President of Covidien Pharmaceuticals. Prior to joining Covidien, Mr. Harbaugh was a Lead Finance Executive with Cerberus Capital Management, L.P., a New York-based private equity firm. Prior to that Mr. Harbaugh worked nearly ten years for Monsanto Company, where he held various roles in investor relations and finance.

Educational Background • Bachelor of Science in Business Administration from St. Louis University • Executive M.B.A from the Kellogg School of Management at Northwestern University

2023 Annual Meeting of Stockholders	26	NuVasive, Inc. Proxy Statement

EXECUTIVE OFFICERS (CONT.)

Michael Farrington

Michal Farrington has served as our Senior Vice President, People and Culture, since September 2022, and is responsible for the Company’s human resources, talent, and total rewards, and corporate marketing, brand and communication functions.

Since joining NuVasive in 2016, Mr. Farrington has held various leadership roles at NuVasive, and most recently served as Senior Vice President, Corporate Marketing, Brand and Communications. Mr. Farrington has played an integral role in shaping the Company’s brand and culture—including architecting The Cheetah Way, serving on Company Employee Resource Group (ERG) advisory boards and leading many enterprise-wide cultural projects and initiatives. Before joining NuVasive, he held a variety of corporate, brand and product marketing positions in global, medical technology companies including Becton Dickinson, CareFusion and Cardinal Health.

Educational Background • Bachelor’s Degree in Business Administration from Pepperdine University

Nathaniel B. Sisitsky, Esq.

Nathaniel B. Sisitsky, Esq. has served as our Senior Vice President, General Counsel and Corporate Secretary since June 2018 and is responsible for leadership of NuVasive’s legal team. In this role, Mr. Sisitsky also oversees the Company’s Global Risk & Integrity team, as well as the NuVasive Spine Foundation.

Mr. Sisitsky previously served as our Vice President and Associate General Counsel, Corporate Affairs from July 2015 to June 2018. Prior to joining NuVasive, Mr. Sisitsky was Vice President and Associate General Counsel at CareFusion Corporation, a global medical technology company focused on medication management and patient safety solutions, from April 2009 until April 2015. From August 2004 until April 2009, Mr. Sisitsky served as Vice President, Legal – Corporate Finance at American Tower Corporation, a global owner and operator of wireless communication sites. Prior to joining American Tower, Mr. Sisitsky was a Junior Partner in the Corporate Department of Wilmer Cutler Pickering Hale and Dorr (WilmerHale), based in Boston, MA.

Educational Background • Bachelor’s Degree in Political Science and Economics from Emory University • Juris Doctor Degree from New York University School of Law

2023 Annual Meeting of Stockholders	27	NuVasive, Inc. Proxy Statement

EXECUTIVE OFFICERS (CONT.)

Dale Wolf

Dale Wolf has served as our Senior Vice President, Global Operations since January 2020 and is responsible for NuVasive’s supply chain, distribution, manufacturing, quality assurance and real estate and facilities functions.

Mr. Wolf previously served as the Company’s Vice President, Manufacturing, since August 2018. Prior to joining the Company, Mr. Wolf spent over 15 years with General Electric (GE), including leadership roles in manufacturing, operations and supply chain. Most recently, from October 2014 to June 2018, Mr. Wolf served as an executive plant manager for GE Healthcare.

Educational Background • Bachelor’s Degree in Mechanical Engineering from the University of Wisconsin – Madison

2023 Annual Meeting of Stockholders	28	NuVasive, Inc. Proxy Statement

Security Ownership of Certain Beneficial

Owners and Management

In this section of the Proxy Statement, we provide information about the security ownership of certain beneficial owners and management. The table below sets forth information regarding ownership of our common stock as of April 25, 2023, the Record Date for our Annual Meeting (or such other date as provided below), by (a) each person known to the Company to beneficially own more than 5% of the outstanding shares of our common stock, (b) each Director of the Company, (c) the Company’s Chief Executive Officer, Chief Financial Officer and each other Named Executive Officer, and (d) all Directors and executive officers as a group.

We determined beneficial ownership under rules promulgated by the SEC, based on information obtained from questionnaires, Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days of April 25, 2023. For our Directors and executive officers, this includes shares subject to restricted stock units, performance restricted stock units, and/or shares issuable pursuant to our Employee Stock Purchase Plan that can be acquired (including as a result of expected vesting and/or delivery) within 60 days of April 25, 2023. All percentages are based on 52,348,998 shares of our common stock outstanding as of April 25, 2023. Except as noted below, each holder has sole voting and investment power with respect to all shares listed as beneficially owned by that holder.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock	Percent of Common Stock

Principal Stockholders

BlackRock, Inc. (2) 55 East 52nd Street, New York, NY 10055	9,100,878	17.4%

The Vanguard Group (3) 100 Vanguard Blvd., Malvern, PA 19355	6,236,112	11.9%

Thrivent Financial for Lutherans (4) 901 Marquette Avenue, Suite 2500, Minneapolis, MN 55402	3,219,514	6.2%

Directors (other than J. Christopher Barry)

Vickie L. Capps (5)(6)	28,846	*

John A. DeFord, Ph.D. (5)(6)	15,955	*

Robert F. Friel (5)(6)	26,307	*

R. Scott Huennekens (5)(6)	13,522	*

Siddhartha C. Kadia, Ph.D. (5)(6)	7,527	*

Leslie V. Norwalk, Esq. (5)(6)	32,530	*

Amy Belt Raimundo (5)(6)	6,215	*

Daniel J. Wolterman (5)(6)	27,218	*

2023 Annual Meeting of Stockholders	29	NuVasive, Inc. Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (CONT.)

Named Executive Officers

J. Christopher Barry	72,997	*

Matthew K. Harbaugh	11,081	*

Michael Farrington	3,117	*

Nathaniel B. Sisitsky, Esq.	22,423	*

Dale Wolf	8,943	*

Massimo Calafiore (7)	1,124	*

All Directors and executive officers as a group (14 persons) (8)	277,805	*

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o NuVasive, Inc., 12101 Airport Way, Broomfield, CO 80021.

(2)

Based solely upon Amendment No. 15 to a Schedule 13G filed on January 6, 2023, by BlackRock, Inc. According to the Schedule 13G, BlackRock, Inc. is the beneficial owner of 9,100,878 shares, and has sole voting power with respect to 8,974,965 shares and sole dispositive power with respect to 9,100,878 shares.

(3)

Based solely upon Amendment No. 13 to a Schedule 13G filed on February 9, 2023, by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, Vanguard is the beneficial owner of 6,236,112 shares, and has shared voting power with respect to 88,965 shares, sole dispositive power with respect to 6,095,043 shares, and shared dispositive power with respect to 141,069 shares.

(4)

Based solely upon a Schedule 13G filed on February 13, 2023, by Thrivent Financial for Lutherans (“Thrivent”). According to the Schedule 13G, Thrivent is the beneficial owner of 3,219,514 shares, and has shared voting power with respect to 3,154,365 shares, sole voting power with respect to 65,149 shares, sole dispositive power with respect to 65,149 shares, and shared dispositive power with respect to 3,154,365 shares.

(5)	Includes 3,788 shares issuable within 60 days of April 25, 2023 pursuant to the vesting of restricted stock units.

(6)

Includes vested restricted stock units for which share delivery has been deferred, as follows: Ms. Capps – 23,058 shares; Dr. DeFord – 12,167 shares; Mr. Friel – 22,519 shares; Mr. Huennekens – 8,374 shares; Dr. Kadia – 0 shares; Ms. Norwalk – 25,647 shares; Ms. Raimundo – 2,427 shares; and Mr. Wolterman – 23,430 shares.

(7)	As discussed below in the Compensation Discussion and Analysis, Mr. Calafiore ceased to serve as an executive officer as of August 31, 2022.

(8)

Includes the following shares owned by our current executive officers and Directors, in the aggregate: (a) 128,761 shares of common stock, (b) 30,304 shares issuable within 60 days of April 25, 2023 pursuant to the vesting of restricted stock units, (c) 117,622 shares issuable pursuant to vested restricted stock units for which delivery has been deferred, and (d) 1,118 shares issuable within 60 days of April 25, 2023 pursuant to our Employee Stock Purchase Plan.

2023 Annual Meeting of Stockholders	30	NuVasive, Inc. Proxy Statement

Certain Relationships

and Related Transactions

In this section of the Proxy Statement, we discuss our policy regarding transactions involving Directors, executive officers and principal stockholders (“Related Parties”), and certain agreements that we have entered into with Related Parties.

Related-Person Transactions Policy

It is our policy that the Audit Committee approve or ratify transactions involving Related Parties or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest. Such transactions include employment of immediate family members of any Director or executive officer. Management advises the Audit Committee on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval. This policy is set forth in writing in the Company’s Audit Committee charter.

Certain Related-Person Transactions

Since January 1, 2022, there has not been nor are there any currently proposed transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any Director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest required to be disclosed under SEC rules.

For additional information related to transactions to be entered into in connection with the Merger, please refer to the Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2023, and other relevant materials in connection with the proposed transaction that we may file with the SEC containing important information about the Merger.

2023 Annual Meeting of Stockholders	31	NuVasive, Inc. Proxy Statement

Proposal 2

Ratification of Independent Auditor

At the Annual Meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (the “independent auditor”) to audit our financial statements for the fiscal year ending December 31, 2023. Ernst & Yong LLP has served as the Company’s independent auditor for 22 years, and the Audit Committee has selected Ernst & Young LLP as the Company’s independent auditor for 2023. We are asking our stockholders to ratify the appointment of Ernst & Young LLP because we value our stockholders’ views on the Company’s independent auditor, even though the ratification is not required by our Bylaws or otherwise.

Our Board recommends you vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm

If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as our independent auditor or whether to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending December 31, 2023. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Vote Required and Board Recommendation

Ratification of the appointment of Ernst & Young LLP as our independent auditor requires the affirmative “FOR” vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the resolution.

The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

2023 Annual Meeting of Stockholders	32	NuVasive, Inc. Proxy Statement

Audit Fees and

Audit Committee Report

In this section of the Proxy Statement, we discuss the fees paid to our independent auditor and provide the report of the Audit Committee for the year ended December 31, 2022.

Principal Accountant Fees and Services

The following table presents the fees for professional audit services rendered by Ernst & Young LLP and fees billed for other services rendered by Ernst & Young LLP for fiscal years 2022 and 2021. All fees paid to Ernst & Young LLP for the periods presented were pre-approved by the Audit Committee.

	Fiscal Year 2022	Fiscal Year 2021

Audit Fees (1)	$2,226,925	$2,128,000

Audit-Related Fees (2)	$—	$—

Tax Fees (3)	$74,622	$77,450

All Other Fees (4)	$—	$7,320

Total	$2,301,547	$2,212,770

(1)

Audit fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements, and audit services provided in connection with other regulatory filings.

(2)

Audit Related Fees consist of fees billed in the indicated year for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements but not listed as “Audit Fees”.

(3)	Tax Fees consist of fees incurred related to tax compliance services and consultation services on various domestic and international tax matters.

(4)	Includes amounts billed for annual subscriptions to Ernst & Young’s online resource library and online document repository.

Audit Committee Report

Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the services and related fees of the independent registered public accounting firm. The Audit Committee currently consists of three members, each of whom meets the independence and qualification standards for audit committee membership set forth in the listing standards provided by Nasdaq.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee appointed Ernst & Young LLP to audit the Company’s financial statements and the effectiveness of the related systems of internal control over financial reporting for the fiscal year ended December 31, 2022.

The Audit Committee is kept apprised of the progress of the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting, and provides oversight and advice to management. In connection with this oversight, the Audit Committee receives periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. The Audit Committee also holds regular private sessions with Ernst & Young LLP to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Audit Committee with, and the Audit Committee reviews, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”), filed with the SEC, as well as the Report of Independent Registered Public Accounting Firm included in the Company’s 2022 Annual Report.

2023 Annual Meeting of Stockholders	33	NuVasive, Inc. Proxy Statement

AUDIT FEES AND AUDIT COMMITTEE REPORT (CONT.)

The Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to one year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Principal Accountant Fees and Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2022 and 2021.

In this context and in connection with the audited financial statements contained in the Company’s 2022 Annual Report, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2022 with the Company’s management and Ernst & Young LLP;

•	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC;

•

received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the independent accountant its independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining its independence; and

•	based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s 2022 Annual Report filed with the SEC.

The Audit Committee met four times in 2022.

This report for 2022 is provided by the undersigned members of the Audit Committee of the Board.

Vickie L. Capps (Chair)

R. Scott Huennekens

Leslie V. Norwalk, Esq.

The preceding “Audit Committee Report” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

2023 Annual Meeting of Stockholders	34	NuVasive, Inc. Proxy Statement

Proposal 3

Advisory Executive Compensation
“Say-on-Pay” Vote

At the Annual Meeting, and as required by Section 14A of the Exchange Act, our stockholders will be asked to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as part of our annual “say-on-pay” proposal.

Our Board recommends you vote “FOR” the annual “say-on-pay” proposal regarding compensation of our Named Executive Officers.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation principles and underlying programs are designed to attract, motivate and retain key executive talent who will drive sustainable long-term value for stockholders.

•

Our executive compensation programs are designed so that a significant portion of pay is variable or “at risk” and to link the realized value of compensation with Company performance and the returns delivered to stockholders.

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We require executives to maintain a significant level of equity ownership in NuVasive and provide a meaningful portion of our executives’ total compensation in the form of equity-based, long-term incentives, further driving the link between stockholder value and executive compensation.

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We regularly monitor our executive compensation programs to ensure best practices against corporate governance standards as well as competitiveness against pay programs at companies in our industry of similar size and complexity.

As further discussed in the Compensation Discussion and Analysis section, the Compensation Committee and the Board highly value the opinions of our stockholders and, in a continuing effort to better understand their views regarding executive compensation practices, the Company continued its stockholder outreach in 2022 and 2023. These outreach efforts continue to enable the Company to strengthen its executive compensation program. In addition, at the Annual Meeting we are again asking our stockholders to approve holding the advisory vote to approve executive compensation every year as we believe this allows for a meaningful evaluation period of performance against our compensation practices.

The vote on our “say-on-pay” proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the disclosure rules of the Securities and Exchange Commission. Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. In addition, your vote will not create or imply any additional fiduciary duty on the part of the Board and will not restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee values the opinion of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions.

Vote Required and Board Recommendation

Approval of the non-binding advisory vote on the compensation of the Company’s NEOs requires the affirmative “FOR” vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the resolution. Because broker non-votes are not counted as votes “FOR” or “AGAINST” this resolution, they will have no effect on the outcome of the vote.

The Board of Directors recommends a vote “FOR” approval (on a non-binding advisory basis) of the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement.

2023 Annual Meeting of Stockholders	35	NuVasive, Inc. Proxy Statement

Compensation Discussion

and Analysis

In this section of the Proxy Statement, we discuss our executive compensation philosophy and programs, the decisions made by the Compensation Committee (for purposes of this Compensation Discussion and Analysis, the “Committee”) under those programs, and the factors considered in making those decisions for the Company’s Named Executive Officers (the “NEOs”) in 2022. As previously disclosed, on February 8, 2023, we entered into the Merger Agreement with Globus Medical. If the Merger with Globus Medical is consummated, NuVasive will become a wholly-owned subsidiary of Globus Medical and will no longer operate as a standalone publicly-traded company. The Merger Agreement does not provide for the continuation of employment of any NuVasive executive officers, and it is expected that Globus Medical’s executive officers will serve as the executive officers of the combined company following the closing of the Merger. If the Merger is consummated, the Board of Directors of the combined company may adopt new, amended or supplemental policies, practices and plans relating to, among other things, the compensation and benefits afforded to its executive officers, employees and directors. As a result, the following discussion is intended to provide disclosure of our historical executive compensation and director compensation for the year ended December 31, 2022.

Executive Summary

We reported global net sales of $1.202 billion in 2022, an increase of 5.5% on a reported basis, compared to the prior year. Although we continued to experience challenges associated with the COVID-19 pandemic and the global macroeconomic environment, we remained focused on executing our growth strategy, both in the near and long term. Full-year 2022 net sales growth was driven by further adoption of the Pulse platform and new products within the C360 portfolio, as well as continued strong growth in our international business. Throughout 2022, we executed on the fundamentals of our growth strategy which include:

2022 Performance and Compensation Highlights

Core growth Continuing momentum in our core business and opportunity from globalization

•   Launched Reline Cervical for posterior cervical fusion as part of the C360 portfolio

•   Launched the NuVasive Tube System (NTS) and Excavation Micro, a minimally invasive surgery system that provides comprehensive solutions for both TLIF and decompression

•   Expanded our Clinical Professional Development (CPD) program with the opening of the Singapore Experience Center for the Asia-Pacific region

Intelligent surgery Extending Pulse with intelligent surgery solutions supporting preoperative to postoperative care

•   Expanded Pulse into multiple international markets and first Pulse case performed in ambulatory surgery center

•   Integrated X360 and Reline Cervical with Pulse to deliver optimal solution for surgeons and patients

2023 Annual Meeting of Stockholders	36	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

2022 Performance and Compensation Highlights

Market opportunities Aggressively pursuing attractive market opportunities including outside of traditional spine

•   Established partnership with SMAIO, a French-based technology company that specializes in the use of clinical data and preoperative planning

•   Completed successful integration of Simplify Medical, providing us with the ability to offer motion-preserving cervical artificial disc technology for cTDR procedures and extending our procedural offerings in our C360 portfolio

2022 bonus plan Funded at 75% of target

•   During 2022, our financial performance continued to be impacted by challenges associated with the COVID-19 pandemic and the global macroeconomic environment, including reductions in procedural volumes, disruptions in the global supply chain, and unfavorable foreign currency fluctuations

•   Did not achieve all of the pre-established financial targets for our 2022 annual bonus plan, and the bonus plan was funded below target at 75%

•   2022 annual bonus to CEO and other NEOs paid within range from 60% - 80% of target

No award modifications No modifications made to long-term incentive awards

•   2020 performance RSU award did not achieve the minimum threshold for the pre-established financial target over the three-year period 2020 - 2022 and did not vest (0% of target)

•   2020 performance cash award paid at 126.8% of target based on pre-established financial targets for 2020, 2021 and 2022

Our Company

We are a global medical technology company focused on developing, manufacturing, selling and providing procedural solutions for spine surgery, with a guiding purpose to transform surgery, advance care and change lives. We offer a comprehensive portfolio of procedurally integrated spine surgery solutions, including surgical access instruments, spinal implants, fixation systems, biologics, and enabling technologies, as well as systems and services for intraoperative neuromonitoring. In addition, we develop and sell magnetically adjustable implant systems for spine and specialized orthopedic procedures.

Our Named Executive Officers

In accordance with SEC rules and regulations, our NEOs for 2022 include our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers serving as executive officers on December 31, 2022. Also, in accordance with SEC rules, Massimo Calafiore, our former Executive Vice President and Chief Commercial Officer, is included based on his service as an executive officer during 2022 and his 2022 compensation. On August 8, 2022, Mr. Calafiore notified the Company that he was resigning to become the chief executive officer of a privately-held orthopedics technology company. Mr. Calafiore’s resignation was effective August 31, 2022.

J. Christopher Barry, Chief Executive Officer	Nathaniel B. Sisitsky, Esq., Senior Vice President, General Counsel and Corporate Secretary

Matthew K. Harbaugh, Executive Vice President, Chief Financial Officer	Dale Wolf, Senior Vice President, Global Operations

Michael Farrington, Senior Vice President, People and Culture	Massimo Calafiore, Former Executive Vice President, Chief Commercial Officer (through Aug. 31, 2022)

A complete list of our current executive officers with accompanying biographical information is included in this Proxy Statement under the caption “Executive Officers”.

2023 Annual Meeting of Stockholders	37	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

2022 Financial and Business Highlights

During 2022, our financial performance continued to be impacted by challenges associated with the COVID-19 pandemic and the global macroeconomic environment, including reductions in procedural volumes, disruptions in the global supply chain, and unfavorable foreign currency fluctuations. Despite the impact COVID-19 and global macroeconomic conditions has had on our business, we continued to grow our business, release innovative products and technologies, invest in our people, improve operating processes, and take steps to position ourselves for long-term success.

We reported global net sales of $1.202 billion in 2022, an increase of 5.5% on a reported basis, compared to the prior year. Although we continued to experience challenges associated with the COVID-19 pandemic and global macroeconomic conditions, we remained focused on executing our growth strategy, both in the near and long term. Full-year 2022 net sales growth was driven by further adoption of the Pulse platform and new products within the C360 portfolio, as well as continued strong growth in our international business.

We have continued to focus on bringing to market innovative and enabling technologies to drive increased adoption of less-invasive surgery and improve clinical, operational and financial outcomes. In 2022, we launched the P360 portfolio, a comprehensive solution for surgery from the prone position, including the NuVasive Tube System. Additionally, our goal is to use technology and data to make spine surgery more intelligent, and we made investments to expand the Pulse platform to include applications and technologies designed to improve pre-operative treatment selection and planning and post-operative workflow and analytics, as well as intra-operative surgical automation.

We recognize the growing interest of our investors, employees, patients, surgeons and hospital customers in corporate responsibility and sustainability, including environmental, social and governance (“ESG”) matters. In February 2022, we published our inaugural ESG Report, which shares our progress on key ESG topics and provides a platform to further strengthen and integrate sustainability into our core business practices. We also established an ESG Steering Committee to ensure guidance and support of NuVasive’s corporate responsibility and sustainability initiatives.

We believe that our surgeon education and training program is a strategic differentiator for us, and our Clinical Professional Development team has developed comprehensive, in-person training labs and virtual content to demonstrate the benefits of our innovative products and procedures. In 2022, we announced the opening of our Singapore Experience Center for the Asia-Pacific region, supporting our growth strategy to globalize our business and providing surgeons with a dedicated demonstration site of our Pulse platform. Education and training of surgeons will continue to be a focus as we advance our less-invasive solutions integrated with enabling technology.

2023 Annual Meeting of Stockholders	38	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

The COVID-19 pandemic significantly impacted our business and results of operations in fiscal years 2020, 2021 and 2022. At the height of the COVID-19 pandemic, governments implemented extraordinary measures to slow the spread of the virus, which included the mandatory closure of businesses, restrictions on travel and gatherings, quarantine and physical distancing requirements, and vaccine mandates. In addition, many government agencies in conjunction with hospitals and healthcare systems deferred, reduced, or suspended elective surgical procedures due to COVID-19. Additionally, the COVID-19 pandemic and global macroeconomic conditions have led to disruptions in the global supply chain. While we have largely been able to mitigate the impact, we have experienced challenges associated with material and component availability for certain product lines, longer shipping and delivery times for raw materials and components, constrained logistics capacity related to the movement of our products, availability of skilled labor and increased costs of raw materials, components, labor, and freight and courier services. Global economic conditions also impacted foreign currency exchange rates relative to the U.S. dollar. Although the majority of our net sales and cash generation have been made in the U.S., our business in markets outside of the U.S. has continued to increase in recent years and international net sales (excluding Puerto Rico) were 23% of our total net sales for the year ended December 31, 2022. The increase in net sales from our international business, coupled with significant and unanticipated fluctuations in foreign currency exchange rates had an adverse effect on our 2022 financial results, including our net sales, net sales growth rates, and margins.

Despite the impact COVID-19 and global macroeconomic factors have had on our business, we continued to invest in research and development, invest in our people, improve operating processes, and take steps to position ourselves for long-term success. During 2022, we remained focused on developing innovative solutions and enabling technologies to drive increased adoption of less-invasive surgery and continued to train and educate surgeons on our products and surgical techniques through live and virtual settings. Further, we continued to make investments in the Pulse platform to support our global commercialization plan for the technology and build-out the platform to enable further improvement of the spine care pathway. The combination of our differentiated technologies with our talented, clinically trained commercial teams, helped drive 2022 global net sales of $1.202 billion. While our Total Shareholder Return (“TSR”) was negative in 2022 (-21%), our 2022 financial results reflected an increase in net sales of 5.5% compared to 2021.

The COVID-19 pandemic continues to evolve and its impact on our business will depend on several factors that are highly uncertain and unpredictable, including, the efficacy and adoption of vaccines, future resurgences of the virus and its variants, the imposition of governmental lockdowns, quarantine and physical distancing requirements, patient capacity at hospitals and healthcare systems, the duration and severity of healthcare worker shortages, and the willingness and ability of patients to seek care and treatment due to safety concerns or financial hardship. Additionally, due to the significant uncertainty that exists relative to the duration and overall impact of the macroeconomic factors discussed above, our future operating results may be negatively impacted. For more information about our 2022 financial and business performance, please see “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022.

2023 Annual Meeting of Stockholders	39	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

2022 Executive Compensation Highlights

NuVasive’s executive compensation program emphasizes pay-for-performance and places a significant portion of annual direct compensation opportunity in the form of variable incentives designed to motivate our NEOs to achieve overall Company goals, specific business goals and individual performance goals. The compensation awarded to our NEOs for 2022 reflected the financial and operational results mentioned above, including the impact of COVID-19 and global macroeconomic conditions, as well as the Committee’s pay-for-performance compensation philosophy.

Compensation Component	Link to Business Strategy	2022 Compensation Actions

Base Salary (page 43)	- Competitive base salaries help attract, motivate and retain executive talent. - Increases are not automatic or guaranteed, which promotes a performance culture.

-   Merit based increases for NEOs continuing in role ranging from 2.7% – 5.3% were approved for 2022.

-   Mr. Farrington who was not an NEO in 2021, received a salary adjustment for 2022 in his prior role, and in connection with his promotion to the new role of Senior Vice President, People and Culture, in September 2022, his base salary was increased by 7.7%.

Annual Incentives (page 43)

-   Annual bonus pool funded
based on overall Company performance.

-   Metrics and targets are evaluated each year to ensure alignment with business strategy.

-   Differentiating award values based on individual performance assists in motivation of key talent.

- Annual bonus plan funded at 75% of target. - Annual cash incentive awards for our NEOs were paid at 60% - 80% of target.

Long-Term Incentives (page 49)

-   Award mix and performance metrics are reviewed annually for strategy alignment.

-   Consistent with our strategy to drive long-term stockholder value, our 2022 PRSUs use net sales growth as the primary performance metric and non-GAAP* operating margin expansion as a secondary metric.

-   Differentiating award values based on individual performance and potential, as well as overlapping vesting periods, assists in motivation and retention of key talent.

-   2020 LTI Award Vesting:

◯    PRSUs granted in March 2020 with 3-year cliff vesting in March 2023 vested as to 0% of target based on performance below minimum established thresholds for non-GAAP operating margin expansion over the three-year period 2020 - 2022.

◯    Performance cash awards granted in March 2020 with 3-year cliff vesting in March 2023 vested as to 126.8% of target based on performance above target goals established for net sales growth over each of the 3 years 2020, 2021 and 2022.

-   No modifications were made to any long-term incentive program. While COVID-19 and global macroeconomic conditions impacted the Company’s net sales and non-GAAP operating margin performance during the period 2020 - 2022, which in turn impacted performance RSU and performance cash awards granted in 2018, 2019, 2020 and 2021, no actions were taken to mitigate the negative impact on payouts of these awards.

* A reconciliation of certain non-GAAP financial measures is provided in Appendix A.

2023 Annual Meeting of Stockholders	40	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

The charts below illustrate the mix of target total annual direct compensation for Mr. Barry (our CEO) and other NEOs (excluding Mr. Barry) for 2022. As illustrated below, 87% of the CEO’s target total annual direct compensation and 72% of other NEOs’ target total annual direct compensation is variable with performance, including stock price performance.

2022 Target Total Annual Direct Compensation

For more information about the 2022 compensation decisions and the factors considered in making these decisions, please see pages 46 – 49.

Say on Pay Results and Stockholder Engagement

The Committee and the Board carefully consider stockholder feedback regarding executive compensation. The Company regularly interacts with stockholders throughout the year on several matters, including executive compensation. Through these and other outreach efforts, we can:

•	Better understand our stockholders’ concerns and interests on executive compensation and governance related issues;

•	Discuss the evolution of our compensation program; and

•	Gather stockholder feedback and convey the stockholder opinions and commentary directly to the Committee and the rest of the Board.

96% of the votes cast at the 2022 Annual Meeting voted in favor of our “say-on-pay” proposal

At the 2022 Annual Meeting of Stockholders, the advisory vote on the 2021 compensation of our NEOs (the “say-on-pay” vote) received approval from more than 96% of votes cast. Based on our stockholder outreach efforts, we believe this support reflects that our stockholders are pleased with the core design features of the executive compensation program. Leading up to the 2022 Annual Meeting, we reached out to our top stockholders and held conversations with each investor that expressed interest.

Aligned with the feedback received from stockholders, the Committee retained the core compensation design features for 2022, but made adjustments to the Company’s proxy peer group for 2022, as discussed further below. The Committee is committed to listening to stockholders’ views and taking stockholder feedback into account when reviewing the executive compensation program. In addition, our stockholders expressed satisfaction with the following components of our compensation program:

✓	Focus on net sales growth and operating margin expansion as well as robust target goal setting

✓	Use of at least 50% performance-based long-term incentives

✓	Responsible share usage and dilution

Finally, our stockholders were complimentary of the linkage between the compensation program, financial and stock price performance, and the Company’s long-term business strategy.

2023 Annual Meeting of Stockholders	41	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

Executive Compensation Philosophy and Objectives

Compensation Philosophy. The Company’s executive compensation program is designed to attract, motivate and retain talented executives who drive the Company’s success and enable long-term stockholder value creation by:

•	Profitably growing the business and prudently managing risk;

•	Linking a significant portion of our NEOs’ target compensation to performance-based results; and

•	Appropriately aligning compensation with both short- and long-term Company performance goals.

The deep leadership expertise of each NEO makes our NEOs highly valuable to many of our competitors, making their retention a key priority. Because many of our competitors in the spine industry are divisions of much larger companies, there is a highly competitive market for executive talent. In addition, our NEO compensation must motivate strong performance and drive stockholder returns. For these reasons, the Committee believes NEO compensation should be set at competitive levels to retain a valuable team and attract talent, while placing a strong emphasis on successful attainment of Company performance goals.

Strong Executive Compensation Governance Practices. The Committee regularly reviews best practices in governance and executive compensation. The following chart summarizes executive compensation practices that the Committee believes (i) drive Company performance and (ii) serve our stockholders’ long-term interests.

What we do	What we don’t do

Review feedback from stockholder outreach (page 41)	No single-trigger change-in-control arrangements (page 55)

Utilize an independent compensation consulting firm to facilitate pay assessments and review best practices (page 44)	No pledging of Company stock, hedging transactions and short sales by executive officers and Directors (page 52)

Review competitive compensation market data (page 44)	No significant perquisites (page 51)

Review tally sheets when making executive compensation decisions (page 46)

Administer stock ownership guidelines to align interests with our stockholders (page 52)

Provide for clawback of incentive compensation in the event of a restatement of financials (page 52)

Require executive officers and Directors to obtain approval prior to executing transactions in Company securities (page 52)

2023 Annual Meeting of Stockholders	42	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

Primary Elements of the Company’s Executive Compensation Program

The target total compensation opportunity for NEOs is comprised of both fixed (base salary) and variable (annual and long-term incentives) compensation. In addition, each NEO is eligible for benefits that are generally offered to Company employees.

Base Salary. Base salary for NEOs recognizes the experience, skills, knowledge and responsibilities required of each executive role. Each year, base salary is evaluated against the peer group, general competitive practices, and an internal assessment of the NEO performance, both individually and relative to other officers. For newly hired executive officers, the Committee considers industry and other competitive hiring factors. The Committee typically reviews base salary once a year and may adjust each NEO’s salary to reflect changes of responsibility, performance, and competitive conditions. The Committee does not apply specific formulae to determine changes. If adjustments are made, they are typically made effective with the first pay period in March of each year.

Annual Performance Bonus Plan. NEOs participate in an annual cash bonus plan intended to provide a financial incentive based on the achievement of specifically defined annual performance measures, including both Company-specific measures and individual performance measures. The Committee establishes an individual target bonus opportunity for each NEO expressed as a percentage of base salary. Target bonus percentages are established at the beginning of the fiscal year (or upon hiring for new hires) based on a review of:

•	Competitive market data for both target bonus opportunity and target total cash opportunity;

•	The role of each executive, including ability to impact the Company’s overall performance; and

•	The Committee’s assessment of internal pay equity among executives.

The Committee may adjust each NEO’s target bonus opportunity during the year to reflect promotions or changes in level of responsibility, performance-based factors, and competitive conditions. The Committee evaluates the performance measures and targets under the plan each year to ensure they align with the Company’s short-term strategy and its long-term objective of creating sustainable stockholder value. Annual cash bonus payments, if any, are typically paid to each NEO in the first quarter of the year following the performance year.

Annual Long-Term Incentive Awards (LTI). LTI awards to our NEOs include grants of restricted stock units (RSUs) and performance restricted stock units (PRSUs). Prior to 2021, LTI awards also included performance cash awards. RSUs and PRSUs enable our NEOs to feel invested in our business and to participate in the long-term success of our Company as reflected in stock price appreciation. Furthermore, LTI awards promote retention through vesting tied to an individual’s continued employment.

In determining each NEO’s grant of LTI awards, the Committee considers:

•	Company performance;

•	Individual past performance and future potential; and

•	Competitive pay practices.

In addition, the Committee evaluates the amount and value of unvested LTI awards held by NEOs to assess the retention value associated with previously granted LTI awards. It is the Committee’s aim to provide significant levels of LTI compensation to NEOs as the Committee feels it is important to the Company’s long-term growth prospects to motivate and retain the Company’s executive management team.

Process for Determining Named Executive Officer Compensation

Except for compensation actions for the CEO, which require full Board approval, the Committee is ultimately responsible for decisions relating to compensation for our NEOs. In making its decisions, the Committee considers recommendations from, and discusses decisions with, its independent compensation consultant and the management team.

Role of the Committee. The Committee has the ultimate responsibility and decision-making authority over all aspects of the executive compensation programs for our NEOs, other than the CEO as described above. The Committee seeks advice from its independent compensation consultant to assist in the assessment of executive pay elements in order to ensure that they are reasonable, aligned with stockholder interests and competitive and meet our key priorities. Additionally, the Committee considers stockholder feedback and recommendations of the CEO referenced below. For a more detailed description of the Committee’s duties and responsibilities, please refer to the Committee’s Charter, which can be found on the Company’s website under the Governance section of the Company’s Investor Relations section on www.nuvasive.com.

2023 Annual Meeting of Stockholders	43	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

Role of Management. The Committee has full access to the management team for assessing and acting on executive compensation matters. The CEO works closely with the management team to develop management’s recommendations on the alignment of compensation with business strategy. The CEO does not make recommendations or participate in Committee deliberations on matters regarding the CEO’s own compensation. While the Committee considers input from the CEO and management in making compensation decisions, its decisions may or may not reflect management’s recommendations.

Role of Consultants. The Committee retained an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to advise the Committee on executive and non-employee Director compensation practices during 2022. The independent compensation consultant reports directly to the Committee and provides advice on program design, performs data and information analyses, and keeps the Committee apprised of changing trends and regulatory requirements in the executive pay arena. In 2022, the Committee concluded that the engagement of FW Cook raised no conflict of interest under applicable SEC and Nasdaq rules that would prevent FW Cook from independently providing services to the Committee.

Competitive Market Data. The Committee considers each element of compensation separately and the total compensation package as a whole to determine whether compensation is consistent with the Committee’s compensation policies, is aligned with Company performance, and is competitive. The Committee considers peer group data, as well as published survey data. While the Committee considers this data in setting executive compensation, the Committee does not solely rely upon benchmarking in relation to a specific peer group. The Committee considers multiple factors in making individual pay decisions, allowing the Committee flexibility in determining the overall compensation (as opposed to being locked into a particular data set and/or percentile target).

Peer Group. The Committee performs an annual assessment of the peer group for compensation benchmarking. In August 2021, the Committee reviewed our 2021 peer group (the “2021 Peer Group”) to determine whether the companies included were appropriate for 2022. Criteria included size (based on revenue and market capitalization), industry, peer groups as listed by proxy advisors and available compensation data. During this review, the Committee noted that the two largest companies in the 2021 Peer Group (Align Technology and IDEXX Laboratories) were significantly larger than the Company based on market capitalization, revenue, and other metrics. The Committee also acknowledged that both companies fell outside of the peer group size constraints that a well-known proxy advisory firm has established, with revenues between 0.4 to 2.5 times that of NuVasive and market capitalization between 0.25 and 4.0 times that of NuVasive. Additionally, Wright Medical Group, N.V. was removed due to its acquisition by Stryker Corporation, which was completed in November 2020. While NuVasive competes with these companies for talent, the Committee, with input from its independent compensation consultant, determined to update the 2022 proxy peer group (the “2022 Peer Group”) to better align NuVasive’s revenue and market capitalization with the median by (i) removing the two largest peers from the 2021 Peer Group, (ii) removing Wright Medical Group, N.V., and (iii) adding four new medical device companies that are similar to or smaller in size than that of NuVasive, as follows:

Removed for 2022	Added for 2022

Align Technology, Inc.	Avanos Medical, Inc.

IDEXX Laboratories, Inc.	LivaNova PLC

Wright Medical Group, NV	Merit Medical Systems Inc.

QuidelOrtho Corporation

When these changes were approved by the Compensation Committee in August 2021, NuVasive approximated the median for revenue and the 25th percentile for market capitalization relative to the sixteen companies comprising the 2022 Peer Group, as follows:

2022 Peer Group

Avanos Medical, Inc.	Haemonetics Corporation	LivaNova PLC	Orthofix Medical, Inc.

CONMED Corporation	ICU Medical, Inc.	Masimo Corporation	QuidelOrtho Corporation

Dexcom, Inc.	Integer Holdings Corp	Merit Medical Systems Inc.	ResMed, Inc.

Globus Medical, Inc.	Integra LifeSciences Holdings Corp	Nevro Corp.	STERIS Plc

2023 Annual Meeting of Stockholders	44	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

As part of the annual peer group review process, the Committee reviewed the proxy peer group again in August 2022 to establish the proxy peer group for 2023 compensation benchmarking. Criteria included size (based on revenue and market capitalization), industry, peer groups as listed by proxy advisors and available compensation data. During this review, the Committee noted that Steris was significantly larger than the Company based on market capitalization, revenue, and other metrics. The Committee also acknowledged that Steris fell outside of the peer groups utilized by well-known proxy advisory firms.

The Committee, with input from its independent compensation consultant, determined to update the 2023 proxy peer group (the “2023 Peer Group”) to better align NuVasive’s revenue and market capitalization with the median by removing Steris and maintaining the remaining 15 companies as follows:

2023 Peer Group

Avanos Medical, Inc.	Haemonetics Corporation	LivaNova PLC	Orthofix Medical, Inc.

CONMED Corporation	ICU Medical, Inc.	Masimo Corporation	QuidelOrtho Corporation

Dexcom, Inc.	Integer Holdings Corp	Merit Medical Systems Inc.	ResMed, Inc.

Globus Medical, Inc.	Integra LifeSciences Holdings Corp	Nevro Corp.

Additional Published Survey Sources. As noted above, the Committee does not rely upon a stated benchmarking percentile in relation to this specific peer group alone, but rather relies upon varied sources of data and other factors in making individual pay decisions. To supplement market data gathered from publicly disclosed filings of our specific peer group, the Committee also considers market information from the Radford Global Technology published compensation survey, which is reflective of the market in which we compete for talent. The identity of the companies comprising the survey data is not disclosed to, or considered by, the Committee in its decision-making process and the Committee does not consider the identity of the companies comprising the survey data to be material for this purpose.

2023 Annual Meeting of Stockholders	45	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

Determining Executive Compensation for 2022

For 2022, the Committee (and the Board, in the case of the CEO) considered market pay-related data and other factors such as Company performance, performance against individual goals and objectives, realizable pay data, and a multi-year look-back of total compensation through tally sheets (inclusive of annual cash compensation, LTI awards granted and earned, and benefits and perquisites) in determining NEO compensation for 2022.

2022 Base Salary. The table below sets forth base salary rates for the NEOs as of December 31, 2021 and 2022, and the percentage change:

	2021 Base Salary Rate(1)	2022 Base Salary Rate(2)	% Change from 2021

J. Christopher Barry	$ 875,000	$ 900,000	2.9%

Matthew K. Harbaugh	$ 535,500	$ 550,000	2.7%

Michael Farrington(3)	$ 280,000	$ 350,000	25.0%

Nathaniel B. Sisitsky	$ 401,829	$ 415,893	3.5%

Dale Wolf	$ 391,000	$ 404,685	3.5%

Massimo Calafiore	$ 475,000	$ 500,000	5.3%

(1)	2021 Base Salary Rate reflects annual base salary rate in effect on December 31, 2021.

(2)	2022 Base Salary Rate reflects annual base salary rate in effect on December 31, 2022.

(3)

In February 2022, Mr. Farrington, who was not an NEO in 2021, received a salary adjustment in his role of Senior Vice President, Corporate Marketing, Brand, and Communications. Mr. Farrington assumed additional responsibilities leading our human resources, talent, and total rewards function in connection with his promotion to the new role of Senior Vice President, People and Culture, in September 2022, at which time his base salary was increased by 7.7%.

2022 Annual Performance Bonus. In February 2022, the Committee approved the terms of the 2022 annual performance bonus plan (the “2022 Bonus Plan”) under which our NEOs are eligible to receive a cash bonus based on the achievement of Company and individual performance goals. The Committee established an individual target bonus opportunity for each NEO based on peer group and survey data for similar positions, each executive officer’s role, including their ability to impact the Company’s overall performance, and internal pay equity among the executive officers. Consistent with the design of the 2021 annual performance bonus plan, the Committee approved a maximum bonus opportunity under the 2022 Bonus Plan at 200% of target.

For 2022, and consistent with our past practice, the Committee approved funding guidelines that include payout scenarios for various levels of Company financial performance along with achievement of strategic objectives (described below). The weighting of each performance measure for purposes of the 2022 Bonus Plan is set forth in the table below:

2022 Bonus Plan – Performance Measure Weighting

35% 2022 Full-year Net Sales	35% 2022 Full-year Non-GAAP Operating Margin	30% Achievement of Strategic Objectives

The Committee selected net sales and non-GAAP operating margin as the metrics for the financial performance components of the 2022 Bonus Plan, each weighted equally, as the Committee believes these performance metrics closely align with both the Company’s short-term strategy and its long-term objective of creating sustainable stockholder value (which is consistent with stockholder feedback).

The Committee defined these metrics for purposes of the 2022 Bonus Plan as follows:

•

Net Sales: Net sales for the fiscal year ended December 31, 2022, calculated from the year-end financial statements, excluding the effect of currency fluctuations and financial impact of substantial acquisitions and divestitures that close after January 1, 2022; and

2023 Annual Meeting of Stockholders	46	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

•

Non-GAAP Operating Margin: Non-GAAP operating margin for the fiscal year ended December 31, 2022, calculated from the year-end financial statements (which includes the cost of 2022 Bonus Plan payouts), excluding the financial impact of substantial acquisitions and divestitures that close after January 1, 2022.

The purpose of these adjustments is to ensure the measurement of performance reflects factors that management can directly control and that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operation of the business. The Committee feels these definitions appropriately measure core net sales and operating margin performance.

The strategic objectives for the 2022 Bonus Plan consisted of: (i) maximizing procedural participation through adoption of cervical portfolio products, enabling technology, and products manufactured by our NuVasive Specialized Orthopedics (“NSO”) subsidiary, and (ii) enhancing the employee experience through employee engagement, diversity and inclusion initiatives, and improving employee retention and hiring practices.

Results for each performance measure are determined on a scale of 0% - 200%, based on the level of achievement for each performance measure, with a maximum bonus opportunity under the 2022 Bonus Plan at 200% of target.

Demonstration of Rigorous Financial Performance Goal Setting. The chart below sets forth the threshold, target and maximum goals for the financial performance components of the 2022 Bonus Plan established by the Committee:

Metric ($ in millions)	2021 Baseline (1)	2022 Full-year Financial Performance Goals			Increase over 2021 Actual
		Threshold	Target	Maximum	Threshold	Target	Maximum

Net Sales(2)	$1,139	$1,162	$1,266	$1,393	+3.0%	+12.2%	+23.5%

Non-GAAP Operating Margin(2)	12.80%	12.80%	15.80%	17.80%	00 bps	300 bps	500 bps

(1)	2021 Baseline reflects financial results for the year ended December 31, 2021.

(2)	Data has been rounded.

2022 Bonus Plan Results. In determining annual bonus payments for each NEO, the Committee considers individual and Company performance, as reflected in each executive’s leadership, business unit or functional achievements and results against goals and objectives. The evaluation of an executive’s performance relative to these considerations is inherently subjective and is not based on any mathematical calculation or formula; rather, it is based on the collective business experience and judgment of the Committee (and the Board, in the case of the CEO) to holistically consider the performance of each executive and his or her contribution to the overall success of the Company.

In February 2023, the Committee (and the Board, in the case of the CEO) reviewed the Company’s financial and business performance and approved payouts under the 2022 Bonus Plan. During 2022, we continued to experience negative impacts as a result of the COVID-19 pandemic and global macroeconomic conditions, including challenges associated with material and component availability for certain product lines, longer shipping and delivery times for raw materials and components, constrained logistics capacity related to the movement of our products, availability of skilled labor and increased costs of raw materials, components, labor, and freight and courier services. Global economic conditions also impacted foreign currency exchange rates relative to the U.S. dollar. Although the majority of our net sales and cash generation have been made in the U.S., our business in markets outside of the U.S. has continued to increase in recent years and international net sales (excluding Puerto Rico) were 23% of our total net sales for the year ended December 31, 2022. The increase in net sales from our international business, coupled with significant and unanticipated fluctuations in foreign currency exchange rates, had an adverse effect on our 2022 financial results, including our net sales, net sales growth rates, and margins. For the year ended December 31, 2022, we reported net sales of $1.202 billion and non-GAAP operating margin of 12.4%, when calculated in accordance with the 2022 Bonus Plan. Accordingly, the Company achieved 97% of the goal established for the financial performance measure for net sales and fell short of the minimum threshold established for the financial performance measure for non-GAAP operating margin. However, the Committee also took into consideration that non-GAAP operating margin, as adjusted for the significant and unanticipated foreign currency exchange impact, would have been 13.2% and would have resulted in the Company achieving 83% of the goal established for the financial performance measure for non-GAAP operating margin.

As it relates to the strategic objectives under the 2022 Bonus Plan, the Committee determined that the Company had achieved its strategic goals of maximizing procedural participation through the commercial launch of Reline Cervical and realizing significant growth from the continued adoption of NSO products. The Company continued to accelerate its enabling technology initiatives, but

2023 Annual Meeting of Stockholders	47	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

experienced some challenges associated with component shortages for certain product lines. Additionally, the Company achieved its strategic goals of enhancing the employee experience through successful action planning in response to employee survey findings, continuing to advance its diversity and inclusion initiatives, and improving employee retention. Overall, the Committee determined an achievement level of 89% appropriately reflected the Company’s performance against its strategic goals established under the 2022 Bonus Plan.

Based on the Company’s performance relative to its financial goals and its achievement of strategic objectives, the Committee determined to fund the 2022 Bonus Plan at 75% of target. In making such determination, the Committee took into account the calculated performance for full-year net sales and strategic objectives. Given the significant and unanticipated foreign currency volatility in 2023, the Committee took into consideration foreign currency fluctuations in determining the level of achievement of non-GAAP operating margin when funding the 2022 Bonus Plan, noting that foreign currency volatility is outside the control of company employees. The table below presents information relating to the various components of the 2022 Bonus Plan and level of achievement (rounded to the nearest percent):

Performance Measure	Performance Measure Weighting	Level of Achievement (0% - 200%)	% of Bonus Funded	Weighted Funded %

2022 Full-year Net Sales Performance	35%	97%	80%	28%

2022 Full-year Non-GAAP Operating Margin Performance(1)	35%	83%	56%	20%

Strategic Objectives Achievement	30%	89%	89%	27%

Total Funding (% of Target)	-	-	-	75%

(1)	Reflects 2022 full-year non-GAAP operating margin performance, as adjusted on a constant currency basis, as discussed above.

For 2022 Bonus Plan payouts for our NEOs, the Committee considered the funding guidelines for the 2022 Bonus Plan, continuing challenges associated with the COVID-19 pandemic and global macroeconomic conditions, and each NEO’s individual contribution to the Company’s 2022 performance. For each of Messrs. Harbaugh, Farrington, Sisitsky, and Wolf, the Committee approved payouts under the 2022 Bonus Plan that range from 60% to 80% of target, and based on the recommendation of the Committee, the Board also approved a 2022 bonus payout for Mr. Barry at 65% of target.

The following table sets forth the bonus target and actual cash bonuses paid to each NEO under the 2022 Bonus Plan:

	2022 Annual Base Salary Rate(1)	2022 Target Cash Bonus(1) (% of Base Salary)	2022 Target Cash Bonus Amount	2022 Actual Cash Bonus Amount ($)		2022 Actual Cash Bonus Amount (% of Target)

J. Christopher Barry	$900,000	125%	$1,125,000	$731,250		65%

Matthew K. Harbaugh	$550,000	90%	$495,000	$297,000		60%

Michael Farrington	$350,000	60%	$210,000	$159,879		80% (2)

Nathaniel B. Sisitsky	$415,893	60%	$249,536	$187,152		75%

Dale Wolf	$404,685	60%	$242,811	$169,968		70%

Massimo Calafiore	$500,000	80%	$400,000	$0	(3)	0%

(1)	Reflects annual base salary rate and target cash bonus as a percentage of base salary in effect on December 31, 2022.

(2)

Mr. Farrington’s eligible earnings for purposes of the 2022 Bonus Plan are prorated based on his salary increase from $325,000 to $350,000 in connection with his new role of Senior Vice President, People and Culture, effective September 5, 2022.

(3)	Mr. Calafiore voluntarily separated employment in August 2022 and was not eligible for a bonus under the 2022 Bonus Plan upon his resignation.

2023 Annual Meeting of Stockholders	48	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

2022 Long-Term Incentive Awards – Annual Grant. To directly align LTI awards with stockholder value creation, the Committee awarded 2022 LTI awards to NEOs in RSUs (50% of total target award value) and PRSUs (50% of total target award value). The following table summarizes the annual 2022 LTI awards for the NEOs:

	Total 2022 LTI Target Award Value ($)(1)	RSUs(1)(2)		PRSUs(1)(2)(3)
		($)	(# of shares)	($)	(# of shares)

J. Christopher Barry	$ 5,000,000	$ 2,500,000	45,864	$ 2,500,000	45,864

Matthew K. Harbaugh	$ 1,600,000	$ 800,000	14,677	$ 800,000	14,677

Michael Farrington	$ 400,000	$ 200,000	3,670	$ 200,000	3,670

Nathaniel B. Sisitsky	$ 700,000	$ 350,000	6,421	$ 350,000	6,421

Dale Wolf	$ 700,000	$ 350,000	6,421	$ 350,000	6,421

Massimo Calafiore	$ 1,200,000	$ 600,000	11,008	$ 600,000	11,008

(1)

The LTI grant values represent the economic value on the date of grant, and for performance-based awards, assumes a payout at target. It does not reflect the accounting value under FASB ASC Topic 718, which may differ. The LTI grant values computed in accordance with the FASB ASC Topic 718 can be found in the Summary Compensation Table. The 2022 RSU and PRSU awards were made pursuant to the 2014 Equity Incentive Plan of NuVasive, Inc. (the “2014 Equity Incentive Plan”).

(2)

The annual 2022 LTI awards were granted on March 1, 2022. The number of RSUs and PRSUs was determined by dividing the economic value by the closing stock price on the date of grant ($54.51 per share). Any resulting fractional share was rounded up to the nearest whole share.

(3)

Reflects the target number of shares subject to PRSUs, assuming all performance goals and other requirements are met. As described below, the PRSUs earned will range from 0% – 200% of target based on the achievement of performance goals, with payment in shares following the conclusion of the three-year performance period.

The table below sets forth the 2022 LTI award type, purpose, performance goals and vesting terms. Each of the 2022 LTI awards described below cliff vest on March 1, 2025, subject to the NEO’s continued service with the Company through such date (with the possibility of earlier acceleration in limited circumstances), satisfaction of the applicable performance conditions, and compliance with the terms of the grant agreement. The amount of the performance cash payouts for the 2020 annual LTI awards is included in the Summary Compensation Table as Non-Equity Incentive Plan Compensation for 2022.

2022 LTI Award Types

LTI Award Type	Purpose	Performance Goal	Vesting Terms

RSUs (50% of total target value)	Retain and motivate executives to drive long-term stockholder value while feeling personally invested in the business	Not applicable; time-based	Three-year cliff vest in 2025

PRSUs (50% of total target value)	Reward executives for the achievement of multi-year performance goals	Net sales growth over each of the three years 2022, 2023 and 2024, subject to a cap based on non-GAAP Operating Margin expansion as measured at the end of the three-year period	Three-year cliff vest in 2025 with opportunity that ranges from 0 – 200% of target

The Committee removed performance cash as an LTI award type in 2021 to simplify the award delivery to executives and place greater emphasis on top-line net sales growth. The Committee selected net sales growth as the primary performance metric and non-GAAP operating margin expansion as a secondary performance metric for the 2022 LTI awards because they are aligned with the Company’s operating plan and the financial objectives communicated to stockholders, which focus on above-market net sales growth while driving improved profitability. The Committee also believes that they are important drivers of long-term stockholder value creation. As RSUs and PRSUs are reflected in the Summary Compensation Table in the year of grant, and performance cash is reflected in the Summary Compensation Table when earned, the removal of performance cash as an LTI award type in 2021 resulted in an increase in annual compensation as reported in the Summary Compensation Table for 2021 and 2022 as compared to annual compensation reported in the Summary Compensation Table for 2020.

2023 Annual Meeting of Stockholders	49	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

Vesting and Payout of Prior Performance-Based Long-Term Incentive Awards

2020 Performance-Based Long-Term Incentive Awards. In March 2020, as part of the annual LTI award, each of Messrs. Barry, Harbaugh, Farrington, Sisitsky, Wolf and Calafiore was granted (i) a time-based RSU award with three-year cliff vesting, (ii) a PRSU award with a performance condition based on the Company’s improvement in non-GAAP operating margin over the three-year period ending December 31, 2022, and (iii) a performance cash award with a performance condition based on the Company’s growth in revenue (now captioned as “net sales” in Company financial reports) over the three-year period ending December 31, 2022. For the 2020 PRSU awards, attainment of the performance metric is measured over the three-year period ending December 31, 2022. For the 2020 performance cash awards, attainment of the performance metric is measured separately for each calendar year during the three-year measurement period, with each year weighted equally at 33.33%. The tables below set forth the performance goals and payout levels at threshold, target, and maximum for the 2020 PRSU awards and 2020 performance cash awards.

2020 Annual LTI Award Type	Metric(1)	Performance Goals			Performance Multiplier(2)
		Threshold	Target	Maximum	Threshold	Target	Maximum

2020 PRSU	Non-GAAP operating margin basis improvement over three-year period ended Dec. 31, 2022	0 bps	150 bps	300 bps	0%	100%	200%

2020 Performance Cash	Annual revenue growth, adjusted to exclude the effect of currency fluctuations and other items, over the three-year period ended Dec. 31, 2022	+0.0%	+5.0%	+8.0%	0%	100%	200%
(1)	Achievements between threshold and maximum are based on a linear interpolation between points along the funding curve.

(2)	The performance multiplier for the 2020 performance cash awards is measured on an annual basis.

Based on the Company’s performance relative to the performance conditions and as calculated in accordance with the terms of the LTI award agreements, the 2020 PRSU awards did not achieve the minimum threshold established for the financial target and did not vest (0% of target). The calculated payout for the 2020 performance cash awards was 126.8% of target as set forth in the table below.

	2020 (1) (weighted 33.33%)		2021 (weighted 33.33%)		2022 (weighted 33.33%)		Aggregate Payout

2020 Performance Cash(2)	Revenue Growth	Payout %	Revenue Growth	Payout %	Revenue Growth	Payout %	Payout %
	< 0.0%	0%	7.4%	180%	8.5%	200%	126.8%

(1)	For fiscal year 2020, revenue growth is measured against baseline revenue of $1,168 million.

(2)

Reflects revenue growth, measured as a percentage, compared to the prior year as calculated based on the Company’s annual revenue as determined in accordance with the performance cash award agreement, which includes among other items, adjustments to exclude the effect of currency fluctuations.

The table below sets forth, for each of Messrs. Barry, Harbaugh, Farrington, Sisitsky, Wolf and Calafiore, the award target and award payout for the PRSU awards and performance cash awards granted as part of the 2020 annual LTI awards. In accordance with the terms for the 2020 annual LTI awards, which provide for three-year cliff vesting, these awards vested and were paid on March 1, 2023.

	2020 PRSU Award Target (# Shares)	2020 PRSU Award Payout (# Shares)	2020 Performance Cash Award Target ($)	2020 Performance Cash Award Payout ($)

J. Christopher Barry	17,142	0	$1,125,000	$1,426,500

Matthew K. Harbaugh	6,095	0	$400,000	$507,200

Michael Farrington	953	0	$62,500	$79,250

Nathaniel B. Sisitsky	2,667	0	$175,000	$221,900

Dale Wolf	2,286	0	$150,000	$190,200

Massimo Calafiore(1)	2,477	0	$162,500	$0

(1)	Mr. Calafiore voluntarily separated employment in August 2022 and all unvested and/or unpaid LTI awards were forfeited and cancelled upon separation.

2023 Annual Meeting of Stockholders	50	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

Responsible Share Usage

As illustrated in the chart below, the Company’s annual share usage rate has remained below 2% since stockholders approved the 2014 Equity Incentive Plan.

Annual Share Usage Rate

2018	2019	2020	2021	2022

1.63%	1.16%	1.08%	1.37%	1.59%

(1)

Share Usage Rate is defined as the ratio of the target number of shares subject to equity awards granted in the calendar year (i.e., the number of shares that would be issued at target level for performance-based equity incentives) to the weighted average shares outstanding (basic) at the end of such year.

Other Elements of the Executive Compensation Program

Perquisites and Other Benefits. Our NEOs participate in our benefit plans on the same terms as our other employees, which include the Company’s 401(k) plan and medical and dental insurance. In addition to these benefits, executives may be provided with certain other incidental benefits (including participation in an executive healthcare program and financial planning benefit) that do not comprise a material portion of any executive’s compensation package. We generally do not provide significant perquisites to the executives that are not available to our other employees.

We do not provide defined benefit pension arrangements or post-retirement health coverage for our U.S. executives or employees. Our NEOs are eligible to participate in our 401(k) defined contribution plan. For all U.S. employees, including our NEOs, we provide a 50% match on employee deferrals up to 8.0% of eligible compensation (a 4.0% effective match) to help attract and retain top talent as well as support our employees’ retirement readiness. We also offer participation in a Deferred Compensation Plan, which is a non-qualified defined contribution plan that provides for the voluntary deferral of cash compensation for individuals holding a position of Vice President or higher, as well as non-employee members of the Board. Eligible employees may defer up to 75% of base salary and/or up to 100% of their annual bonus into the plan, and contributions may be directed into a selection of underlying investment funds. Non-employee members of the Board may defer all or a portion of their cash retainer into the non-qualified plan. In 2022, Mr. Wolf was the only NEO who elected to defer compensation.

Our NEOs may participate in our Employee Stock Purchase Plan, which is available to all our employees, pursuant to which they may purchase shares of our common stock at a discount to market prices (but within limits of Section 423 of the Internal Revenue Code). Additionally, our executive travel and expense policy sets forth guidelines for our NEOs with respect to reimbursable expenses and generally requires: (i) a business purpose for business meals reimbursed by the Company, and (ii) that personal aspects of business travel (other than incidental meals and other expenses) be paid by the executive.

Attributed costs of the personal benefits described above for the NEOs for the fiscal year ended December 31, 2022, if required to be disclosed, are included in the column captioned “All Other Compensation” of the “Summary Compensation Table” below.

Equity Grant Practices. The Company’s practice is to grant annual equity awards to eligible employees, including our NEOs, during the first quarter of the year. The grant date for the Company’s annual LTI award is approved by the Committee well in advance of the date of grant. In the event of grants related to new hires or other off-cycle awards, the grants are generally made on the first trading day of the month following approval of the award.

2023 Annual Meeting of Stockholders	51	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

Stock Ownership Guidelines. All of our non-employee Directors, our CEO, and individuals holding a position of Senior Vice President or higher, are subject to stock ownership guidelines. The table below sets forth the 2022 stock ownership guidelines.

Stock Ownership Guidelines

Target Multiple (as a multiple of base salary or Director base retainer).	• Non-employee Directors: 5.0x • Chief Executive Officer: 5.0x • President and Executive Vice Presidents: 2.0x • Senior Vice Presidents: 1.0x

Awards that Count	• Shares owned outright (including shares for which delivery has been deferred) • Shares subject to vested and unvested time-based restricted stock and RSUs

Awards that do Not Count	• Vested and unvested stock options • Unearned performance equity awards

Time to Achieve	• Within 5 years of becoming subject to the guidelines

Each of Messrs. Barry, Harbaugh, Farrington, Sisitsky and Wolf are in compliance with our stock ownership guidelines. As further discussed below under “Director Compensation,” all of our non-employee Directors are also in compliance with our stock ownership guidelines.

Holding Periods on Employee Stock Purchase Plan (ESPP) Purchases. Shares purchased through the ESPP by eligible employees, including our NEOs, must be held for a minimum of six months. This policy applies to all ESPP purchases made after November 1, 2014 and is in addition to the share ownership guidelines described above.

Clawback Policy. Our Board has adopted the NuVasive Incentive Compensation Recoupment Policy, under which our Board has authority to recover excess executive officer incentive compensation cash and equity awards in the event of a material restatement of our financial statements. We believe that our strong financial controls provide a substantial safeguard against the risk of a financial restatement. However, if an extraordinary event were to occur and require a material restatement of the Company’s financial performance, the Committee is authorized to seek recovery of executive officer compensation achieved based upon any misstated financial information. In November 2022, the SEC issued final rulemaking that directed the listing exchanges, including the Nasdaq, to adopt rules requiring listed companies to implement a clawback policy that requires recovery of incentive compensation erroneously paid during the three completed fiscal years immediately preceding the date on which a listed company is required to prepare an accounting restatement to correct an error that is material to the listed company’s previously issued financial statements. In 2023, subject to the timing of the closing of the Merger with Globus Medical, the Company intends to amend its clawback policy to the extent required when such Nasdaq rulemaking regarding recoupment policies becomes effective.

Trading Controls and Anti-Hedging and Anti-Pledging Policies. Executive officers, including our NEOs, are required to pre-clear transactions in Company securities with the Company’s legal department. Generally, trading is permitted only during scheduled trading windows. Our NEOs may enter into a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934. These trading plans may be entered into only during an open trading window, must be approved by the Company‘s legal department and must include a waiting period prior to commencement of trading under the plan. The NEO bears the full responsibility if he or she violates the Company policy by permitting shares to be bought or sold without pre-clearance or when trading is restricted.

In addition, the Company prohibits its Directors, officers and other employees from (i) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities, or (ii) otherwise engage in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities that are granted to an employee or Director as compensation (or any designee of such employee or Director) or held, directly or indirectly by, an employee or Director. Further, the Company prohibits its Directors, officers and other employees from pledging Company securities as collateral for margin loans.

2023 Annual Meeting of Stockholders	52	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

Excise Tax Gross-Up Plan Adopted in Connection with our Proposed Merger with Globus Medical. In connection with entering into the Merger Agreement, on February 8, 2023, the Committee adopted the NuVasive, Inc. Excise Tax Gross-Up Plan (the “Gross-Up Plan”), to provide each executive officer with the right to receive a gross-up payment in the event that any payments or benefits provided to such executive officer in connection with the Merger become subject to the excise tax pursuant to Section 4999 of the Internal Revenue Code. The payments would generally place each participant in the same after-tax position that they would have been in if the excise tax did not apply to such executive officer, subject to an aggregate $4 million cap on the total amount of gross-up payments that may be made to participants under the Gross-Up Plan. Notwithstanding the foregoing, to the extent a participant’s payments or benefits exceed his applicable Section 280G safe harbor amount by 10% or less, the participant will instead receive a reduction of payments and benefits to the extent necessary to cause the payments not to become subject to the excise tax. The Gross Up-Plan was adopted solely in connection with the Merger and therefore will automatically terminate if the Merger Agreement is terminated without the consummation of the Merger.

Annual Risk Assessment. The Committee oversees an annual risk assessment of the Company’s compensation programs to determine whether such programs are reasonably likely to have a material adverse effect on the Company. For 2022, the Committee concluded that compensation programs were appropriately balanced to mitigate compensation-related risk with cash and stock elements, financial and non-financial goals, formal goals and discretion, and short-term and long-term rewards. The Company also has policies to mitigate compensation-related risk, including stock ownership guidelines, clawback provisions and prohibitions on employee pledging and hedging activities. Furthermore, the Committee believes the Company’s policies on ethics and compliance along with its internal controls also mitigate against unnecessary or excessive risk taking.

Employment Letters

Letter Agreement (J. Christopher Barry). During 2018, the Board undertook a comprehensive leadership development and succession planning process to identify the right leader to take NuVasive into the next phase of growth. After a robust and competitive process, the Board named Mr. Barry as CEO. On October 16, 2018, the Company entered into a Letter Agreement (the “Barry Agreement”) with Mr. Barry to serve as the Company’s CEO. The Barry Agreement set out certain terms of Mr. Barry’s new hire employment package, including an initial annual base salary of $800,000 and a bonus target opportunity for 2019 equal to 125% of base salary. The Barry Agreement also provided for eligibility for 2019 LTI awards with an aggregate grant date value of $4,000,000. In addition, the Barry Agreement provided for a one-time cash award of $500,000 which was payable in April 2019 and a one-time new hire LTI award with an aggregate grant date value of $4,500,000, both of which were intended to replace a portion of the value of short- and long-term incentive awards that Mr. Barry forfeited upon leaving his former employer to join the Company. The one-time LTI award was granted on November 5, 2018 and was comprised of (i) $2,000,000 of RSUs subject to two-year ratable vesting on each of the first and second anniversaries of the date of grant and (ii) $2,500,000 of PRSUs subject to cliff vesting on the third anniversary of the date of grant. Upon vesting, the PRSUs provided for payout between 0%-100% of the target number of shares subject thereto based on the level of year-over-year improvement in the Company’s non-GAAP diluted earnings per share (EPS) during the three-year performance period, as calculated for the 12-month period ended on September 30 of each year. The Committee reviewed the Company’s financial performance relative to the goals established for the award and approved the payout of the PRSUs at 66.66% of target, equal to 29,904 shares, which vested on November 5, 2021. Vesting of the PRSUs and RSUs were subject to Mr. Barry’s continued service with the Company and compliance with the terms of the grant agreements and the Company’s 2014 Equity Incentive Plan. The Barry Agreement also provides for standard relocation benefits, severance benefits, health and welfare benefits, and other benefits afforded to the Company’s employees and executives. The cash award and relocation benefits were subject to a benefits repayment obligation in the event of Mr. Barry’s voluntary termination other than for “good reason” or termination by the Company for “cause” prior to November 5, 2020. If such a termination event occurred during the first 12 months of employment, Mr. Barry would have been obligated to repay 100% of such benefits, and if such a termination event occurred during the second 12 months of employment, Mr. Barry would have been obligated to repay 50% of such benefits. The foregoing information is a summary of select terms from agreements entered into with Mr. Barry, is not complete, and is qualified in its entirety by reference to the pertinent text of the pertinent agreements, copies of which have been filed with the SEC in Current Reports on Form 8-K or an exhibit to the respective Quarterly Filing on Form 10-Q, as appropriate.

2023 Annual Meeting of Stockholders	53	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

Letter Agreement (Matthew K. Harbaugh). On December 27, 2019, the Company entered into a letter agreement (the “Harbaugh Agreement”) with Mr. Harbaugh with respect to his employment, compensation and benefits as Executive Vice President, Chief Financial Officer. Mr. Harbaugh’s initial base salary was set at $525,000 annually, with eligibility to receive an annual bonus payment for 2020 at a target level of $472,500 (90% of base salary). Mr. Harbaugh received a one-time LTI award, granted on January 2, 2020, comprised of RSUs with an aggregate grant date value of $100,000 and subject to cliff vesting on January 1, 2023. The Harbaugh Agreement also provided that Mr. Harbaugh would be eligible for a 2020 annual LTI award with a grant date target value of $1,600,000. The Harbaugh Agreement also provides for other health, welfare, relocation and financial benefits provided to Company executives, including participation in the Company’s Amended and Restated Executive Severance Plan. The foregoing information is a summary of select terms from agreements entered into with Mr. Harbaugh, is not complete, and is qualified in its entirety by reference to the pertinent text of the pertinent agreements, copies of which have been filed with the SEC in Current Reports on Form 8-K or an exhibit to the respective Quarterly Filing on Form 10-Q, as appropriate.

Letter Agreement (Massimo Calafiore). On October 14, 2020, the Company entered into a letter agreement (the “Calafiore Agreement”) with Mr. Calafiore in connection with his promotion to the role of Executive Vice President, Global Business Units. Through October 14, 2020, Mr. Calafiore served as the Company’s Senior Vice President, Spine Business Unit. The Calafiore Agreement provided that Mr. Calafiore’s base salary would remain $420,000 per year for the remainder of 2020 (subject to review in 2021), but that his target bonus opportunity would be increased from 60% of base salary to 75% of base salary (with Mr. Calafiore’s bonus opportunity for 2020 pro-rated based on the length of time in each role). In addition, the Calafiore Agreement provided that for 2021, Mr. Calafiore’s annual LTI award target would be $900,000, compared to $650,000 for 2020. The Calafiore Agreement also provided for continued eligibility for other Company benefits, including increased change in control benefits as an Executive Vice President, as discussed further below. The Calafiore Agreement was not amended when Mr. Calafiore assumed the role of Chief Commercial Officer in September 2021. On August 8, 2022, Mr. Calafiore notified the Company that he was voluntarily resigning to become the chief executive officer of a privately-held orthopedics technology company and his resignation was effective as of August 31, 2022.

Executive Severance Plan

The Company maintains the NuVasive, Inc. Amended and Restated Executive Severance Plan, as amended (the “Executive Severance Plan”), which is designed to cover the CEO and all of the Company’s other NEOs (as well as certain other executives as designated by the Committee). The Executive Severance Plan provides certain severance benefits upon an involuntary termination of employment by the Company that is not for cause (as defined in the Executive Severance Plan), including in the event of a position elimination. Executive Severance Plan benefits are not provided in the event of termination of employment due to retirement, death or disability. Furthermore, no benefits are provided under the Executive Severance Plan in any situation in which the executive is provided with severance benefits under any change in control agreement in connection with such a transaction.

Pursuant to the Executive Severance Plan, benefits for plan-participating executives, other than our CEO, consist of customary outplacement assistance and a cash payment equal to the sum of (i) the executive’s annual base salary and (ii) the after-tax cost of health benefits for a period of one year from the date of termination of employment. Severance benefits also include a pro-rata annual bonus payment for the year in which termination of employment occurs (based on service from the beginning of the year until the date of termination of employment) based on the lesser of his/her annual incentive bonus target for the year in which the termination of employment occurs or actual performance for the relevant performance period. The Executive Severance Plan provides benefits specific to the CEO that include customary outplacement assistance and a cash severance payment equal to the sum of: (i) two times the sum of his/her annual base salary and annual target incentive bonus in effect for the calendar year in which the termination of employment occurs and (ii) the after-tax cost of health benefits for a period of two years from the date of termination of employment. Severance benefits also include a pro rata annual bonus payment for the year in which termination of employment occurs (based on service from the beginning of the year until the date of termination of employment) based on actual performance for the relevant performance period. All severance benefits under the Executive Severance Plan are conditioned upon the executive providing an effective release of claims against the Company.

The specific amounts of compensation payable to each NEO upon the occurrence of different potential employment termination events are shown in the tables below under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

2023 Annual Meeting of Stockholders	54	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

Change in Control Arrangements

We believe that severance protection for our executives following a change in control provides several important benefits to us:

•	It permits an executive to evaluate a potential change in control while relatively free of concern for the executive’s own situation or the need to seek employment elsewhere;

•

Change in control transactions take time to unfold, and a stable management team can help preserve our operations either to enhance the value delivered to a buyer in the transaction or, if no transaction is consummated, to ensure that our business will continue without undue disruption; and

•

Change in control protections encourage management to consider, on an ongoing basis, whether a strategic transaction might be advantageous to our stockholders, even one that would vest control of the Company in a third party.

The Company has entered into a change in control agreement (the “Change in Control Agreement”) with the CEO and the Company’s other NEOs (as well as certain other executives as designated by the Committee). Additionally, in connection with the Merger Agreement, the Committee adopted the Gross-Up Plan as further described above.

The Change in Control Agreement requires a “double-trigger” for the executive to be eligible for benefits under the agreement. First, there must be a change in control of the Company (as defined in the Change in Control Agreement). Second, the executive’s employment must be involuntarily terminated by the Company for reasons other than death, disability or cause (as defined in the Change in Control Agreement) or by the executive for good reason (as defined in the Change in Control Agreement) either in contemplation of the change in control or within a period of 24 months following the change in control.

The benefits for the NEOs under the Change in Control Agreement consist of (i) a lump-sum cash severance payment; (ii) full vesting of all Company equity and LTI awards granted to the executive to the extent vesting is based on service with the Company; and (iii) the right to exercise all outstanding stock options or stock appreciation rights until the later of 24 months following the executive officer’s separation from service or such later date as may be applicable under the terms of the award agreement, but by no later than the end of the maximum full term of the award; provided, however, that, if any stock option or stock appreciation right is cashed-out in connection with a change in control, the executive officer will receive a lump-sum cash payment equal to the time value of the right to exercise those awards for that period (based on the Black Scholes option pricing model). As of December 31, 2022, the Change in Control Agreement with each of Messrs. Barry and Harbaugh, provided for lump-sum cash severance payments equal to the sum of (A) two times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment; (B) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date but not exceeding six months’ worth) of the highest grant date fair value of the long-term cash and/or equity awards granted to the executive over the three calendar year period prior to the calendar year of the termination of employment; (C) the after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months; and (D) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date) of the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment. For Messrs. Farrington, Sisitsky and Wolf, the lump-sum cash severance payment is equal to the sum of (A) 1.5 times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment; (B) the after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months; and (C) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date) of the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment.

The specific amounts of compensation, if any, payable to each applicable NEO upon a qualifying termination in connection with a change in control are shown in the tables below under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

For details regarding any amounts payable to our NEOs if the proposed transaction with Globus Medical is completed, please refer to the Definitive Merger Proxy Statement on Schedule 14A filed with the SEC on March 28, 2023.

2023 Annual Meeting of Stockholders	55	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

Effect of Tax and Accounting Considerations on Compensation Design

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), historically limited the deductibility by the Company of compensation paid to certain executive officers that did not qualify as “performance-based” to more than $1,000,000 paid in any one year. As a result of the U.S federal tax law reforms adopted in December 2017, the exemption from the Section 162(m) deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1,000,000 is not deductible for tax purposes unless it qualifies for transition relief applicable to certain “grandfathered” arrangements in place as of November 2, 2017.

In the past, the Committee generally sought to structure performance-based compensation for our covered employees in a manner that complies with Section 162(m) in order to provide for the deductibility, or grandfathered status, of such compensation to the extent possible. As of the date of this Proxy Statement, there are no unvested grandfathered arrangements outstanding. The Committee generally will continue to emphasize performance-based compensation, even though it may no longer be deductible.

While the Committee considers the tax implications as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders which may include providing for compensation that is not deductible by NuVasive for tax purposes.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included herein.

Daniel J. Wolterman (Chair)

Robert F. Friel

Amy Belt Raimundo

The preceding “Compensation Committee Report” shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2022, the following individuals served as members of the Compensation Committee: Daniel J. Wolterman (Chair), Robert F. Friel, Siddhartha C. Kadia, Ph.D., Amy Belt Raimundo, and Donald J. Rosenberg, Esq. At the time of their service as a member of the Compensation Committee, each of the foregoing individuals was a non-employee Director. No member of the Compensation Committee had a relationship that would constitute an interlocking relationship as defined by SEC rules for the fiscal year ended December 31, 2022.

2023 Annual Meeting of Stockholders	56	NuVasive, Inc. Proxy Statement

Executive Compensation

In this section of the Proxy Statement, we provide tabular disclosure regarding the compensation of our Named Executive Officers (“NEOs”), including information regarding their equity awards and potential payments they could receive upon termination of employment or upon a change in control of NuVasive. We also include below information about the ratio of CEO compensation to the compensation of our “median employee”.

2022 Summary Compensation Table

The following table shows for the annual periods ended December 31, 2022, 2021 and 2020, information concerning compensation awarded to, paid to, or earned by, the NEOs listed below. In accordance with the rules promulgated by the SEC, certain columns relating to information that is not applicable have been omitted from this table.

Name and Principal Position(1)	Year	Salary(2)($)	Bonus ($)	Stock Awards(3)($)	Non-Equity Incentive Plan Compensation(4)($)	All Other Compensation(5)($)	Total(6) ($)

J. Christopher Barry(7) CEO	2022	$896,635	—	$5,000,093	$2,157,750	$22,617	$8,077,095
	2021	$874,904	—	$4,700,005	$2,035,000	$22,341	$7,632,250
	2020	$735,462	—	$3,375,088	$690,625	$17,831	$4,819,006

Matthew K. Harbaugh EVP, CFO	2022	$548,048	—	$1,600,087	$804,200	$18,180	$2,970,515
	2021	$536,106	—	$1,650,089	$385,560	$17,722	$2,589,477
	2020	$476,336	—	$1,300,057	$330,743	$209,477	$2,316,613

Michael Farrington(8) SVP, People and Culture	2022	$327,115	$50,000	$400,103	$239,129	$10,216	$1,026,563

Nathaniel B. Sisitsky SVP, General Counsel	2022	$414,000	—	$700,017	$409,052	$19,792	$1,542,861
	2021	$401,754	—	$725,075	$366,878	$19,299	$1,513,006
	2020	$364,825	—	$525,040	$210,949	$19,162	$1,119,976

Dale Wolf(9) SVP, Global Operations	2022	$402,843	—	$700,017	$360,168	$19,585	$1,482,613
	2021	$385,442	—	$700,098	$274,680	$19,043	$1,379,263

Massimo Calafiore(10) Former Chief Commercial Officer (through Aug. 31)	2022	$329,327	—	$1,200,092	$—	$19,219	$1,548,638
	2021	$469,212	—	$900,038	$473,500	$57,614	$1,900,364
	2020	$423,231	$215,000	$487,631	$295,063	$9,622	$1,430,547

(1)	As discussed above in the Compensation Discussion and Analysis (“CD&A”), Mr. Calafiore ceased to serve as an executive officer as of August 31, 2022.

(2)

Salary reflects actual salary earned. Salary levels are adjusted annually, typically in February or March. Accordingly, any salary levels listed in the CD&A may not match amounts actually paid during the course of the year. For Messrs. Barry, Harbaugh and Sisitsky, amounts for 2020 reflect voluntary and temporary pay reductions in base salary in light of the COVID-19 pandemic and its impact on the Company’s business and industry.

(3)

Stock awards consist of restricted stock units (“RSUs”) and performance restricted stock units (“PRSUs”), as further described in the Grants of Plan-Based Awards Table. The amounts listed represent the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718 rather than an amount paid to or realized by the NEO. As described in the CD&A under the heading “2022 Long-Term Incentive Awards – Annual Grant,” each NEO received an annual long-term incentive (“LTI”) award comprised 50% of RSUs and 50% of PRSUs. The PRSU values included above are based on the target number of shares subject to the PRSU awards. If the highest level of performance conditions are achieved, the PRSU values based on the maximum number of shares issuable to each NEO for 2022 are as follows: Mr. Barry – $5,000,093, Mr. Harbaugh – $1,600,087, Mr. Farrington – $400,103, Mr. Sisitsky – $700,017, Mr. Wolf – $700,017, and Mr. Calafiore – $1,200,092. For more information on how stock awards are valued, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 22, 2023.

(4)

Amounts in this column reflect performance cash bonuses paid under the Annual Performance Bonus Plan as further described above in the CD&A. For 2022, amounts also include payments earned pursuant to performance cash awards granted on March 1, 2020 and subject to vesting and payment on March 1, 2023 based on performance relative to revenue growth targets for 2020-2022, as follows: Mr. Barry – $1,426,500, Mr. Harbaugh – $507,200, Mr. Farrington – $79,250, Mr. Sisitsky – $221,900, and Mr. Wolf – $190,200. These performance cash awards are described in the CD&A under the heading “Vesting and Payout of Prior Performance-Based Long-Term Incentive Awards.”

(5)

Amounts in this column represent matching contributions to our 401(k) plan and health savings accounts made on behalf of our NEOs, income imputed to the NEO under the Company’s life insurance program, and other compensation described below in these footnotes. For 2022, amounts in this column also reflect expenses associated with executive financial and tax planning services for Messrs. Barry, Harbaugh, Sisitsky, Wolf, and Calafiore and expenses associated with annual physical examinations for Messrs. Sisitsky, Wolf, and Calafiore. For 2022, amounts in this column associated with matching contributions to our 401(k) plan for each NEO are as follows: Mr. Barry – $10,250, Mr. Harbaugh – $12,200, Mr. Farrington – $5,654, Mr. Sisitsky – $10,250, Mr. Wolf – $10,250, and Mr. Calafiore – $10,250.

2023 Annual Meeting of Stockholders	57	NuVasive, Inc. Proxy Statement

EXECUTIVE COMPENSATION (CONT.)

(6)	Amounts in this column may not equal the sum of the amounts in each other column due to rounding.

(7)	In addition to the items noted in footnote 5 above, “All Other Compensation” in 2022 for Mr. Barry includes $3,887 in non-taxable benefits related to spousal travel to attend business functions.

(8)

Mr. Farrington was not a NEO prior to 2022. Bonus in 2022 reflects a retention cash bonus award granted to Mr. Farrington in 2021 that was earned and paid in October 2022. In addition to the items noted in footnote 5 above, “All Other Compensation” in 2022 for Mr. Farrington includes $2,925 in non-taxable benefits related to spousal travel to attend business functions.

(9)

Mr. Wolf was not a NEO prior to 2021. For Mr. Wolf, “Non-Equity Incentive Compensation” in 2021 includes $18,768 deferred pursuant to the NuVasive, Inc. Deferred Compensation Plan. Mr. Wolf elected not to defer any compensation during 2022. In addition to the items noted in footnote 5 above, “All Other Compensation” in 2022 for Mr. Wolf includes $850 in non-taxable benefits related to spousal travel to attend business functions.

(10)

For Mr. Calafiore, Bonus in 2020 reflects a bonus award granted to Mr. Calafiore in 2017 that was earned and paid in May 2020. The bonus award was granted as part of Mr. Calafiore’s new hire package when he joined the Company in 2017. In addition to the items noted in footnote 4 above, “All Other Compensation” in 2022 for Mr. Calafiore includes $444 in non-taxable benefits related to spousal travel to attend business functions.

CEO Pay Ratio

Under rules promulgated by the SEC, companies are required to disclose the ratio of CEO compensation to the compensation of their “median employee”. As permitted by SEC rules, we identified our median employee using “annualized cash compensation,” which includes:

•	annualized base pay (which was calculated for both hourly or salaried employee based on the employee’s standard annual work hours, determined as of our December 31, 2022 determination date),

•	annualized target cash incentives (excluding commissions), and

•	actual commissions earned in 2022.

As we do not employ a material seasonal workforce only employees employed on the determination date are used to determine the median employee. Additionally, for annualized base pay and annualized target cash incentives, only the values in effect as of the determination date are utilized to determine the median employee. We do not believe this assumption has a material impact on the median employee identified or the resulting CEO pay ratio. For all compensation paid in currencies other than the U.S. Dollar, all values were converted to the U.S. Dollar using foreign currency exchange rates on December 31, 2022.

After identifying our median employee, we then calculated compensation for such median employee using the same methodology used to calculate compensation for our NEOs as reported in the 2022 Summary Compensation Table (the “SCT”) on page 57. On the SCT basis, the annual total compensation for the median employee for the 2022 fiscal year was $68,396. The median employee identified did not receive any stock-based compensation during the 2022 fiscal year.

•	The CEO’s annual total compensation for 2022, calculated as discussed above, was $8,077,095.

•	The resulting ratio of CEO pay to NuVasive’s median employee pay is 118:1.

2023 Annual Meeting of Stockholders	58	NuVasive, Inc. Proxy Statement

EXECUTIVE COMPENSATION (CONT.)

Grants of Plan-Based Awards for 2022

The following table sets forth information regarding grants of LTI awards and potential cash payments made to our NEOs during the fiscal year ended December 31, 2022.

Name	Grant Date	Grant Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(3)($)
			Threshold($)(4)	Target($)(5)	Maximum($)(6)	Threshold(#)	Target(#)	Maximum(#)
J. Christopher Barry
- 2022 Annual Performance Bonus	—	—	$3,375	$1,125,000	$2,250,000	—	—	—	—	—
- 2022 Performance RSUs(7)	3/1/2022	2/10/2022	—	—	—	153	45,864	91,728	—	$2,500,047
- 2022 RSUs(8)	3/1/2022	2/10/2022	—	—	—	—	—	—	45,864	$2,500,047
Matthew K. Harbaugh
- 2022 Annual Performance Bonus	—	—	$1,446	$481,950	$963,900	—	—	—	—	—
- 2022 Performance RSUs(7)	3/1/2022	2/10/2022	—	—	—	49	14,677	29,354	—	$800,043
- 2022 RSUs(8)	3/1/2022	2/10/2022	—	—	—	—	—	—	14,677	$800,043
Michael Farrington
- 2022 Annual Performance Bonus	—	—	$630	$210,000	$420,000	—	—	—	—	—
- 2022 Performance RSUs(7)	3/1/2022	2/10/2022	—	—	—	12	3,670	7,340	—	$200,052
- 2022 RSUs(8)	3/1/2022	2/10/2022	—	—	—	—	—	—	3,670	$200,052
Nathaniel B. Sisitsky
- 2022 Annual Performance Bonus	—	—	$749	$249,536	$499,072	—	—	—	—	—
- 2022 Performance RSUs(7)	3/1/2022	2/10/2022	—	—	—	21	6,421	12,842	—	$350,009
- 2022 RSUs(8)	3/1/2022	2/10/2022	—	—	—	—	—	—	6,421	$350,009
Dale Wolf
- 2022 Annual Performance Bonus	—	—	$728	$242,811	$485,622	—	—	—	—	—
- 2022 Performance RSUs(7)	3/1/2022	2/10/2022	—	—	—	21	6,421	12,842	—	$350,009
- 2022 RSUs(8)	3/1/2022	2/10/2022	—	—	—	—	—	—	6,421	$350,009
Massimo Calafiore
- 2022 Annual Performance Bonus	—	—	$1,125	$375,000	$750,000	—	—	—	—	—
- 2022 Performance RSUs(7)	3/1/2022	2/10/2022	—	—	—	37	11,008	22,016	—	$600,046
- 2022 RSUs(8)	3/1/2022	2/10/2022	—	—	—	—	—	—	11,008	$600,046

(1)

Represents the hypothetical payments possible under our NEOs’ respective non-equity bonus awards. 2022 Annual Performance Bonus reflects potential cash payments under the 2022 Annual Performance Bonus Plan; the amounts actually paid to our NEOs for 2022 are set forth above in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” The 2022 Annual Performance Bonus Plan awards are subject to financial performance conditions based on net sales growth and improvement in non-GAAP operating margin, as determined for fiscal year 2022, and the achievement of selected strategic objectives, as described further in the CD&A. The weighting of each performance measure is as follows: 35% – 2022 net sales performance; 35% – 2022 non-GAAP operating margin performance; and 30% – achievement of strategic objectives.

(2)

Represents the hypothetical payments possible under our NEOs’ respective equity incentive awards as described in the CD&A under the heading “2022 Long-Term Incentive Awards—Annual Grant.” As described in the CD&A, each NEO received a 2022 annual LTI award comprised 50% of RSUs and 50% PRSUs.

(3)

The amounts represent the grant date valuation at target of the awards computed in accordance with the FASB ASC Topic 718. For more information, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 22, 2023.

(4)

The threshold payment under the 2022 Annual Performance Bonus Plan is based upon 1% achievement of the strategic objectives and failing to achieve the minimum threshold targets for net sales growth and improvement in non-GAAP operating margin for each of the financial performance conditions. Under this scenario and assuming the NEOs’ individual goals were achieved, our NEOs would earn 0.3% of their respective target bonus payment. If minimum performance levels are not achieved, payout could be zero.

(5)	The target bonus payment under the 2022 Annual Performance Bonus Plan is set as a percentage of the NEOs’ salary as discussed in the CD&A under the heading “2022 Annual Performance Bonus.”

2023 Annual Meeting of Stockholders	59	NuVasive, Inc. Proxy Statement

EXECUTIVE COMPENSATION (CONT.)

(6)

The maximum payment under the 2022 Annual Performance Bonus Plan is based upon 110.0% or greater achievement of the net sales goal and 112.7% or greater achievement of the non-GAAP operating margin goal and 200% achievement of the strategic objectives. Under this scenario and assuming the NEOs individual goals were achieved, our NEOs would earn 200% of their respective target bonus payment.

(7)

The Performance RSUs granted as part of the 2022 annual LTI award to our NEOs and other executive officers are subject to performance conditions based on the level of year-over-year net sales growth during the three-year performance period ending as of December 31, 2024, with cliff vesting in 2025. Each fiscal year during the three-year performance period is weighted 33.33%. The threshold payment is based upon 0.05% net sales growth achieved for only a single year, resulting in our NEOs earning 0.33% of their respective target grant of PRSUs. The target is based upon 10.0% net sales growth achieved for the year ended December 31, 2022 and then 5.0% net sales growth achieved year-over-year for each of the fiscal years ending December 31, 2023 and December 31, 2024, resulting in our NEOs earning 100% of their respective target grant of PRSUs. The maximum is based upon 15.0% net sales growth achieved for the year ended December 31, 2022, 10.0% net sales growth achieved year-over-year for each of the fiscal years ending December 31, 2023 and December 31, 2024, and non-GAAP operating margin for the year ending December 31, 2024 being equal to or greater than non-GAAP operating margin for the year ending December 31, 2021, resulting in our NEOs earning 200% of their respective target grant of PRSUs. If minimum performance levels are not achieved, payout could be zero.

(8)	The RSUs granted as part of the 2022 annual LTI award to our NEOs and other executive officers are subject to time-based vesting, with cliff vesting on March 1, 2025.

Outstanding Equity Awards

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2022.

Name	Option Awards				Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares (#) or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares (#), Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

J. Christopher Barry	—	—	—	—	118,347	(3)	$4,880,630	101,205	(4)	$4,173,694

Matthew K. Harbaugh	—	—	—	—	41,564	(5)	$1,714,099	34,183	(6)	$1,409,707

Michael Farrington	—	—	—	—	10,745	(7)	$443,124	6,574	(8)	$271,112

Nathaniel B. Sisitsky	—	—	—	—	17,647	(9)	$727,762	14,981	(10)	$617,816

Dale Wolf	—	—	—	—	16,683	(11)	$688,007	14,397	(12)	$593,732

Massimo Calafiore (13)	—	—	—	—	—		—	—		—

(1)	Information regarding potential acceleration of certain equity awards for the NEOs is provided under the heading “Potential Payments Upon Termination or Change in Control” below.

(2)

Computed by multiplying the number of shares underlying an RSU award or the target number of shares underlying a PRSU award by $41.24, the closing market price of our common stock as of December 31, 2022.

(3)

Represents RSUs, as follows: (i) 34,284 RSUs granted on March 2, 2020, which are subject to time-based vesting on March 1, 2023; (ii) 38,199 RSUs granted on March 1, 2021, which are subject to time-based vesting on March 1, 2024; and (iii) 45,864 RSUs granted on March 1, 2022, which are subject to time-based vesting on March 1, 2025.

(4)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 38,199 PRSUs granted on March 1, 2021, which are subject to vesting on March 1, 2024, subject to performance conditions over fiscal years 2021-2023; and (ii) 45,864 PRSUs granted on March 1, 2022, which are subject to vesting on March 1, 2025, subject to performance conditions over fiscal years 2022-2024. Also includes 17,142 PRSUs granted on March 2, 2020, which are subject to vesting on March 1, 2023, subject to performance conditions over fiscal years 2020-2022. As of December 31, 2022, the performance conditions had not yet been certified for these PRSUs. On February 2, 2023 the Compensation Committee determined that the minimum performance conditions for these PRSUs were not achieved and 100% of these PRSUs were forfeited.

(5)

Represents RSUs, as follows: (i) 1,286 RSUs granted on January 2, 2020, which are subject to time-based vesting on January 1, 2023; (ii) 12,190 RSUs granted on March 2, 2020, which are subject to time-based vesting on March 1, 2023; (iii) 13,411 RSUs granted on March 1, 2021, which are subject to time-based vesting on March 1, 2024; and (iv) 14,677 RSUs granted on March 1, 2022, which are subject to time-based vesting on March 1, 2025.

(6)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 13,411 PRSUs granted on March 1, 2021, which are subject to vesting on March 1, 2024, subject to performance conditions over fiscal years 2021-2023; and (ii) 14,677 PRSUs granted on March 1, 2022, which are subject to vesting on March 1, 2025, subject to performance conditions over fiscal years 2022-2024. Also includes 6,095 PRSUs granted on March 2, 2020, which are subject to vesting on March 1, 2023, subject to performance conditions over fiscal years 2020-2022. As of December 31, 2022, the performance conditions had not yet been certified for these PRSUs. On February 2, 2023 the Compensation Committee determined that the minimum performance conditions for these PRSUs were not achieved and 100% of these PRSUs were forfeited.

2023 Annual Meeting of Stockholders	60	NuVasive, Inc. Proxy Statement

EXECUTIVE COMPENSATION (CONT.)

(7)

Represents RSUs, as follows: (i) 1,905 RSUs granted on March 2, 2020, which are subject to time-based vesting on March 1, 2023; (ii) 1,951 RSUs granted on March 1, 2021, which are subject to time-based vesting on March 1, 2024; (iii) 3,219 RSUs granted on September 1, 2021, which are subject to time-based vesting on September 1, 2024; and (iv) 3,670 RSUs granted on March 1, 2022, which are subject to time-based vesting on March 1, 2025.

(8)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 1,951 PRSUs granted on March 1, 2021, which are subject to vesting on March 1, 2024, subject to performance conditions over fiscal years 2021-2023; and (ii) 3,670 PRSUs granted on March 1, 2022, which are subject to vesting on March 1, 2025, subject to performance conditions over fiscal years 2022-2024. Also includes 953 PRSUs granted on March 2, 2020, which are subject to vesting on March 1, 2023, subject to performance conditions over fiscal years 2020-2022. As of December 31, 2022, the performance conditions had not yet been certified for these PRSUs. On February 2, 2023 the Compensation Committee determined that the minimum performance conditions for these PRSUs were not achieved and 100% of these PRSUs were forfeited.

(9)

Represents RSUs, as follows: (i) 5,333 RSUs granted on March 2, 2020, which are subject to time-based vesting on March 1, 2023; (ii) 5,893 RSUs granted on March 1, 2021, which are subject to time-based vesting on March 1, 2024; and (iii) 6,421 RSUs granted on March 1, 2022, which are subject to time-based vesting on March 1, 2025.

(10)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 5,893 PRSUs granted on March 1, 2021, which are subject to vesting on March 1, 2024, subject to performance conditions over fiscal years 2021-2023; and (ii) 6,421 PRSUs granted on March 1, 2022, which are subject to vesting on March 1, 2025, subject to performance conditions over fiscal years 2022-2024. Also includes 2,667 PRSUs granted on March 2, 2020, which are subject to vesting on March 1, 2023, subject to performance conditions over fiscal years 2020-2022. As of December 31, 2022, the performance conditions had not yet been certified for these PRSUs. On February 2, 2023 the Compensation Committee determined that the minimum performance conditions for these PRSUs were not achieved and 100% of these PRSUs were forfeited.

(11)

Represents RSUs, as follows: (i) 4,572 RSUs granted on March 2, 2020, which are subject to time-based vesting on March 1, 2023; (ii) 5,690 RSUs granted on March 1, 2021, which are subject to time-based vesting on March 1, 2024; and (iii) 6,421 RSUs granted on March 1, 2022, which are subject to time-based vesting on March 1, 2025.

(12)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 5,690 PRSUs granted on March 1, 2021, which are subject to vesting on March 1, 2024, subject to performance conditions over fiscal years 2021-2023; and (ii) 6,421 PRSUs granted on March 1, 2022, which are subject to vesting on March 1, 2025, subject to performance conditions over fiscal years 2022-2024. Also includes 2,286 PRSUs granted on March 2, 2020, which are subject to vesting on March 1, 2023, subject to performance conditions over fiscal years 2020-2022. As of December 31, 2022, the performance conditions had not yet been certified for these PRSUs. On February 2, 2023 the Compensation Committee determined that the minimum performance conditions for these PRSUs were not achieved and 100% of these PRSUs were forfeited.

(13)	Mr. Calafiore voluntarily separated employment as of August 31, 2022 and all unvested and/or unpaid LTI awards were forfeited and cancelled as of such date.

2022 Option Exercises and Stock Vested

The following table sets forth information regarding RSUs and PRSUs that vested during the fiscal year ended December 31, 2022. No options were exercised during the fiscal year ended December 31, 2022.

Name	Option Awards		Stock Awards

	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

J. Christopher Barry	—	—	53,523	$2,917,539

Matthew K. Harbaugh	—	—	—	—

Michael Farrington	—	—	3,212	$175,087

Nathaniel B. Sisitsky	—	—	8,029	$437,660

Dale Wolf	—	—	4,015	$218,858

Massimo Calafiore	—	—	8,699	$474,183

(1)	The value realized on vesting is determined by multiplying (i) the number of shares that vested during 2022, times (ii) the closing price of our common stock on Nasdaq on the applicable vesting date.

2023 Annual Meeting of Stockholders	61	NuVasive, Inc. Proxy Statement

EXECUTIVE COMPENSATION (CONT.)

2022 Non-Qualified Deferred Compensation

Pursuant to the NuVasive, Inc. Deferred Compensation Plan, individuals holding a position of Vice President or higher, as well as non-employee members of the Board, may voluntarily elect to defer cash compensation prior to the year in which the compensation is earned. Eligible employee participants may defer up to 75% of base salary and/or up to 100% of their annual bonus into the Deferred Compensation Plan. Amounts deferred are credited to an unfunded account maintained by the Company on behalf of the participant, which account is deemed invested in and earns a rate of return based upon certain self-directed investment options offered under the Deferred Compensation Plan. Accounts under the Deferred Compensation Plan may also be credited with a discretionary Company contribution, although no such discretionary contribution was made for 2022 or at any other time since the Deferred Compensation Plan’s inception. Participant account balances under the Deferred Compensation Plan are paid by the Company upon the participant’s retirement or separation from service, or on other specified dates, in a lump sum form or in installments according to a schedule elected in advance by the participant. The following table sets forth certain information regarding the account balance for Mr. Wolf under the Deferred Compensation Plan, who was the only NEO who participated in the Deferred Compensation Plan during 2022:

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End(3)

Dale Wolf	—	—	$ (22,449)	$ 30,594	$ 105,637

(1)	Mr. Wolf elected not to defer any compensation during 2022.

(2)

Represents net amounts debited from Mr. Wolf’s account in 2022 as a result of performance of the investment vehicles in which prior year deferrals were deemed invested. These amounts do not represent above-market earnings and thus are not reported in the Summary Compensation Table.

(3)	Aggregate balance includes deferrals under the NuVasive, Inc. Deferred Compensation Plan in 2019, 2020, and 2021.

2023 Annual Meeting of Stockholders	62	NuVasive, Inc. Proxy Statement

EXECUTIVE COMPENSATION (CONT.)

Potential Payments Upon Termination or Change in Control

The following tables reflect estimates of the amounts which would be paid out to our NEOs upon an applicable termination event (with different scenarios outlined on a column-by-column basis). The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. For purposes of the tables below, an effective date of December 31, 2022 was used and the target award amount was used for performance-based awards with performance periods not yet completed.

The following table describes the potential payments upon termination of employment or change in control of NuVasive for J. Christopher Barry, NuVasive’s Chief Executive Officer, assuming an effective date of December 31, 2022:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”		Termination due to Death or Disability	Termination Following Change in Control (2)

Cash Severance	—	$4,781,250	(3)	—	$8,800,047	(4)

LTI Award Acceleration (5)	—	—		$10,179,324	$10,179,324

Health Benefits (6)	—	$87,402		—	$87,402

Outplacement Services	—	$25,000		—	—

Total:	—	$4,893,652		$10,179,324	$19,066,773

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $900,000 with annual incentive opportunity equal to 125% of base salary.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) (ii) or termination by Mr. Barry for “good reason”, in each case within two years of a change in control.

(3)

As the CEO, Mr. Barry is eligible to receive a severance benefit equal to two times the sum of his annual base salary and target annual bonus, plus an additional amount with respect to the annual bonus for year of termination, payable based on actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) two times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the applicable prior LTI award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $41.24 per share (the closing price as of December 31, 2022). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Barry may also hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

The following table describes the potential payments upon termination or change in control of NuVasive for Matthew K. Harbaugh, NuVasive’s Executive Vice President, Chief Financial Officer, assuming an effective date of December 31, 2022.

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”		Termination due to Death or Disability	Termination Following Change in Control (2)

Cash Severance	—	$847,000	(3)	—	$3,410,045	(4)

LTI Award Acceleration (5)	—	—		$3,523,806	$3,523,806

Health Benefits	—	$42,909	(6)	—	$87,535	(7)

Outplacement Services	—	$25,000		—	—

Total:	—	$914,909		$3,523,806	$7,021,386

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $550,000 with annual incentive opportunity equal to 90% of base salary.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) (ii) or termination by Mr. Harbaugh for “good reason”, in each case within two years of a change in control.

(3)

Reflects a severance benefit equal to one times the executive’s annual base salary plus an additional amount with respect to the annual bonus for year of termination, payable based on lesser of target or actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) two times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual LTI award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $41.24 per share (the closing price as of December 31, 2022). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Harbaugh may also hold additional shares of Company stock.

2023 Annual Meeting of Stockholders	63	NuVasive, Inc. Proxy Statement

EXECUTIVE COMPENSATION (CONT.)

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 12 months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

The following table describes the potential payments upon termination or change in control of NuVasive for Michael Farrington, NuVasive’s Senior Vice President, People and Culture, assuming an effective date of December 31, 2022:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”		Termination due to Death or Disability	Termination Following Change in Control (2)

Cash Severance	—	$509,879	(3)	—	$1,024,623	(4)

LTI Award Acceleration (5)	—	—		$776,736	$776,736

Health Benefits	—	$37,453	(6)	—	$76,404	(7)

Outplacement Services	—	$25,000		—	—

Total:	—	$572,332		$776,736	$1,877,763

(1)

Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $350,000 with annual incentive opportunity equal to 60% of base salary. Mr. Farrington’s eligible earnings for purposes of the 2022 Bonus Plan are prorated based on his salary increase from $325,000 to $350,000 in connection with his new role of Senior Vice President, People and Culture, effective September 5, 2022.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) or (ii) termination by Mr. Farrington for “good reason”, in each case within two years of a change in control.

(3)

Reflects a severance benefit equal to one times the executive’s annual base salary plus an additional amount with respect to the annual bonus for year of termination, payable based on lesser of target or actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) 1.5 times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, and (ii) a pro rata portion of the executive’s annual bonus for the year of termination.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $41.24 per share (the closing price on December 31, 2022). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Farrington may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 12 months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

The following table describes the potential payments upon termination or change in control of NuVasive for Nathaniel B. Sisitsky, Esq., NuVasive’s Senior Vice President, General Counsel and Corporate Secretary, assuming an effective date of December 31, 2022:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”		Termination due to Death or Disability	Termination Following Change in Control (2)

Cash Severance	—	$603,045	(3)	—	$1,377,590	(4)

LTI Award Acceleration (5)	—	—		$1,520,579	$1,520,579

Health Benefits	—	$36,662	(6)	—	$74,791	(7)

Outplacement Services	—	$25,000		—	—

Total:	—	$664,707		$1,520,579	$2,972,960

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $415,893 with annual incentive opportunity equal to 60% of base salary.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) or (ii) termination by Mr. Sisitsky for “good reason”, in each case within two years of a change in control.

(3)

Reflects a severance benefit equal to one times the executive’s annual base salary plus an additional amount with respect to the annual bonus for year of termination, payable based on lesser of target or actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) 1.5 times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, and (ii) a pro rata portion of the executive’s annual bonus for the year of termination.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $41.24 per share (the closing price on December 31, 2022). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Sisitsky may also have vested Company stock options and/or hold additional shares of Company stock.

2023 Annual Meeting of Stockholders	64	NuVasive, Inc. Proxy Statement

EXECUTIVE COMPENSATION (CONT.)

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 12 months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

The following table describes the potential payments upon termination or change in control of NuVasive for Dale Wolf, NuVasive’s Senior Vice President, Global Operations, assuming an effective date of December 31, 2022:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”		Termination due to Death or Disability	Termination Following Change in Control (2)

Cash Severance	—	$574,653	(3)	—	$1,214,055	(4)

LTI Award Acceleration (5)	—	—		$1,431,739	$1,431,739

Health Benefits	—	$12,950	(6)	—	$26,418	(7)

Outplacement Services	—	$25,000		—	—

Total:	—	$612,603		$1,431,739	$2,672,212

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $404,685 with annual incentive opportunity equal to 60% of base salary.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) or (ii) termination by Mr. Wolf for “good reason”, in each case within two years of a change in control.

(3)

Reflects a severance benefit equal to one times the executive’s annual base salary plus an additional amount with respect to the annual bonus for year of termination, payable based on lesser of target or actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) 1.5 times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, and (ii) a pro rata portion of the executive’s annual bonus for the year of termination.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $41.24 per share (the closing price as of December 31, 2022). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Wolf may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 12 months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

As discussed above in the CD&A, Massimo Calafiore, NuVasive’s former Executive Vice President, Global Commercial (through August 31, 2022) voluntarily resigned to become the chief executive officer of a privately-held orthopedics technology company and was no longer affiliated with the Company as of December 31, 2022. Accordingly, he did not receive any payments in connection with the termination of his employment and all unvested and/or unpaid LTI awards were forfeited and cancelled.

2023 Annual Meeting of Stockholders	65	NuVasive, Inc. Proxy Statement

Pay Versus Performance Table
The following table provides information concerning specified executive compensation and financial performance measures for the completed fiscal years ended December 31, 2022, 2021 and 2020. In accordance with the transitional relief under the SEC rules, only three years of information is required as this is the Company’s first year of disclosure under Item 402(v) of
Regulation S-K.

					Value of Initial Fixed $100 Investment Based On:

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non- PEO NEOs (4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	Net Income (Loss) (in thousands) (7)	Net Sales Growth (% over prior year and as adjusted) (8)

2022	$8,077,095	$5,497,309	$1,714,238	$755,108	$53.32	$97.35	$40,407	8.5%

2021	$7,632,250	$6,762,740	$1,802,161	$1,352,410	$67.86	$144.19	$(64,086)	7.4%

2020	$4,819,006	$370,966	$2,070,875	$908,713	$72.83	$139.52	$(37,153)	-10.2%

(1)
For all years, the Company’s Principal Executive Officer (PEO) was Mr. Barry, our Chief Executive Officer. The dollar amounts reported in the column “Summary Compensation Table Total for PEO” are the amounts of total compensation reported for Mr. Barry for each corresponding year in the “Total” column of the Summary Compensation Table set forth above.

(2)
The dollar amounts reported in the column “Compensation Actually Paid to PEO” are computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Barry during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Barry’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO

2022	$ 8,077,095	$ (5,000,093)	$ 2,420,307	$ 5,497,309

2021	$ 7,632,250	$ (4,700,005)	$ 3,830,495	$ 6,762,740

2020	$ 4,819,006	$ (3,375,088)	$ (1,072,952)	$ 370,966

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. No dividends or other earnings have been paid on any equity awards. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year that are Outstanding and Unvested as of the End of the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value since End of Prior Fiscal Year of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments

2022	$3,782,863	$(1,471,208)	$—	$108,652	$—	$2,420,307

2021	$4,009,367	$(1,060,770)	$—	$881,898	$—	$3,830,495

2020	$2,896,827	$(3,383,728)	$—	$(586,051)	$—	$(1,072,952)

2023 Annual Meeting of Stockholders	66	NuVasive, Inc. Proxy Statement

EXECUTIVE COMPENSATION (CONT.)

(3)
The dollar amounts reported in the column “Average Summary Compensation Table Total for
Non-PEO
NEOs” represent the average of the amounts reported for our NEOs as a group (excluding Mr. Barry, who has served as our CEO since 2018) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Barry) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Massimo Calafiore, Matthew Harbaugh, Michael Farrington, Nathaniel Sisitsky, and Dale Wolf; (ii) for 2021, Brent Boucher, Massimo Calafiore, Matthew Harbaugh, Nathaniel Sisitsky, and Dale Wolf; and (iii) for 2020, Massimo Calafiore, Matthew Harbaugh, Matthew Link, Nathaniel Sisitsky, and Lucas Vitale.

(4)
The dollar amounts reported in the column “Average Compensation Actually Paid to
Non-PEO
NEOs” are computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Barry) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Barry) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO NEOs

2022	$ 1,714,238	$ (920,063)	$ (39,067)	$ 755,108

2021	$ 1,802,161	$ (975,068)	$ 525,317	$ 1,352,410

2020	$ 2,070,875	$ (973,541)	$ (188,621)	$ 908,713

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year that are Outstanding and Unvested as of the End of the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value since End of Prior Fiscal Year of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Average Equity Award Adjustments

2022	$ 514,494	$ (239,927)	$ —	$ (101,071)	$ (212,563)	$ (39,067)

2021	$ 678,231	$ (151,832)	$ —	$ 30,542	$ (31,624)	$ 525,317

2020	$ 478,028	$ (626,964)	$ —	$ (39,685)	$ —	$ (188,621)

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period. We have never declared or paid cash dividends on our capital stock.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the same as used in the stock performance graph in our Form
10-K
and is the following published industry index: Nasdaq Medical Equipment.

(7)	The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.

(8)
“
Net Sales Growth
” means the amount of growth, measured as a percentage, in GAAP net sales as publicly reported in our earnings press release for a completed fiscal year, adjusted to exclude the effect of currency fluctuations and the financial impact of substantial acquisitions and divestitures, as compared to the prior completed fiscal year. Due to the significant impact of
COVID-19,
certain awards granted during fiscal year 2021 utilized a fixed baseline amount to measure growth instead of actual Net Sales Growth for the fiscal year ended December 31, 2020. While we use several financial and nonfinancial performance measures for the purpose of evaluating performance under our compensation programs, we have determined that Net Sales Growth is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by us to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance.

Financial Performance Measures.
As described in greater detail in the CD&A, our executive compensation program is designed to attract, motivate and retain talented executives who drive the Company’s success and enable long-term stockholder value creation by: (i) profitably growing the business and prudently managing risk; (ii) linking a significant portion of our NEOs’ target compensation to performance-based results; and, (iii) appropriately aligning compensation with both short- and long-term Company performance goals. The metrics that we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance are as follows:

•	Net Sales Growth;

•	Non-GAAP operating margin; and

•	Company TSR (implicit in RSUs with time-based vesting which increase in value through stock price appreciation).

2023 Annual Meeting of Stockholders	67	NuVasive, Inc. Proxy Statement

EXECUTIVE COMPENSATION (CONT.)

Analysis of the Information Presented in the Pay versus Performance Table.
As described in more detail in the CD&A, our executive compensation program links a significant portion of our NEOs’ target compensation to performance-based results. While we utilize several performance measures to align executive compensation with Company performance, all of these measures are not presented in the Pay Versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. Additionally, given that a significant amount of the values in the columns for compensation actually paid to our PEO and the other NEOs are based on our stock price as of a particular date in time, and specifically under the SEC rules, the last day of the applicable fiscal year, it is important to note that the values could have been substantially different if other dates were chosen. To illustrate, in 2020, our stock price fluctuated from a low of $28.55 per share to a high of $81.79 per share, with the closing stock price of $56.33 on December 31, 2020 representing 69% of our
52-week
high for 2020 and 197% of our
52-week
low for 2020. Accordingly, the values in the columns for compensation actually paid to our PEO and the other NEOs could have been significantly less or more if other dates were chosen. Pursuant to Item 402(v) of Regulation
S-K,
we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Compensation Actually Paid and Cumulative TSR.
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Barry and the average amount of compensation actually paid to our NEOs as a group (excluding Mr. Barry) is generally aligned with our cumulative TSR for fiscal years 2021 and 2022. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant component of the compensation actually paid to Mr. Barry and to the other NEOs is comprised of equity awards. As described in more detail in the CD&A, a substantial portion of our NEO’s target total annual direct compensation is variable with performance, including stock price performance. For fiscal year 2020, the
COVID-19
pandemic significantly impacted our business and results of operations and our stock price decreased from $77.34 as of December 31, 2019 to $56.33 as of December 31, 2020. The large decrease in stock price, coupled with fair value adjustments of previously granted PRSUs due to a reduction in the probability of achievement of performance criteria, resulted in compensation actually paid to Mr. Barry of $370,966 for 2020.

2023 Annual Meeting of Stockholders	68	NuVasive, Inc. Proxy Statement

EXECUTIVE COMPENSATION (CONT.)

Compensation Actually Paid and Net Income.
The following graph presents the amount of compensation actually paid to Mr. Barry and the average amount of compensation actually paid to our NEOs as a group (excluding Mr. Barry) compared to our net income for fiscal years 2020, 2021 and 2022. We do not use net income as a performance measure in our overall executive compensation program, although net income can be correlated with non-GAAP
operating margin which we do use for setting goals under the annual bonus plan and as a component of PRSUs. As described in more detail in the CD&A, approximately 15% – 20% of the value of total compensation awarded to our NEOs consists of amounts determined under the annual cash bonus plan intended to provide a financial incentive based on the achievement of specifically defined annual performance measures.

Compensation Actually Paid and Net Sales Growth.
The following graph shows the amount of compensation actually paid to Mr. Barry and the average amount of compensation actually paid to our NEOs as a group (excluding Mr. Barry) as compared with Net Sales Growth over the three years presented in the table. As described above, Net Sales Growth is defined as the amount of growth, measured as a percentage, in GAAP net sales as publicly reported in our earnings press release for a completed fiscal year, adjusted to exclude the effect of currency fluctuations and the financial impact of substantial acquisitions and divestitures, as compared to the prior completed fiscal year. While we use several financial and non-financial
performance measures for the purpose of evaluating performance of our compensation programs, we have determined that Net Sales Growth is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by us to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to Company performance. As described in more detail in the CD&A, we utilize Net Sales Growth for setting goals under the annual bonus plan and as the main performance measure for the PRSUs awarded to NEOs.

2023 Annual Meeting of Stockholders	69	NuVasive, Inc. Proxy Statement

EXECUTIVE COMPENSATION (CONT.)

Cumulative TSR of the Company and Cumulative TSR of the Peer Group.
The following graph compares the cumulative total stockholder return data on our common stock with the cumulative return of the Nasdaq Medical Equipment Index over the three-year period ended December 31, 2022. The graph assumes that $100 was invested on December 31, 2019 in our common stock and the Nasdaq Medical Equipment Index, and the reinvestment of any dividends. The stock price performance shown in the graph is not necessarily indicative of future stock price performance.

2023 Annual Meeting of Stockholders	70	NuVasive, Inc. Proxy Statement

Director Compensation
In this section of the Proxy Statement, we discuss the compensation program and compensation paid to our Board of Directors.
Director Compensation Overview
NuVasive’s standard Director compensation program for
non-employee
Directors includes cash retainers (paid quarterly), pursuant to the
Non-Employee
Director Cash Compensation Plan, and an annual equity award, as set forth below.

Annual Cash Retainer

Board Member Retainer	$70,000

Board Chair*	$125,000

Lead Independent Director*	$25,000

Audit Committee Chair*	$20,000

Compensation Committee Chair*	$20,000

Nominating, Corporate Governance and Compliance Committee Chair*	$10,000

Annual Equity Award

Time-Based Restricted Stock Units	$190,000

*
Board Chair, Lead Independent Director, and Committee Chair retainers are in addition to the other retainers. As discussed above, we currently do not have a Lead Independent Director as Mr. Wolterman serves as Board Chair and is an independent Director.

Cash Retainers.
During 2022, we paid our Directors a cash retainer for their service as a Board member, plus additional retainers for service as Board Chair or Chair of a Board Committee.
Non-employee
Directors may defer all or a portion of their cash retainer into NuVasive’s Deferred Compensation Plan, a non-qualified
defined contribution plan, as further described above.
Equity Awards.
The compensation program for
non-employee
Directors includes an annual RSU award (with
one-year
cliff vesting), which is designed to align with each year of service on the Board. For continuing non-employee
Directors, the annual RSU award is granted on the date of the annual meeting of stockholders. For newly-elected non-employee
Directors, the annual RSU award is granted upon election to the Board, with a grant value pro-rated
based on length of service prior to the next annual meeting of stockholders. In each case, the annual RSU award will vest on the earlier of the one-year
anniversary of the grant date and the next annual meeting of stockholders.
All RSU awards granted to
non-employee
Directors are settled upon the earlier of (i) the Director’s separation from service within the meaning of IRS Code Section 409A (as defined in the equity plan governing the RSU), or (ii) immediately prior to the consummation of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of IRS Code Section 409A; provided, however, that, the Directors have the option to make a deferral election for settlement of each RSU award on an earlier, specified date (no sooner than the vesting date).
Under our stock ownership guidelines, our
non-employee
Directors are required to hold a number of shares of the Company’s common stock with a value equal to five times the annual cash retainer for Board service paid to non-employee
Directors. Each
non-employee
Director is required to achieve this ownership guideline within five years of becoming a non-employee
Director. All of our
non-employee
Directors are in compliance with our stock ownership guidelines.
On February 8, 2023, we entered into the Merger Agreement with Globus Medical. For details regarding the impact the completion of the proposed transaction with Globus Medical would have on the unvested equity awards then held by our non-employee
Directors, please refer to the Definitive Merger Proxy Statement on Schedule 14A filed with the SEC on March 28, 2023.

2023 Annual Meeting of Stockholders	71	NuVasive, Inc. Proxy Statement

DIRECTOR COMPENSATION (CONT.)

Director Compensation Table
The following table summarizes Director compensation during the fiscal year ended December 31, 2022:

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	All Other Compensation (3) ($)	Total ($)

Daniel J. Wolterman (4)	$215,000	$190,006	—	$405,006

Vickie L. Capps	$90,000	$190,006	—	$280,006

John A. DeFord, Ph.D.	$70,000	$190,006	—	$260,006

Robert F. Friel	$70,000	$190,006	—	$260,006

R. Scott Huennekens	$70,000	$190,006	—	$260,006

Siddhartha C. Kadia, Ph.D.	$70,000	$190,006	—	$260,006

Leslie V. Norwalk, Esq.	$80,000	$190,006	—	$270,006

Amy Belt Raimundo	$70,000	$190,006	—	$260,006

Donald J. Rosenberg, Esq. (5)	$35,000	—	—	$35,000

(1)
As discussed above, Mr. Barry joined NuVasive as CEO on November 5, 2018 and was also appointed by the Company’s Board of Directors to serve as a Director as of such date. As compensation information for Mr. Barry is included in the “Executive Compensation – 2022 Summary Compensation Table” above, these amounts are not separately provided in the Director Summary Compensation Table. Dr. DeFord, Mr. Friel, and Mr. Rosenberg each elected to defer 100% of their cash retainer for 2022 under NuVasive’s Deferred Compensation Plan.

(2)
Represents the grant date valuation of annual Director RSU awards computed in accordance with the FASB ASC Topic 718. The value of RSUs is based on the stock price on the date of grant. For more information on how this amount is calculated, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form
10-K
filed with the SEC on February 22, 2023. For 2022, each of our Directors who were then serving received 3,788 RSUs on May 11, 2022, which are subject to vesting on the earlier of the one-year
anniversary of the grant date and the next annual meeting of stockholders. No non-employee
Director had any other unvested stock awards or option awards outstanding as of December 31, 2022.

(3)	None of our Directors received perquisites or other personal benefits in an amount in excess of $10,000.

(4)	Mr. Wolterman has served as Board Chair since May 18, 2021.

(5)	On May 11, 2022, Mr. Rosenberg retired from the Board when his term as a Director expired.

2023 Annual Meeting of Stockholders	72	NuVasive, Inc. Proxy Statement

Proposal 4

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

At the Annual Meeting, our stockholders will be asked to approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers (“NEOs”).

Our Board recommends you vote in favor of “1 Year” on the proposal concerning the frequency of future advisory votes on the compensation of the Company’s named executive officers.

At the Company’s Annual Meeting of Stockholders held in 2011 and 2017, our stockholders approved an advisory vote providing for an annual vote on the compensation of our NEOs. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we solicit stockholder approval on the frequency of such vote at least once every six years. Accordingly, stockholders are being asked at the Annual Meeting to vote as to whether future advisory votes on the compensation of our NEOs should occur every one, two, or three years. You may vote for any one of the three options, or to abstain on the matter. For the reasons described below, our Board recommends our stockholders select a frequency of one year, or an annual vote.

Our Board believes that our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our stockholders. Our Board believes that, of the three choices, an annual vote on the compensation of our NEOs is the most appropriate choice based on a number of considerations, including the following:

•	Annual votes will allow stockholders to provide the Company with their direct input on the compensation philosophy, policies and practices as disclosed in the proxy statement every year; and

•

Annual votes are consistent with Company policies of annually seeking input from, and engaging in discussions with, the Company’s stockholders on corporate governance matters and executive compensation philosophy, policies and practices.

The Board believes that giving our stockholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our NEOs is a good corporate governance practice and is in the best interests of our stockholders, by allowing our stockholders to provide us with their input on our executive compensation philosophy, policies and practices as disclosed in our Proxy Statement every year. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal. The Company will continue to engage with stockholders on executive compensation between stockholder votes.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, or three years, or you can abstain from voting in response to the resolution set forth below.

“RESOLVED, that the Company’s stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC should be every year, every two years or every three years.”

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. In addition, your vote will not create or imply any additional fiduciary duty on the part of the Board and will not restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation.

2023 Annual Meeting of Stockholders	73	NuVasive, Inc. Proxy Statement

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION (CONT.)

Vote Required and Board Recommendation

Approval of the non-binding advisory vote on the frequency of future votes on the compensation of the Company’s Named Executive Officers will be determined by a plurality of votes, which means that the choice of frequency that receives the highest number of votes will be considered the advisory vote of the Company’s stockholders. As votes to “ABSTAIN” and broker non-votes are not counted as votes cast with respect to the resolution, they will have no effect on the outcome of the vote.

The Board of Directors recommends a vote in favor of “1 Year” on the proposal concerning the frequency of future advisory votes on the compensation of the Company’s named executive officers.

2023 Annual Meeting of Stockholders	74	NuVasive, Inc. Proxy Statement

Information about the Annual Meeting,

Voting and Proxy Materials

In this section of the Proxy Statement, we include information about the Annual Meeting, voting and the proxy materials for the Annual Meeting. This section is set up in a question and answer format with frequently asked questions and our responses.

Information about the Annual Meeting

When and where is the Annual Meeting?

The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in-person. We are committed to ensuring that our stockholders have the same rights and opportunities to participate in the Annual Meeting as they would if the Annual Meeting were being held as an in-person meeting at a physical location. To that end, stockholders will have the ability to attend the Annual Meeting, vote their shares electronically, and ask questions at the meeting, as discussed further below.

2023 Annual Meeting of Stockholders

Date: June 9, 2023	Time: 9:00 a.m. MT	Place: Virtual	Record Date: April 25, 2023

What is the purpose of the Annual Meeting?

Stockholders are being asked to vote on each of the following items of business at the Annual Meeting:

Proposal 1—Election of Directors To elect three “Class I” Directors to hold office until the 2026 Annual Meeting of Stockholders and until their successors are elected and qualified;	Proposal 4—“Say-on-Pay” Frequency To hold a non-binding advisory vote on the frequency of the stockholders’ advisory vote on the compensation of the Company’s named executive officers; and

Proposal 2—Ratification of Independent Auditor

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Proposal 3—Annual “Say-on-Pay” Vote To hold a non-binding advisory vote on the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2022;

2023 Annual Meeting of Stockholders	75	NuVasive, Inc. Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND PROXY MATERIALS (CONT.)

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, the Company is not aware of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named by the Board as proxy holders will have the discretionary authority to vote the shares represented by proxy on those matters. The Board has named Matthew K. Harbaugh (Executive Vice President and Chief Financial Officer) and Nathaniel B. Sisitsky (Senior Vice President, General Counsel and Corporate Secretary) as proxy holders. If, for any reason, any of the nominees are not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Can I attend the Annual Meeting in-person?

No. The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the annual meeting in-person.

How do I participate in the virtual Annual Meeting?

To participate in the Annual Meeting, you must be a holder of shares of the Company’s common stock at the close of business on the Record Date, April 25, 2023, or hold a legal proxy for the meeting provided by your broker or nominee. To be admitted to the live webcast for the Annual Meeting you must register at www.proxydocs.com/NUVA by 5:00 p.m. Eastern Time on June 7, 2023 (the “Registration Deadline”). You will be asked to provide the control number located inside the shaded gray box on your proxy card (the “Control Number”) as described in the proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. Your broker or nominee will provide a voting instruction card for you to use.

We recommend that you log in 15 minutes before the start of the Annual Meeting to ensure sufficient time to complete the check-in procedures. The virtual meeting platform is fully supported across browsers (Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. If you encounter any technical difficulties logging onto www.proxydocs.com/NUVA or during the meeting, there will be a 1-800 number available to call for assistance. Technical support will be available 15 minutes prior to the start time of the meeting and through the conclusion of the meeting.

How do I ask a question at the Annual Meeting?

The Annual Meeting will include a question and answer session, during which we will answer questions submitted in accordance with the meeting rules posted on the meeting website and that are relevant to the company and meeting matters. Stockholders will have an opportunity to submit written questions via the internet at any time during the meeting by following the instructions that will be available on the meeting website.

Is it possible that the Annual Meeting may be postponed?

The Annual Meeting may be adjourned or postponed, if needed, as provided by the Bylaws and pursuant to Delaware law. Unless a new record date is fixed, your proxy will still be valid and may be voted at any adjourned or postponed meeting. You will still be able to change or revoke your proxy until it is voted at the reconvened or rescheduled meeting.

Information about Voting

Who is entitled to vote at the Annual Meeting?

If you were a holder of shares of the Company’s common stock on the Record Date, April 25, 2023, you are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 52,348,998 shares of our common stock outstanding. Each share of common stock is entitled to one vote. As summarized below, there are some distinctions between shares owned by “stockholders of record” and shares owned beneficially in “street name.” In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting, Monday through Friday between the hours of 9:00 a.m. and 4:00 p.m. local time at our principal executive offices located at 12101 Airport Way, Broomfield, CO 80021.

2023 Annual Meeting of Stockholders	76	NuVasive, Inc. Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND PROXY MATERIALS (CONT.)

How do I vote my shares?

If you are a “stockholder of record”, you may vote your shares by proxy by submitting them in advance of the Annual Meeting by internet, telephone or mail. You may also vote your shares at the virtual Annual Meeting.

Vote by Internet	Go to the web address www.proxypush.com/NUVA and follow the instructions for internet voting as shown on the proxy card.

Vote by Telephone	Dial 1-866-217-7017 and follow the instructions for telephone voting shown on the proxy card.

Vote by Mail	If you do not wish to vote via the internet or by telephone, you can complete, sign, date and mail the proxy card in the envelope provided. If you vote via the internet or by telephone, please do not mail your proxy card. If you vote by mail, your completed proxy card must be received prior to the Annual Meeting.

Vote at the Virtual Annual Meeting	You may vote during the virtual meeting by following the instructions available on the meeting website at www.proxydocs.com/NUVA. To be admitted to the Annual Meeting, you must register by the Registration Deadline and provide the Control Number as described in the proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. We recommend you submit your vote by proxy prior to the date of the Annual Meeting even if you plan to attend the meeting virtually via the internet.

The internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares for the matters before our stockholders as described in the proxy materials and confirm that your voting instructions have been properly recorded.

If your shares are held through a broker (typically referred to as being held in “street name”), you will receive separate voting instructions from your broker. You must follow the voting instructions provided by your broker in order to instruct your broker on how to vote your shares. Stockholders who hold shares in street name should generally be able to vote by returning the voting instruction card to their broker or by telephone or via the internet. However, the availability of telephone or internet voting will depend on the voting process of your broker. Your broker may vote your shares on the proposal to ratify our independent auditor, but will not be permitted to vote your shares with respect to the other proposals before our stockholders as described in this Proxy Statement unless you provide instructions to your broker as to how to vote your shares for such other proposals.

What does it mean to be a “stockholder of record”?

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. As a stockholder of record, you may vote your shares by proxy by submitting them in advance of the Annual Meeting by internet, telephone or mail. You may also vote your shares at the virtual Annual Meeting by following the instructions available on the meeting website (subject to registration prior to the Registration Deadline). We have enclosed or sent a proxy card for you to use. You may also submit voting instructions by internet or telephone, as described below under the heading “How do I vote my shares?”

What does it mean to beneficially own shares in “street name”?

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization (we will refer to those organizations collectively as “broker”). If this is the case, the Proxy Statement was forwarded to you by your broker. As the beneficial owner of shares of NuVasive, you have the right to direct your broker on how to vote the shares in your account by following the voting instructions your broker provides. You are also invited to attend the Annual Meeting virtually via the internet so long as you register to attend the Annual Meeting at www.proxydocs.com/NUVA by the Registration Deadline. Your broker will provide a voting instruction card for you to use.

2023 Annual Meeting of Stockholders	77	NuVasive, Inc. Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND PROXY MATERIALS (CONT.)

What is the difference between a “proxy card” and a “voting instruction card”?

If you are a stockholder of record, we have enclosed or sent a proxy card for you to use. If you beneficially own your shares in street name, your broker will provide a voting instruction card for you to use. The proxy card is prepared by and provided to stockholders of record by the Company. The voting instruction card is prepared by and provided to stockholders owning shares in street name by their broker.

What if I hold my shares in “street name” and I do not provide voting instructions to my broker?

If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. Proposal 2—Ratification of the Independent Auditor is a matter considered routine under applicable rules. Proposal 1—Election of Directors, Proposal 3—Annual “Say-on-Pay Vote”, and Proposal 4—“Say-on-Pay” Frequency are non-routine matters.

How does the Board recommend that I vote my shares?

The Board recommends that you vote your shares:

•  “FOR” the election of each of the “Class I” Director nominees,

•  “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm,

•  “FOR” approval (on a non-binding advisory basis) of the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement, and

•  In favor of “1 Year” on the proposal concerning the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by: (a) providing new voting instructions by telephone or via the internet as described above; (b) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at NuVasive’s principal executive offices located at 12101 Airport Way, Broomfield, CO 80021, or (c) voting during the Annual Meeting by following the instructions available on the meeting website. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote at the Annual Meeting. If you beneficially hold shares in street name, you must contact the broker or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

How are the votes counted?

The Company’s Bylaws provide that a majority of all the outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, and “broker non-votes” will be counted for purposes of determining the presence or absence of a quorum. A “broker non-vote” occurs when your broker submits a proxy card for your shares of common stock held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions.

In the election of Directors and for proposals 2 and 3, you may vote “FOR”, “AGAINST”, or “ABSTAIN”. For proposal 4, “Say-on-Pay” Frequency, you may vote “1 YEAR”, “2 YEARS”, “3 YEARS”, or “ABSTAIN”. A vote of “ABSTAIN” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. An abstention will have no effect for Proposal 1—Election of Directors and Proposal 4—“Say-on-Pay” Frequency, and will have the same effect as a negative vote with respect to: Proposal 2—Ratification of Independent Auditor and Proposal 3—Annual “Say-on-Pay Vote”. If no instructions are indicated, the shares will be voted as recommended by the Board unless you submit your proxy card through a broker and your broker does not indicate a vote on a particular matter because your broker has not received voting instructions from you. If the Company receives a proxy card with a broker non-vote, your proxy will be voted “FOR” Proposal 2—Ratification of Independent Auditor and it will not be included as a vote with respect to: Proposal 1—Election of Directors, Proposal 3—Annual “Say-on-Pay Vote”, and Proposal 4—“Say-on-Pay” Frequency.

2023 Annual Meeting of Stockholders	78	NuVasive, Inc. Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND PROXY MATERIALS (CONT.)

What are the voting requirements to elect the Directors and to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1—Election of Directors	Majority of votes cast	No
Proposal 2—Ratification of Independent Auditor	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon	Yes
Proposal 3—Annual “Say-on-Pay” Vote	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon	No
Proposal 4—“Say-on-Pay” Frequency	Plurality of votes cast	No
To transact such other business	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon	No

What is the Company’s majority vote policy for elections of Directors?

Under our Bylaws, Directors must be elected by a majority of the votes cast in uncontested elections, such as the election of Directors at the Annual Meeting. This means that the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a Director nominee. Any nominee who does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. Within 90 days of the certification of the election vote, the Nominating Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast.

Is cumulative voting permitted for the election of Directors?

No. You may not cumulate your votes for the election of Directors.

Who will count votes at the Annual Meeting?

We have engaged Mediant Communications to serve as the tabulator of votes and our Board has designated Nathaniel B. Sisitsky, Senior Vice President, General Counsel and Corporate Secretary, to serve as the Inspector of Election.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish the final results by filing a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting.

Information about Proxy materials

Why am I receiving these materials?

We are sending this Proxy Statement and the accompanying proxy materials to you in connection with the solicitation by the Board of Directors of NuVasive of proxies to be voted at the Company’s 2023 Annual Meeting of Stockholders to be held virtually via the internet on June 9, 2023, and at any postponements or adjournments of the Annual Meeting.

Who pays the costs of the proxy solicitation?

The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, Directors and Company employees may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders. The Company has retained Innisfree M&A Incorporated (with offices at 501 Madison Avenue, 20th Floor, New York, New York 10022) to assist in the solicitation of proxies in connection with the Annual Meeting. The Company will pay such firm customary fees, expected to be no more than $20,000, plus expenses.

2023 Annual Meeting of Stockholders	79	NuVasive, Inc. Proxy Statement

Other Information

In this section of the Proxy Statement, we provide information about other matters, including our approach to “householding” of Annual Meeting materials, requirements for submissions and notices for proposals for the 2024 Annual Meeting, and the potential for transactions in other business at the Annual Meeting.

Stockholders Sharing the Same Address

We have adopted “householding,” a procedure approved by the SEC under which NuVasive stockholders who share an address will receive a single copy of the 2022 Annual Report or Proxy Statement, as applicable, addressed to those stockholders, unless one or more of these stockholders notifies us that they wish to receive individual copies. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution. If you reside at the same address as another NuVasive stockholder and wish to receive a separate copy of the applicable materials, you may do so by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 210-2129 or by mail to: 7475 Lusk Blvd., San Diego, CA 92121, Attn: Investor Relations Department. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of the proxy materials.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report or Proxy Statement, as applicable, who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or the Company by telephone at (858) 210-2129 or by mail to 7475 Lusk Blvd., San Diego, CA 92121, Attn: Investor Relations Department.

Stockholder Proposals for the 2024 Annual Meeting

We will hold our 2024 Annual Meeting of Stockholders only if the Merger has not already been completed by the date for which the 2024 Annual Meeting of Stockholders is scheduled.

Stockholders interested in submitting a proposal for inclusion in our proxy materials for our 2024 Annual Meeting of Stockholders must do so by sending such proposal to our Corporate Secretary at our principal executive offices located at 12101 Airport Way, Broomfield, CO 80021, Attention: Corporate Secretary. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2024 Annual Meeting of Stockholders is January 9, 2024; provided, however, that, in the event that the Company holds the annual meeting of stockholders to be held in 2024 more than 30 days before or after the one-year anniversary date of our 2023 Annual Meeting, the Company will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2024 Annual Meeting of Stockholders, any such stockholder proposal must be received by our Corporate Secretary on or before January 9, 2024 (subject to Company adjustment as provided above), and comply with the procedures and requirements in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws discussed below. Any stockholder proposal received after January 9, 2024 (or any Company-directed amended date as provided above) or that fails to comply with the procedures and requirements under Rule 14a-8 will not be included in our proxy materials. Stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

2023 Annual Meeting of Stockholders	80	NuVasive, Inc. Proxy Statement

OTHER INFORMATION (CONT.)

Advance Notice for Proposals for Business to be Discussed at the 2024 Annual Meeting

The Company’s Bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a Director of the Board. The Company’s Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a Director must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the 120th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., February 10, 2024), nor later than the close of business on the 90th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., March 11, 2024). However, the Bylaws also provide that, in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 days from the previous year’s annual meeting as specified in the Company’s notice of meeting, this advance notice must be given not earlier than the 120th day, nor later than the close of business on the later of the 90th day, prior to the date of such annual meeting, or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a Director of the Board. Further, in addition to satisfying the requirements of our Bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Securities Exchange Act of 1934, as amended, no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., April 10, 2024), except that, in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 calendar days from the previous year’s annual meeting, then notice must be provided by the later of 60 calendar days prior to the date of such annual meeting or the 10th calendar day following the day on which public announcement of the date of such annual meeting is first made by the Company. A copy of our Bylaws may be obtained by written request to the Corporate Secretary at our principal executive offices located at 12101 Airport Way, Broomfield, CO 80021.

Transaction of Other Business

At the date of this Proxy Statement, the only business the Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,

J. Christopher Barry, Chief Executive Officer

May 8, 2023

2023 Annual Meeting of Stockholders	81	NuVasive, Inc. Proxy Statement

Appendix A

This Proxy Statement includes information regarding our non-GAAP operating margin and non-GAAP diluted earnings per share, which are performance metrics in our executive compensation program. These non-GAAP financial measures are not calculated in accordance with GAAP and exclude amortization of intangible assets, business transition costs, purchased in-process research and development, non-cash purchase accounting adjustments, inventory charges associated with product withdrawals, certain foreign currency impacts and related items in connection with acquisitions, investments and divestitures, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses from strategic investments, and other significant one-time items. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful information regarding our operating performance for the reasons discussed in the Proxy Statement. These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

For the Year Ended December 31, 2022

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited - in thousands, except per share data)

	Gross Profit	Operating Profit	Net Income	Diluted EPS[7]	Diluted WASO[8]

Reported GAAP	$865,435	$88,416	$40,407	$0.76	57,359

% of net sales	72.0%	7.4%

Non-cash purchase accounting adjustments on acquisitions[1]	557	557	557

Amortization of intangible assets		49,376	49,376

Litigation related expenses and settlements[2]		5,219	5,219

Business transition (benefit) costs[3]		(4,976)	(4,976)

European medical device regulation[4]		10,460	10,460

Net loss on strategic investments			2,837

Non-cash acquisition-related foreign currency impacts[5]			19,174

Tax effect of adjustments[6]			(19,111)

Adjusted Non-GAAP	$865,992	$149,052	$103,943	$1.98	52,535

% of net sales	72.0%	12.4%

(1)

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

(2)	Represents expenses and settlements associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.

(3)

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

(4)	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.

(5)	Represents non-cash adjustments to acquisition-related intercompany balances and contingent consideration liabilities held in a foreign currency.

(6)	Represents the impact from tax affecting the adjustments above at their statutory tax rate.

(7)	Reported GAAP diluted EPS is calculated using Net Income plus interest and debt issuance costs on senior convertible notes whose effect is dilutive, net of tax divided by diluted WASO.

(8)	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

2023 Annual Meeting of Stockholders	82	NuVasive, Inc. Proxy Statement

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/NUVA
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote

PHONE Call 1-866-217-7017
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions

MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online at www.proxydocs.com/NUVA

NuVasive, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 25, 2023

TIME:	Friday, June 9, 2023 9:00 AM, Mountain Time
PLACE:	Annual Meeting to be held live via the Internet - please visit

www.proxydocs.com/NUVA for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Matthew K. Harbaugh and Nathaniel B. Sisitsky, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of NuVasive, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

NuVasive, Inc.

Annual Meeting of Stockholders

Please make your marks like this:	X

The Board of Directors recommends that you vote your shares:

“FOR” the election of each of the “Class I” Director nominees,

“FOR” proposals 2 and 3, and

In favor of “1 Year” on proposal 4.

BOARD OF
DIRECTORS
	PROPOSAL	YOUR VOTE				RECOMMENDS
1	Election of Class I Directors
		FOR	AGAINST	ABSTAIN
	1.01 J. Christopher Barry	☐	☐	☐		FOR

	1.02 Leslie V. Norwalk, Esq.	☐	☐	☐		FOR

	1.03 Amy Belt Raimundo	☐	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐		FOR

3	Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2022.	☐	☐	☐		FOR
		1YR	2YR	3YR	ABSTAIN
4.	Approval of a non-binding advisory vote on the frequency of the stockholders’ advisory vote on the compensation of the Company’s named executive officers.	☐	☐	☐	☐	1 YEAR

You must register to attend the meeting online at www.proxydocs.com/NUVA

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date